Exhibit 10.1

SECOND AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of August 25, 2026 (this “Amendment”), is entered into among FIDELITY PRIVATE CREDIT COMPANY LLC (f/k/a FIDELITY PRIVATE CREDIT COMPANY II LLC) (the “Borrower”), solely with respect to Section 5.10 herein, the SUBSIDIARY GUARANTORS party hereto, the LENDERS and ISSUING BANKS party hereto and TRUIST BANK, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, as successor by merger to Fidelity Private Credit Company LLC (the “Original Borrower”), the Lenders and Issuing Banks party thereto, ING Capital LLC, as Valuation Agent, and the Administrative Agent are parties to that certain Senior Secured Revolving Credit Agreement dated as of June 16, 2025 (as amended by that certain Limited Consent and First Amendment to Senior Secured Revolving Credit Agreement, dated as of March 24, 2026, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders extended certain commitments and made certain loans to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to amend the Existing Credit Agreement, and the Lenders party hereto and the Administrative Agent have agreed to do so, on the terms and subject to the conditions contained in this Amendment; and

WHEREAS, the Borrower and the other parties hereto desire to amend the Existing Credit Agreement to make certain changes, as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Existing Credit Agreement, the parties hereto agree as follows:

SECTION 1.
Definitions. All capitalized terms not otherwise defined herein are used as defined in (or by reference in) the Existing Credit Agreement as amended hereby.
SECTION 2.
Amendments to Existing Credit Agreement.

Subject to the occurrence of the Second Amendment Effective Date (as defined below), the parties hereto hereby agree that:

(a)
The Existing Credit Agreement (excluding the Exhibits and Schedules thereto) is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

(b)
The Schedules to the Existing Credit Agreement are amended and restated in their entirety in the form of Exhibit B hereto.
(c)
Annex 4 to the Guarantee and Security Agreement is amended and restated in its entirety in the form of Exhibit C hereto.
SECTION 3.
Joinder of New Lenders. Subject to the occurrence of the Second Amendment Effective Date, each of the parties hereto hereby agrees that each of the Lenders (including certain existing Lenders becoming a Revolving Lender with a new Class of Revolving Commitment) listed on Schedule I hereto (each, a “New Lender” and, collectively, the “New Lenders”) will (and does hereby) become a “Revolving Lender” under and for all purposes of the Credit Agreement with a Commitment of a Class and amount as set forth on Schedule I hereto and hereby agrees to be bound by and comply with all of the terms and provisions of the Credit Agreement applicable to it as a “Revolving Lender” thereunder and that it will perform all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Revolving Lender. Each New Lender represents and warrants that it has full power and authority, and has taken all action necessary, to execute this Amendment and to consummate the transactions contemplated hereby and to become a Revolving Lender under the Credit Agreement. For the avoidance of doubt, the Commitments of each Lender (including the New Lenders) shall be as set forth in Schedule I of the Credit Agreement, as amended and restated hereby as set forth in Exhibit B hereto.
SECTION 4.
Conditions Precedent. Sections 2 and 3 hereof shall become effective on the date (the “Second Amendment Effective Date”) when the Administrative Agent shall have received:
(a)
from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment;
(b)
a customary favorable written opinion (addressed to the Administrative Agent and the Lenders party hereto and dated as of the Second Amendment Effective Date) of counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent and the Lenders party hereto);
(c)
such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Obligors, this Amendment or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel; and
(d)
evidence of the payment by the Borrower of any fees and expenses due and owing by the Borrower to the Lenders and the Administrative Agent as of the date hereof.

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SECTION 5.
Miscellaneous.
5.1.
Representations and Warranties. The Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date, both immediately before and after giving effect to this Amendment and (iii) its representations and warranties as set forth in the Loan Documents, as applicable, are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof, or, as to any such representation or warranty that refers to a specific date, as of such specific date.
5.2.
References to Existing Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Existing Credit Agreement, as amended hereby, and each reference to the Existing Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended hereby.
5.3.
Effect on Existing Agreements. Except as specifically amended above, the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. This Amendment does not constitute a novation or termination of the Credit Agreement Obligations (as defined in the Guarantee and Security Agreement) under the Existing Credit Agreement as in effect immediately prior to the effectiveness of this Amendment and which remain outstanding.
5.4.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Existing Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein. The parties hereto hereby agree that this Amendment is a Loan Document.
5.5.
Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)
This Amendment and any claim, controversy, dispute, proceeding or cause of action (whether in contract, tort or otherwise and whether at law or in equity) based upon or arising out of this Amendment and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.
(b)
Each party to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby

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irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against the Borrower or its properties in the courts of any jurisdiction.
(c)
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5(c).
5.6.
Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).
5.7.
Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
5.8.
Counterparts; Electronic Execution.
(a)
This Amendment may be executed by the parties hereto in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed to be an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic communication (e.g., pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
(b)
The words “execution,” “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (and, for the avoidance of doubt, electronic

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signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
5.9.
Assignment and Reallocation of Existing Revolving Loans. On the Second Amendment Effective Date, the Borrower shall (i) prepay the outstanding Revolving Loans (if any) of each affected Class in full and (ii) simultaneously borrow new Revolving Loans of such Class in an amount equal to such prepayment (in the case of Term Benchmark Loans, with Relevant Rates equal to the outstanding Relevant Rates and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s); provided that for any outstanding Interest Period of less than one (1) month, the Interest Period will be deemed equal to one (1) month), as applicable (as modified hereby); provided that, with respect to subclauses (i) and (ii), (x) the prepayment to, and borrowing from, any Revolving Lender shall be effected by book entry to the extent that any portion of the amount of Revolving Loans prepaid to such Revolving Lender will be subsequently borrowed as Revolving Loans from such Revolving Lender, and (y) the existing Revolving Lenders and the New Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, immediately after giving effect thereto, the Revolving Loans of such Class are held ratably by the Revolving Lenders (including the New Lenders) of such Class in accordance with the respective Revolving Commitments of such Class of such Revolving Lenders (immediately after giving effect to this Amendment), which, for the purposes of the Credit Agreement and each other Loan Document, will be as set forth opposite such Person’s name on Schedule I to the Credit Agreement (as amended by this Amendment). Concurrently therewith, the Revolving Lenders of such Class shall be deemed to have assigned and transferred their participation interests in any outstanding Swingline Loans and Letters of Credit of such Class among themselves, in a manner acceptable to the Administrative Agent, so that such interests are held ratably in accordance with their Revolving Commitments of such Class (immediately after giving effect to this Amendment). Each of the Lenders party hereto hereby agrees that no amounts shall be required to be paid to such Lender under Section 2.15 of the Credit Agreement in connection with the reallocation described in this Section 5.9.
5.10.
Reaffirmation. As of the Merger Date, the Borrower assumed all of the obligations and liabilities of the Original Borrower under the Existing Credit Agreement and the other Loan Documents and agreed to be bound thereby as if the Borrower were an original party to the Existing Credit Agreement. Each of the Borrower and each Subsidiary Guarantor hereby reaffirms, ratifies and confirms that after giving effect to this Amendment and the transactions contemplated hereby, the Liens and other security interests granted by the Obligors pursuant to, and the terms and conditions of, the Guarantee and Security Agreement and the other Security Documents remain unaltered and in full force and effect and secure the Secured Obligations. Each Subsidiary Guarantor executing this Amendment solely with respect to this Section 5.10 hereby confirms that, after giving effect to this Amendment and the transactions contemplated hereby, its Guarantee under the Guarantee and Security Agreement remains unaltered and in full force and effect and continue to guarantee the Guaranteed Obligations (as defined in the Guarantee and Security Agreement) as amended hereby.

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5.11.
Collateral Agent. The Collateral Agent, executing this Amendment solely with respect to this Section 5.11, hereby consents, pursuant to Section 9.02(c) of the Existing Credit Agreement, to the spreading of the Liens granted under the Security Documents to secure such additional obligations resulting from the increase in the aggregate Commitments as a result of this Amendment and as set forth in Schedule I of the Credit Agreement as amended and restated hereby.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIDELITY PRIVATE CREDIT COMPANY LLC,
as Borrower

By:	/s/ Robert Gannon
Name: Robert Gannon
Title: Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Second Amendment

TRUIST BANK,
as the Administrative Agent, an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Madison Waterfield
Name: Madison Waterfield
Title: Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Second Amendment

TRUIST BANK,
solely with respect to Section 5.11, as the Collateral Agent

By:	/s/ Madison Waterfield
Name: Madison Waterfield
Title: Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Second Amendment

SUMITOMO MITSUI BANKING CORPORATION,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Brett Austin
Name: Brett Austin
Title: Managing Director

Signature Page to Second Amendment

ING CAPITAL LLC,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By:	/s/ Richard Troxel
Name: Richard Troxel
Title: Director

Signature Page to Second Amendment

MUFG BANK, LTD., New York Branch,
as a Lender

By:	/s/ Christian Hauswirth
Name: Christian Hauswirth
Title: Director

Signature Page to Second Amendment

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender

By:	/s/ Kathryn Lagroix
Name: Kathryn Lagroix
Title: Managing Director

Signature Page to Second Amendment

PNC BANK, NATIONAL ASSOCIATION,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Michael Wiederecht
Name: Michael Wiederecht
Title: Senior Vice President

Signature Page to Second Amendment

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Timothy Chan
Name: Timothy Chan
Title: Senior Vice President

Signature Page to Second Amendment

Agreed and acknowledged solely with respect to Section 5.10.

FIDELITY DIRECT LENDING FUND I BLOCKER LLC,

as Subsidiary Guarantor

By: Fidelity Private Credit Company LLC, as sole member

By:	/s/ Robert Gannon
Name: Robert Gannon
Title: Vice President

FDLF CA SPE LLC,

as Subsidiary Guarantor

By: Fidelity Private Credit Company LLC, as sole member

By:	/s/ Robert Gannon
Name: Robert Gannon
Title: Vice President

Signature Page to Second Amendment

SCHEDULE I

Commitments of New Lenders

New Lender	Dollar Commitment	Multicurrency Commitment

PNC Bank, National Association	$0	$100,000,000
U.S. Bank, National Association	$0	$50,000,000

EXHIBIT A

[Attached]

Exhibit A to ~~Limited Consent and First~~Second Amendment to

Senior Secured Revolving Credit Agreement

Senior Secured Revolving Credit Agreement

dated as of

June 16, 2025

and

as amended by the Limited Consent and First Amendment to Senior Secured Revolving Credit Agreement dated as of March 24, 2026 and by the Second Amendment to Senior Secured Revolving Credit Agreement dated as of August 25, 2026 among

FIDELITY PRIVATE CREDIT COMPANY LLC

as Borrower

The Lenders and Issuing Banks Party Hereto

and

truist bank
as Administrative Agent

$~~430,000,000~~600,000,000

__________________

ING CAPITAL LLC

as Valuation Agent

TRUIST SECURITIES, iNC.

ING CAPITAL LLC and

SUMITOMO MITSUI BANKING CORPORATION
as Joint Book Runners and Joint Lead Arrangers

MUFG BANK, LTD. and

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers

-i-

(continued)

-ii-

(continued)

SECTION 5.06. Books and Records; Inspection Rights	116
SECTION 5.07. Compliance with Laws; Anti-Corruption; Sanctions	~~116~~117
SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances	117
SECTION 5.09. Use of Proceeds	119
SECTION 5.10. Status of RIC and BDC	120
SECTION 5.11. Investment and Valuation Policies	120
SECTION 5.12. Portfolio Valuation and Diversification, Etc.	120
SECTION 5.13. Calculation of Borrowing Base	~~125~~126
Article VI Negative Covenants	~~137~~138
SECTION 6.01. Indebtedness	~~137~~138
SECTION 6.02. Liens	140
SECTION 6.03. Fundamental Changes and Dispositions of Assets	~~141~~142
SECTION 6.04. Investments	144
SECTION 6.05. Restricted Payments	~~145~~146
SECTION 6.06. Certain Restrictions on Significant Subsidiaries	~~146~~147
SECTION 6.07. Certain Financial Covenants	147
SECTION 6.08. Transactions with Affiliates	147
SECTION 6.09. Lines of Business	148
SECTION 6.10. No Further Negative Pledge	148
SECTION 6.11. Modifications of Certain Documents	~~148~~149
SECTION 6.12. Payments of Other Indebtedness	149
SECTION 6.13. Outbound Investment Rules	~~149~~150
SECTION 6.14. Plan Assets	150
Article VII Events of Default	150
SECTION 7.01. Events of Default	150
Article VIII The Administrative Agent	~~154~~155
SECTION 8.01. The Administrative Agent	~~154~~155
SECTION 8.02. Certain ERISA Matters	~~157~~158
SECTION 8.03. Erroneous Payments.	~~158~~159
Article IX Miscellaneous	~~161~~162
SECTION 9.01. Notices; Electronic Communications	~~161~~162

-iii-

(continued)

SECTION 9.02. Waivers; Amendments	~~163~~164
SECTION 9.03. Expenses; Indemnity; Damage Waiver	~~167~~168
SECTION 9.04. Successors and Assigns	~~170~~171
SECTION 9.05. Survival	~~174~~175
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution	~~174~~175
SECTION 9.07. Severability	~~175~~176
SECTION 9.08. Right of Setoff	~~175~~176
SECTION 9.09. Governing Law; Jurisdiction; Etc.	~~175~~176
SECTION 9.10. WAIVER OF JURY TRIAL	~~176~~177
SECTION 9.11. Judgment Currency	177
SECTION 9.12. Headings	~~177~~178
SECTION 9.13. Treatment of Certain Information; Confidentiality	~~177~~178
SECTION 9.14. Certain Notices	~~179~~180
SECTION 9.15. Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~179~~180
SECTION 9.16. No Fiduciary Duty	~~180~~181
SECTION 9.17. Acknowledgment Regarding Any Supported QFCs	181
SECTION 9.18. Termination	~~181~~182
SECTION 9.19. Limited Recourse	~~181~~182
SECTION 9.20. Interest Rate Limitation	~~181~~182
SECTION 9.21. Lender Information Reporting	~~182~~183
SECTION 9.22. Representations and Warranties of the Lenders.	~~182~~183

-iv-

(continued)

SCHEDULES

Schedule I	Commitments

Schedule II	Material Agreements; Liens

Schedule III	[Reserved]

Schedule IV	Subsidiaries; Investments

Schedule V	Transactions with Affiliates

Schedule VI	Industry Classification Groups

Schedule VII	Approved Dealer; Approved Pricing Services

Schedule VIII	Excluded Assets

Schedule IX	Swingline Lenders and Issuing Banks

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption

EXHIBIT B	Form of Borrowing Base Certificate

EXHIBIT C	Form of Borrowing Request

EXHIBIT D	Form of Interest Election Request

EXHIBIT E	Form of Promissory Note

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Senior Secured Revolving Credit Agreement dated as of June 16, 2025 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, this “Agreement”), among FIDELITY PRIVATE CREDIT COMPANY LLC (the “Borrower”), the Lenders and ISSUING BANKS party hereto, TRUIST BANK, as Administrative Agent, and ING CAPITAL LLC, as Valuation Agent.

The Borrower has requested that the Lenders provide the credit facilities described herein under this Agreement on the terms specified herein to, inter alia, extend credit to the Borrower ~~in an initial aggregate principal or face amount not exceeding $430,000,000 at any one time outstanding~~. The Lenders are prepared to extend credit on the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

Article I

Definitions
SECTION 1.01.
Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors (provided that Cash Collateral for outstanding Letters of Credit shall not be treated as a portion of the Portfolio Investments).

“Adjusted EURIBO Rate” means with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the product of (a) the EURIBO Rate for Euros for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided, that, if the Adjusted EURIBO Rate shall be less than zero (0.00%), such rate shall be deemed to be zero (0.00%) for purposes of this Agreement.

“Adjusted Gross Borrowing Base” means (i) the Gross Borrowing Base plus (ii) the amount of any cash held in any “collection” (or similar) account of any Excluded Asset that is a “collateralized loan obligation” (a “CLO”) or is otherwise subject to a third-party financing whereby a trustee or similar third party administers the “collection” (or similar) account periodic “waterfall” payments therefrom, in each case, that is reflected on a “payment date schedule” or similar distribution statement (in each case, which may be a draft so long as the amount to be distributed has been finalized) to be irrevocably distributed (subject only to the lapse of time for a period not to exceed thirty (30) days from the date of such schedule or statement), directly or indirectly, to an Obligor on the next payment date or similar distribution date for such Excluded Asset.

“Administrative Agent” means Truist Bank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Advisor” means Fidelity Diversifying Solutions LLC or any of its Affiliates that are organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person at any time, another Person that at such time directly, or indirectly through one (1) or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified at such time. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by such specified Person in the ordinary course of business.

“Affiliate Agreement” means (x) prior to the Merger Date, the Investment Advisory Agreement, dated as of May 10, 2023, by and between the Borrower and Fidelity Diversifying Solutions LLC and (y) after the Merger Date, the Investment Advisory Agreement, dated on or about March 18, 2026, by and between the Borrower and Fidelity Diversifying Solutions LLC.

“Agreed Foreign Currency” means, at any time, any of CAD, GBP, EUR and AUD, and, with the agreement of each Multicurrency Lender and Multicurrency Issuing Bank, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (a) such Foreign Currency is dealt with in the relevant local market for obtaining quotations, and (b) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Revolving Loan hereunder or to permit any Issuing Bank to issue (or to make payment under) any Letter of Credit denominated in such Foreign Currency and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon (or to repay any LC Disbursement under a Letter of Credit denominated in such Foreign Currency), unless such authorization has been obtained and is in full force and effect.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the rate per annum equal to Term SOFR for an interest period of one (1) month plus 1.00%. Notwithstanding the foregoing, if the Alternate Base Rate, determined as set forth above, shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR (or successor therefore) shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR (or successor therefore), respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain a quotation in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means ~~all~~the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and all other laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to money laundering.

“Applicable Currencies” means Dollars and each Agreed Foreign Currency.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments.

“Applicable Margin” means: if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is (a) less than the product of 1.60 and the Combined Debt Amount, (i) with respect to any ABR Loan, 0.875% per annum; and (ii) with respect to any Index Rate Loan, Term Benchmark Loan or RFR Loan, 1.875% per annum; or (b) equal to or greater than the product of 1.60 and the Combined Debt Amount, (i) with respect to any ABR Loan, 0.750% per annum; and (ii) with respect to any Index Rate Loan, Term Benchmark Loan or RFR loan, 1.750% per annum. Any change in the Applicable Margin due to a change in the ratio of the Gross Borrowing Base to the Combined Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered, the Applicable Margin shall be the Applicable Margin set forth in clause (a) above to and including the date on which the required Borrowing Base Certificate is delivered.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Term Loans and total Revolving Commitments of such Lender. If the Revolving

Commitments have terminated or expired, the Applicable Percentages previously based on such Revolving Commitments shall be determined based upon the existing Revolving Credit Exposure.

“Applicable Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the aggregate total Revolving Commitments of such Lender. If the Revolving Commitments have terminated or expired, the Applicable Revolving Percentages previously based on such Revolving Commitments shall be determined based upon the existing Revolving Credit Exposure.

“Approved Dealer” means (a) in the case of any Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, and (c) in the case of any foreign Portfolio Investment, any foreign bank or broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule VII or any other bank or broker-dealer or Affiliate thereof acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule VII or any other pricing or quotation service approved by the Advisor (so long as it has the necessary delegated authority) or the board of directors (or the appropriate committee thereof with the necessary delegated authority) of the Borrower and designated in writing to the Administrative Agent (which designation, if approved by the board of directors of the Borrower, shall be accompanied by a copy of a resolution of the board of directors of the Borrower (or the appropriate committee thereof with the necessary delegated authority) that such pricing or quotation service has been approved by the Borrower).

“Approved Third-Party Appraiser” means each of (a) Houlihan Lokey, Inc., (b) Lincoln International LLC, (c) Kroll Inc., (d) Valuation Research Corporation, (e) Alvarez & Marsal, (f) Citrin Cooperman and (g) any other third party appraiser selected by the Borrower in its reasonable discretion.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of total assets of the Borrower and its Subsidiaries, less all liabilities and indebtedness not represented by Senior Securities of the Borrower and its Subsidiaries, to (b) the aggregate amount of Senior Securities representing indebtedness, in each case, of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders, declarations, opinions, relief or letters issued by the SEC). The calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive relief or order granted or issued by the SEC with respect to the Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee to which the Borrower or any other Obligor is a party. The outstanding utilized notional amount of any Credit Default Swap where an Obligor is a protection seller, in each case, less the value of the margin posted by the Borrower or any of its Subsidiaries thereunder at such time shall be treated as a Senior Security of the Borrower for the purposes of calculating the Asset Coverage Ratio.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or such other form as is reasonably acceptable to the Administrative Agent and the Borrower.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e).

“AUD” and “A$” denote the lawful currency of the Commonwealth of Australia.

“AUD Rate” means, with respect to any Interest Period, the rate per annum equal to the Bank Bill Swap Reference Bid rate or a successor thereto approved by the Administrative Agent (“BBSY”) as published by Bloomberg (or such other page or commercially available source providing BBSY (Bid) quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at or about 10:30 a.m. (Melbourne, Australia time) on the day that is two Term Benchmark Banking Days for AUD prior to the first day of the Interest Period with a term equivalent to such Interest Period (the “AUD Screen Rate”). If the AUD Screen Rate shall be less than zero (0.00%), the AUD Rate shall be deemed to be zero (0.00%) for purposes of this Agreement.

“AUD Screen Rate” has the meaning specified in the definition of “AUD Rate”.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Revolving Commitments in full.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Applicable Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act of 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Basel IV” means any amendment, replacement or refinement of Basel III known as “Basel IV”.

“Benchmark” means, initially, with respect to any Loans denominated in (a) Dollars, the Term SOFR Reference Rate, (b) CAD, the Term CORRA Reference Rate, (c) GBP, the Daily Simple RFR, and (d) any other Applicable Currency, the Relevant Rate for such Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date has occurred with respect to the Term SOFR Reference Rate, the Term CORRA Reference Rate, the Daily Simple RFR or such Relevant Rate, as applicable, then “Benchmark” shall mean the applicable Benchmark Replacement for such Applicable Currency to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event:

(1) where a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, ~~the sum of: (a)~~ Daily Simple SOFR ~~and (b) 0.10%~~;

(2) where a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, ~~the sum of: (a)~~ Daily Simple CORRA ~~and (b) 0.29547%~~; and

(3) where a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the Term CORRA Reference Rate and the rate cannot be determined by the Administrative Agent pursuant to clause (1) or (2) above, as applicable, or where a Benchmark Transition Event has occurred with respect to a Benchmark other than the Term SOFR Reference Rate or the Term CORRA Reference Rate, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the Applicable Currency giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention in the United States for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the Applicable Currency at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark for an Applicable Currency with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the Applicable Currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the Applicable Currency in the U.S. syndicated loan market at such time.

“Benchmark Replacement Date” means, (x) with respect to any Benchmark (other than the Term SOFR Reference Rate or the Term CORRA Reference Rate), the earliest to occur of the following events with respect to such then-current Benchmark and (y) with respect to the Term SOFR Reference Rate or the Term CORRA Reference Rate, a date and time determined by the Administrative Agent in its reasonable discretion, which date shall be no later than the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), including the Board, the NYFRB or the Bank of Canada, as applicable, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership or control to the extent required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble of this Agreement. After the Merger Date, “Borrower” shall mean the Surviving Entity, as successor by merger to Fidelity Private Credit Company LLC.

“Borrowing” means (a) all ABR Loans of the same Class and Type made, converted or continued on the same date, (b) all Index Rate Loans of the same Class and Type made, converted or continued on the same date, (c) all Term Benchmark Loans of the same Class and Type denominated in the same Currency that have the same Interest Period, (d) all RFR Loans of the same Class and Type denominated in the same Currency, (e) a Pro-Rata Borrowing and/or (f) a Swingline Loan, as applicable.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B or such other form as is reasonably acceptable to the Administrative Agent and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which, if in writing, shall be substantially in the form of Exhibit C (or such other form as is reasonably acceptable to the Administrative Agent) and signed by the Borrower.

“Borrowing Value” means, as of any date, the sum of the products obtained by multiplying (i) the Value of each Portfolio Investment in the Borrowing Base and (ii) the applicable Advance Rate for such Portfolio Investment. With respect to any limitation set forth in Section 5.13 that is based on Borrowing Value, such Borrowing Value shall be determined after giving effect to the portfolio limitations and valuation criteria specified in Section 5.13 (other than any adjustment required pursuant to paragraphs (d) and (e) thereof). For the avoidance of doubt, (a) to avoid double-counting of excess concentrations, any Advance Rate reductions set forth in Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent the Borrowing Value is required to be reduced to comply with Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments to be excluded from the Borrowing Value to effect such reduction.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in relation to Index Rate Loans or Term Benchmark Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such Index Rate Loan or Term Benchmark Loan, or any other dealings in the applicable Currency of such Index Rate Loan or Term Benchmark Loan, the term “Business Day” shall also exclude any day that is not a Term Benchmark Banking Day for such Currency and (b) when used in relation to RFR Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in GBP, the term “Business Day” shall also exclude any day that is not a RFR Business Day.

“CAD” and “C$” denote the lawful currency of Canada.

“CAD Screen Rate” has the meaning assigned to such term in the definition of “Term CORRA”.

“Calculation Amount” means, as of the end of any Testing Period, an amount equal to the greater of: (a) (i) 125% of the Adjusted Covered Debt Balance (as of the end of such Testing Period) minus (ii) the aggregate Value of all Quoted Investments (including, without duplication, Market Value Investments) included in the Borrowing Base (as of the end of such Testing Period) and (b) 10% of the aggregate Value of all Unquoted Investments included in the Borrowing Base (as of the end of such Testing Period); provided that in no event shall more than 25% (or, if clause (b) applies, 10%, or as near thereto as reasonably practicable) of the aggregate Value of the Unquoted Investments in the Borrowing Base be tested in respect of any applicable Testing Period; and provided, further, that notwithstanding anything to the contrary in this Agreement, Market Value Investments shall be deemed to be Quoted Investments for purposes of this definition.

“Canadian Business Day” means, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Canada.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion), and (ii) the rate per annum equal to Term CORRA plus 1.00%; provided, that if any of the above rates shall be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Canadian Prime Rate CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, any change in GAAP after December 15, 2018 that would require an operating lease to be treated similar to a capital lease shall not be given effect hereunder.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one (1) or more of the following obligations:

(a)
U.S. Government Securities, in each case maturing within one (1) year from the date of acquisition thereof;
(b)
investments in commercial paper or other short-term corporate obligations maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);
(c)
investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof in which the Principal Financial Center in respect of any Agreed Foreign Currency is located; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such investment shall also have an equivalent credit rating from any other rating agency);
(d)
fully collateralized repurchase agreements with a term of not more than thirty (30) days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s (or if only one of S&P or Moody’s provides such rating, such Approved Dealer shall also have an equivalent credit rating from any other rating agency);
(e)
money market funds that invest and which are restricted by their respective charters to invest, substantially all of their assets in investments of the type described in the immediately preceding clauses (a) through (d) above (including as to credit quality and maturity);
(f)
a Reinvestment Agreement;
(g)
money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “Aam-G” by S&P, respectively; and
(h)
any of the following offered by the Custodian (or any successor custodian or other entity acting in a similar capacity with respect to the Borrower) (I) money market deposit accounts, (II) eurodollar time deposits, (III) commercial eurodollar sweep services or (IV) open commercial paper services, in each case, having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s and maturing not later than two hundred seventy (270) days from the date of acquisition thereof;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit, repurchase agreements or the money market funds described in clause (e) of this definition of “Cash Equivalents”) shall not include any such investment representing more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Central Bank Rate” means the greater of (A) the sum of (i) for any Loan denominated in (x) GBP, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (y) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time or (z) any other Agreed Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (B) 0%.

“Central Bank Rate Adjustment” means, for any date, for any Loan denominated in (A) GBP, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of GBP in effect on the last RFR Business Day in such period, (B) Euros, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the five most recent Term Benchmark Banking Days for Euro preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBO Screen Rate applicable during such period of five Term Benchmark Banking Days for Euro) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Term Benchmark Banking Day for Euro in such period and (C) any other Agreed Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For the purposes of this definition, (x) the term “Central Bank Rate” shall be determined disregarding clause (A)(ii) of the definition of such term and (y) each of the EURIBO Rate on any day shall be based on the EURIBO Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Foreign Currency for a maturity of one month.

“Change in Control” means the Advisor ceases to be the investment advisor for the Borrower.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation or treaty after the Effective Date, (b) any change in any law, rule or regulation or treaty or in the administration, interpretation, or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or Basel IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Term Loans or Revolving Loans and, (a) in the case of a Term Loan, each Incremental Term Loan funded on a different Commitment Increase Date may be treated as its own Class, and (b) in the case of a Revolving Loan, whether such Loan is a, or the Loans constituting such Borrowing are, Dollar Loan(s), Multicurrency Loan(s) or Swingline Loan(s), as applicable; when used in reference to any Lender, refers to whether such Lender is a Term Lender or a Revolving Lender and, (x) in the case of any Term Lender, each Incremental Term Lender funding Incremental Term Loans on a different Commitment Increase Date may be treated as its own Class, and (y) in the case of any Revolving Lender, whether such Lender is a Dollar Lender or a Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment or Revolving Commitment and, (1) in the case of any Term Commitment, each Incremental Term Commitment with respect to Incremental Term Loans funded on a different Commitment Increase Date to be treated as its own Class), and (2) in the case of any Revolving Commitment, whether such Commitment is a Dollar Commitment or a Multicurrency Commitment and, when used in reference to any LC Exposure, refers to whether such LC Exposure is a Dollar LC Exposure or a Multicurrency LC Exposure.

“CLO Securities” means debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (i.e. securities consisting of a combination of debt and equity securities that are issued in effect as a unit) including synthetic securities that provide synthetic credit exposure to debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (or other investments, including any interests held to comply with applicable risk retention requirements, that similarly represent an investment in underlying pools of leveraged portfolios), that, in each case, entitle the holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means Truist Bank, in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Lien of the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (subject to Permitted Liens), provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected (subject to Permitted Liens under clause (g) of the definition thereof) security interest pursuant to a valid Uniform Commercial Code filing, such Portfolio Investment may be included in the Collateral Pool so long as all remaining actions to complete “Delivery” are satisfied in full within the longest period of (i) seven (7) days of such inclusion and (ii) as the Collateral Agent may agree in its reasonable discretion.

“Combined Debt Amount” means, as of any date, (i) the aggregate principal amount of Revolving Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (ii) the aggregate outstanding principal amount of Term Loans as of such date plus (iii) the aggregate principal amount of outstanding Designated Indebtedness and, without duplication, unused Designated Indebtedness Commitments (as defined in the Guarantee and Security Agreement) that have not expired or been terminated.

“Commitment” means, collectively, the Term Commitments and the Revolving Commitments.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e).

“Commitment Termination Date” means ~~June 15~~August 23, ~~2029~~2030.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Concurrent Transactions” means, with respect to any proposed action or transaction hereunder, (a) any acquisition or sale of Portfolio Investments or other property or assets, (b) any payment of outstanding Loans, cash collateralization of Letters of Credit as contemplated by Section 2.04(l), or payment of other Indebtedness that is included in the Covered Debt Amount, (c) any return of capital or other distribution or receipt of cash from any Investment, (d) any incurrence of Indebtedness and the use of proceeds thereof, (e) any sale of Equity Interests of the Borrower, and (f) any pro forma adjustments related to any of the actions or transactions described in the foregoing clauses (a) through (e), in each case, (x) that occurs substantially simultaneously with such proposed action or transaction and (y) is evidenced by a current Borrowing Base Certificate delivered by the Borrower (which may include any activities permitted to be included under clause (x) above).

“Conforming Changes” means with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Relevant Rate”, the definition of “Term SOFR Index Rate”, the definition of “Alternate Base Rate”, the definition of “Canadian Prime Rate”, the definition of “Business Day”, the definition of “Term Benchmark Banking Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, the definition of “Daily Simple RFR”, the definition of “RFR”, the definition of “RFR Business Day”, the definition of “RFR Interest Day”, the definition of “RFR Reference Day”, the definition of or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing and borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent (after consultation with the Borrower) decides in its reasonable discretion may be appropriate or reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (after consultation with the Borrower) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Group” has the meaning assigned to such term in Section 5.13(a).

“Contingent Borrowing Base Deficiency” means, at any time that any Contingent Secured Indebtedness is outstanding, if the inclusion of all such Contingent Secured Indebtedness and the Portfolio Investments subject to the underlying repurchase transactions in the Covered Debt Amount and the Borrowing Base, respectively, would result in a Borrowing Base Deficiency.

“Contingent Secured Indebtedness” means, on any date, Indebtedness of an Obligor (which may be guaranteed by one or more other Obligors) that (a) is incurred pursuant to one or more repurchase arrangements, (b) has a maturity at issuance of no more than 180 days (or, in the case of any renewal or extension thereof, 180 days after the then-current expiration date of such Contingent Secured Indebtedness) and (c) is not secured by any Collateral (other than by (x) any Portfolio Investment to the extent otherwise permitted to be transferred to an Excluded Asset hereunder, (y) the participation interest such Obligor sells or purports to sell in the underlying asset for such repurchase agreement(s) and such underlying asset or (z) any note or security issued by a Subsidiary of an Obligor that such Obligor sells or purports to sell, which economically represents the underlying asset for such repurchase agreement).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; provided, however, “Control” shall not include “negative” control or “blocking” rights that constitute “protective rights” whereby action cannot be taken without the vote or consent of any Person.

“Control Agreement” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Controlled Foreign Corporation” means any Subsidiary which is (i) a “controlled foreign corporation” (within the meaning of Section 957 of the Code), (ii) a subsidiary substantially all the assets of which consist of debt or equity in Subsidiaries described in clause (i) of this definition, or (iii) an entity treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting stock of a Subsidiary described in clause (i) or (ii) of this definition.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA Administrator.

“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).

“CORRA Administrator’s Website” means the website of the Bank of Canada or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.

“Covered Debt Amount” means, on any date, without duplication, (a) all of the Credit Exposures of all Lenders on such date plus (b) the aggregate principal amount of outstanding Permitted Indebtedness, Shorter Term Secured Indebtedness, Special Longer Term Unsecured Indebtedness, Shorter Term Unsecured Indebtedness and all Indebtedness incurred pursuant to Section 6.01(n) on such date minus (c) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(l) or otherwise backstopped in a manner satisfactory to the relevant Issuing Bank in its sole discretion; provided that the aggregate principal amount (whether incurred pursuant to Section 6.01(n) or otherwise) of all such Permitted Indebtedness consisting of Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness (other than Excess Special Longer Term Unsecured Indebtedness) (whether incurred pursuant to Section 6.01(n) or otherwise), and 50% of all such Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, any Excess Special Longer Term Unsecured Indebtedness) (whether incurred pursuant to Section 6.01(n) or otherwise) shall be excluded from the calculation of the Covered Debt Amount, in each case, to the extent then outstanding, until the date that is nine (9) months prior to the scheduled maturity date of such Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness, or Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, any Excess Special Longer Term Unsecured Indebtedness), as applicable; provided that to the extent, but only to the extent, any portion of such Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness, or Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, any Excess Special Longer Term Unsecured Indebtedness) is subject to a contractually scheduled amortization payment, other mandatory principal payment or mandatory redemption (it being understood that none of: (i) the conversion features into Permitted Equity Interests under convertible notes, (ii) the triggering and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest expense or fractional shares (which may be payable in cash), (iii) any customary voluntary prepayment provisions permitted by the terms thereof, (iv) any customary mandatory prepayment that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) or (v) any mandatory prepayment provisions as a result of any borrowing base or collateral base deficiency in any case shall constitute “amortization” for the purposes of this definition), earlier than six (6) months after the Maturity Date (in the case of Unsecured Indebtedness) or earlier than the original final maturity date of such Indebtedness (in the case of Special Longer Term Unsecured Indebtedness, or Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, any Excess Special Longer Term Unsecured Indebtedness)), such portion of such Indebtedness, to the extent then outstanding, but only to the extent of such portion, shall be included in the calculation of the Covered Debt Amount beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment, other mandatory principal payment or mandatory redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed. For the avoidance of doubt, for purposes of calculating the Covered Debt Amount, any convertible securities that constitute Indebtedness that is required to be included in the “Covered Debt Amount” will be included at the then outstanding principal balance thereof and in no event shall any Contingent Secured Indebtedness (whether incurred pursuant to Section 6.01(n) or otherwise) be included in the Covered Debt Amount other than for purposes of determining whether a Contingent Borrowing Base Deficiency has occurred or is continuing.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.17.

“Credit Default Swap” means any credit default swap entered into as a means to (i) invest in bonds, notes, loans, debentures or securities on a leveraged basis (including, without limitation, total return swaps) or (ii) hedge the default risk of bonds, notes, loans, debentures or securities.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loans plus such Lender’s Revolving Credit Exposure at such time.

“Currency” means Dollars or any Foreign Currency.

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Borrower and/or other Obligors holding Portfolio Investments, on behalf of the Borrower and/or such other Obligors or any successor in such capacity pursuant to a Custodian Agreement. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means (a) the Custodian Agreement, dated as of January 1, 2007, between State Street Bank and Trust Company and each of the “Investment Companies” party thereto and (b) any other custodian agreement by and among the applicable Obligor, the Custodian and any other parties from time to time party thereto in form and substance substantially similar to the Custodian Agreement described in clause (a) or otherwise reasonably acceptable to the Collateral Agent.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) Canadian Business Days prior to (i) if such CORRA Rate Day is a Canadian Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Canadian Business Day, the Canadian Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website. If by 5:00 p.m. (Toronto time) on the second (2nd) Canadian Business Day immediately following any CORRA Determination Date, the CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then the CORRA for such CORRA Determination Date will be the CORRA as published in respect of the first preceding Canadian Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided that any CORRA determined pursuant to this sentence shall be utilized for purposes of the calculation of Daily Simple CORRA for no more than three (3) consecutive CORRA Rate Days. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day (the “RFR Reference Day”) that is five RFR Business Days prior to (i) if such RFR Interest Day is a RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, ~~in each case, plus the applicable RFR Applicable Credit Adjustment Spread for the Interest Period in which such RFR Interest Day occurs,~~ and (b) 0.00%. If by 5:00 p.m. (London time), on the second Business Day immediately following any RFR Reference Day, SONIA in respect of such RFR Reference Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR has not occurred, then the SONIA for such RFR Reference Day will be the SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that SONIA as determined pursuant to this sentence shall be utilized for purposes of calculating the Daily Simple RFR for no more than three consecutive RFR Interest Days. Any change in Daily Simple RFR due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, the

SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loan, such Lender notifies the Administrative Agent and the Borrower in writing that such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent and the Borrower in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s commercially reasonable determination that a condition precedent to funding or extension of credit (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within two (2) Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) other than via an Undisclosed Administration, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) become the subject of a Bail-In Action or has a parent company that has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Indebtedness” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Designated Subsidiary” means:

1. an SBIC Subsidiary; or

2. (a) a direct or indirect Subsidiary of the Borrower or any other Obligor designated by the Borrower as a “Designated Subsidiary” which meets the following criteria:

(i) to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Investments, which engages in no material activities other than in connection with the purchasing, holding, transferring and financing of one (1) or more assets;

(ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (A) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (B) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary or any equity of such Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(iii) with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms, taken as a whole, not materially less favorable to such Obligor (excluding customary sale and contribution agreements and master purchase agreements entered into with a single purpose entity that is structured to be bankruptcy remote and master participation agreements) than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to any Standard Securitization Undertakings; and

(iv) to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings; or

(b) a direct or indirect Subsidiary of the Borrower or any other Obligor designated by the Borrower as a “Designated Subsidiary” and which meets the following criteria:

(i) such Subsidiary is the direct parent of any Designated Subsidiary referred to in clause (a);

(ii) such Subsidiary engages in no activities and has no assets (other than in connection with the transfer of assets to and from any Designated Subsidiary referred to in clause (a), its ownership of all of the Equity Interests of any Designated Subsidiary referred to in clause (a), any contracts, agreements, arrangements or arrangements not prohibited by clause (iii) below and Standard Securitization Undertakings) or liabilities (other than in connection with any contracts, agreements, arrangements or arrangements not prohibited by clause (iii) below and Standard Securitization Undertakings);

(iii) no Obligor has any material contract, agreement, arrangement or understanding with such holding company other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to any Standard Securitization Undertakings; and

(iv) no Obligor has any obligation to maintain or preserve such holding company’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

Any such designation under clauses (2)(a) and (2)(b) by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions set forth in clauses (2)(a) or (2)(b), it being understood and agreed that such designation under clauses (2)(a) and (2)(b) may be provided within a Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(d). For the avoidance of doubt, in the case of clause (2)(a), no Subsidiary Guarantor shall be designated as a Designated Subsidiary unless the Borrower shall be in compliance with Section 6.03(d) immediately after giving effect to any such designation. Each Subsidiary of a Designated Subsidiary shall be deemed to be a Designated Subsidiary and shall comply with the foregoing requirements of this definition. The parties hereby agree that the Subsidiaries identified as Designated Subsidiaries on Schedule IV hereto, shall each constitute a Designated Subsidiary so long as they comply with the foregoing requirements of this definition.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term “Disposition” or “Dispose” shall not include the disposition of Investments originated by the Borrower and immediately transferred to a Designated Subsidiary pursuant to a transaction not prohibited hereunder or any disposition of a Portfolio Investment received from an Excluded Asset and promptly transferred to another Excluded Asset pursuant to the terms of Section 6.03(i).

“Disqualified Equity Interests” means any Equity Interests of the Borrower that after issuance are subject to any agreement between the holder of such Equity Interests and the Borrower whereby the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate all such Equity Interests at any time prior to the first anniversary of the Maturity Date, other than (x) as a result of a change of control or asset sale, or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Equity Interests that are not Disqualified Equity Interests.

“Disqualified Lender” means (i) such Persons that have been identified in writing and mutually agreed between the Investment Advisor and the Administrative Agent from time to time as constituting “Disqualified Lenders”, (ii) any private or registered investment fund or vehicle that, as a material part of its investment program, regularly originates, purchases or trades middle market or broadly syndicated leverage loans or any Affiliate thereof or Person whose primary business is the management of such investment funds or vehicles (excluding any commercial or investment bank or pension fund or any such entity’s Affiliates; provided that, any such investment vehicle sponsored by a commercial or investment bank or pension fund shall be deemed a Disqualified Lender), (iii) any hedge fund investing principally in distressed investments; (iv) any activist hedge fund; or (v) any Affiliate of any of the foregoing.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Revolving Loans denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure permitted hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.08 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Commitment is set forth on Schedule I or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Commitments as of the ~~First~~Second Amendment Effective Date is $~~30,000,000~~50,000,000.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency at such time.

“Dollar Issuing Bank” means any Issuing Bank identified in Schedule IX (as amended from time to time pursuant to Section 2.08), and its successors in such capacity as provided in Section 2.05(j), that has agreed to issue Letters of Credit under its respective Dollar Commitment.

“Dollar LC Exposure” means a Dollar Lender’s LC Exposure under its Dollar Commitment.

“Dollar Lender” means the Persons listed on Schedule I as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or Incremental Assumption Agreement that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or Incremental Assumption Agreement or otherwise in accordance with the terms hereof.

“Dollar Loan” means a Revolving Loan made pursuant to the Dollar Commitments.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Controlled Foreign Corporation.

“EBITDA” means, with respect to any Portfolio Investment other than a Late-Stage Loan, the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment (together with all addbacks and exclusions as designated therein), and in any case that “EBITDA,” or such similar defined term is not defined in the relevant agreement relating to the applicable Portfolio Investment, the consolidated net income of the applicable Person and any of its parents or subsidiaries that are obligated pursuant to the relevant agreement relating to the applicable Portfolio Investment for such period (i) plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period, (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary, unusual or non-recurring losses in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate and (ii) less customary corresponding deductions.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. As used in this Agreement, “Equity

Interests” shall not include convertible debt unless and until such debt has been converted to capital stock or other Equity Interests.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a complete withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability on the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA).

“Erroneous Payment” has the meaning assigned to such term in Section 8.03(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.03(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.03(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR”, “€” and “Euro” denote the single currency of the Participating Member States.

“EURIBO Rate” means, for any Interest Period, in the case of any Term Benchmark Borrowing denominated in Euro, the Euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a term equal to the term of the relevant Interest Period appearing on the Bloomberg screen page (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Brussels time) two Term Benchmark Banking Days for Euro prior to the first day of such Interest Period (the “EURIBO Screen Rate”).

“EURIBO Screen Rate” has the meaning assigned to such term in the definition of “EURIBO Rate”.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Special Longer Term Unsecured Indebtedness” means any Special Longer Term Unsecured Indebtedness in excess of $250,000,000 at any one time outstanding.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any amount denominated in a currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at approximately 11:00 a.m. London time on such day as set forth on the Bloomberg World Currency Value Page for such currency. In the event that such rate does not appear on such Bloomberg Page (or on any successor or substitute page), the Exchange Rate shall be determined by reference to such other publicly available information service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, the Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. New York City time on such date for the purchase of Dollars with such currency for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Asset Lien” has the meaning assigned to such term in Section 6.02(e).

“Excluded Assets” means the entities identified as Excluded Assets in Schedule VIII hereto, any Permitted CLO Issuer, finance lease obligations, each Designated Subsidiary, and any similar assets or entities, in each case, in which any Obligor holds an interest on or after the Effective Date, and, in each case, their respective Subsidiaries, unless, in the case of any such asset or entity, the Borrower designates in writing to the Collateral Agent that such asset or entity is not to be an Excluded Asset.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation

(or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor (determined after giving effect to Section 3.11 of the Guarantee and Security Agreement and any other “Keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor) or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, (i) imposed by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender or any Issuing Bank, any United States federal withholding tax that is imposed on amounts payable to or on account of such Lender or Issuing Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date (i) such Lender or Issuing Bank becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19(b) or 9.02(d)) or (ii) such Lender or Issuing Bank designates a new lending office, except to the extent that such Lender or Issuing Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (c) Taxes attributable to such Lender or Issuing Bank’s failure to comply with Section 2.16(f), (g) or (h), and (d) any United States federal withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any cash received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business and any purchase price adjustment received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance (excluding, however, for the avoidance of doubt, proceeds of any issuance of Equity Interests and issuances of Indebtedness by any Obligor); provided that Extraordinary Receipts shall not include any (v) amounts that the Borrower receives from the Administrative Agent or any Lender pursuant to Section 2.16(i), (w) cash receipts to the extent received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto, (x) taxes paid or reasonably estimated to be payable by the Borrower or such other Obligor as a result of such cash receipts (after taking into account any available tax credits or deductions); provided that, if the amount of any estimated taxes pursuant to clause (x) exceeds the amount of taxes actually required to be paid in respect of any such event, the aggregate amount of such excess shall constitute Extraordinary Receipts (as of the date the Borrower determines such excess exists), (y) any costs, fees, commissions, premiums and expenses incurred by the Borrower or such other Obligor directly incidental to such cash receipts, including reasonable legal fees and expenses or (z) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings.

“Facility Termination Date” means the first date on which (a) the Commitments have expired or been terminated, (b) the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder (other than Unasserted Contingent Obligations) shall have been paid in full in cash, (c) all Letters of Credit shall have (w) expired, (x) terminated, (y) been cash collateralized or (z) otherwise been backstopped in a manner satisfactory to the relevant Issuing Bank in its sole discretion and (d) all LC Disbursements then outstanding shall have been reimbursed.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate, as determined as provided above, would otherwise be less than zero (0.00%), then the Federal Funds Effective Rate shall be deemed to be zero (0.00%) for purposes of this Agreement.

“Financial Officer” means the chief executive officer, chief financial officer, chief compliance officer, treasurer, assistant treasurer, vice president, managing director or director of corporate strategy of the Borrower.

“First Amendment” means that certain Limited Consent and First Amendment to Senior Secured Revolving Credit Agreement, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders and Issuing Banks party thereto, and the Administrative Agent, dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means March 24, 2026.

“Floor” means zero percent (0.00%).

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as reasonably determined by the Administrative Agent.

“Foreign Lender” means any Lender or any Issuing Bank that is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“GAAP” means generally accepted accounting principles in the United States of America.

“GBP”, “£” and “sterling” denote the lawful currency of the United Kingdom.

“GICS” means, as of any date, the most recently published Global Industry Classification Standard.

“GICS Industry Group Classification” means any industry group classification within GICS, as updated and amended from time to time.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national body exercising such powers or functions (such as the European Union or the European Central Bank).

“Gross Borrowing Base” has the meaning assigned to such term in Section 5.13(h).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means that certain Guarantee and Security Agreement dated as of the Effective Date among the Borrower, the Subsidiary Guarantors, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Designated Indebtedness, and the Collateral Agent.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement (or such other form as is reasonably acceptable to the Collateral Agent) between the Collateral Agent and an entity that, pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Collateral Agent shall request, consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that, collectively with all other Immaterial Subsidiaries, meet the following criteria as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.01: the aggregate assets of such Subsidiaries and their Subsidiaries (on a consolidated basis) as of such date do not exceed an amount equal to the greater of (x) $75,000,000 and (y) 5% of the consolidated assets of the Borrower and its Subsidiaries as of such date, unless the Borrower designates in writing to the Collateral Agent that such asset or entity is not to be an Immaterial Subsidiary.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“Incremental Assumption Agreement” has the meaning assigned to such term in Section 2.08(e)(ii)(B).

“Incremental Term Commitment” means as to each Incremental Term Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, an Incremental Term Loan to the Borrower in Dollars pursuant to Section 2.08(e)(ii)(C) in an aggregate principal amount up to but not exceeding the amount set forth in the applicable Incremental Assumption Agreement. The initial amount of each Lender’s Incremental Term Commitment shall be set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Lender” means each Lender having an Incremental Term Commitment or, as the case may be, an outstanding Incremental Term Loan.

“Incremental Term Loans” means any term loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.08(e)(ii)(C).

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits or advances of any kind that are required to be to accounted for under GAAP as a liability on the financial statements of such Person (other than deposits received in connection with a portfolio investment (including Portfolio Investments) of such Person in the ordinary course of such Person’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien (other than a Lien permitted by Section 6.02(c)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the amount of such Indebtedness being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include (s) uncalled capital or other commitments of an Obligor in any joint venture, as well as any letter or agreement requiring any Obligor to provide capital to a joint venture or a lender to a joint venture, (t) Hedging Agreements entered into pursuant to Section 6.04(c) and not for borrowed money, (u) any non-recourse liabilities for participations sold by any Person in any Bank Loans, (v) indebtedness of such Person on account of the sale by such Person of the first out tranche of any First Lien Bank Loan (as defined in Section 5.13) that arises solely as an accounting matter under ASC 860, (w) escrows or purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (x) a commitment arising in the ordinary course of business to make a future portfolio investment (including Portfolio Investments) or fund the delayed draw, revolver, letter of credit or other unfunded portion of any existing portfolio investment (including Portfolio Investments), (y) any accrued incentive, management or other fees to an investment manager or its affiliates (regardless of any deferral in payment thereof), or (z) non-recourse liabilities for participations sold by any Person in any Bank Loan.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Valuation Provider” means an independent valuation provider selected by the Administrative Agent or the Valuation Agent and reasonably acceptable to the Borrower.

“Index Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to the Term SOFR Index Rate.

“Industry Classification Group” means (a) any GICS Industry Group Classification set forth in Schedule VI hereto, together with any such group classifications that may be subsequently established by GICS and provided by the Borrower to the Administrative Agent and (b) up to three (3) additional industry group classifications established by the Borrower pursuant to Section 5.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, which, if in writing, shall be substantially in the form of Exhibit D (or such other form as is reasonably acceptable to the Administrative Agent) and signed by the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date, (b) with respect to any Index Rate Loan and any RFR Loan, each Monthly Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period therefor and in the case of any Term Benchmark Loan with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three (3) month intervals after the first day of such Interest Period and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, for any Term Benchmark Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one (1) month, three (3) months or, except with respect to Term Benchmark Loans denominated in CAD, six (6) months thereafter or, with respect to such portion of any Term Benchmark Loan, or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period (other than an Interest Period pertaining to a Term Benchmark Borrowing denominated in a Foreign Currency that ends on the Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available unless or until it is reinstated pursuant to Section 2.13(e). For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements and Credit Default Swaps.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” has the meaning assigned to such term in Section 3.11(c).

“Issuing Banks” means Truist Bank, ING Capital LLC, Sumitomo Mitsui Banking Corporation, PNC Bank, National Association, and each additional Issuing Bank designated pursuant to Section 2.05(k), in their capacity as issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.05(j).

“Joint Lead Arrangers” means Truist Securities, Inc., ING Capital LLC ~~and~~, Sumitomo Mitsui Banking Corporation, MUFG Bank, Ltd. and PNC Capital Markets LLC, and any other Person who becomes a Joint Lead Arranger hereunder with the written consent of the Administrative Agent and the Borrower.

“Late-Stage Loan” has the meaning assigned to such term in Section 5.13.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (including any Letter of Credit for which a draft has been presented but not yet honored by any Issuing Bank) plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Multicurrency Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time and the LC Exposure of any Dollar Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Lenders” means, collectively, the Term Lenders, the Dollar Lenders, and the Multicurrency Lenders. Unless otherwise indicated, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(l).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance (other than any customary contractual limitation set forth in any agreement that is not prohibited from being entered into hereunder), charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any portfolio investment (including Portfolio Investments), the Value used in determining the Borrowing Base is not greater than the call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers, buyout rights, voting rights, right of first offer or refusal thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and, in the case of portfolio investments (including Portfolio Investments) that are equity securities, excluding customary drag along, tag along, buyout rights, voting rights, right of first offer or refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

“Loans” means the loans of any Class made hereunder, including the Revolving Loans and the Term Loans.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Market Value Investments” has the meaning assigned to such term in Section 5.12(b)(ii)(B)(z).

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower and its Subsidiaries (other than Excluded Assets) taken as a whole (excluding in any case a decline in the net asset value of the Borrower or its Subsidiaries (other than Excluded Assets), a change in general market conditions or values of the Investments of the Borrower and its Subsidiaries (other than Excluded Assets) taken as a whole), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Collateral Agent, the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit, Hedging Agreements and Credit Default Swaps), of any one (1) or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $50,000,000, and (b) obligations in respect of one (1) or more Hedging Agreements or Credit Default Swaps under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $50,000,000.

“Maturity Date” means the earlier to occur of (a) ~~June 14, 2030~~August 25, 2031 and (b) the date on which all Commitments have been terminated and the aggregate amount of Loans outstanding has been repaid in full and all other obligations of the Borrower hereunder have been indefeasibly paid in full (other than any Unasserted Contingent Obligations that survive the termination of this Agreement).

“Maximum Rate” has the meaning assigned to such term in Section 9.20.

“Merger” the merger, on or prior to March 24, 2027, of Fidelity Private Credit Company LLC, with and into the Surviving Entity pursuant to the Merger Agreement.

“Merger Agreement” has the meaning assigned to such term in the First Amendment.

“Merger Date” means the date on which the Merger is consummated.

“Modification Offer” means, to the extent required by the definition of Permitted Advisor Loan, Other Secured Indebtedness or Unsecured Indebtedness, an obligation that will be satisfied if at least ten (10) Business Days (or, such shorter period if ten (10) Business Days is not practicable) prior to the incurrence of such Permitted Advisor Loan, Other Secured Indebtedness or Unsecured Indebtedness, the Borrower shall have provided notice to the Administrative Agent of the terms thereof that do not satisfy the requirements for such type of Indebtedness set forth in the respective definitions herein, which notice shall contain reasonable detail of the terms thereof and an unconditional offer by the Borrower to amend this Agreement to the extent necessary to satisfy the definition of “Permitted Advisor Loan”, “Other Secured Indebtedness” or “Unsecured Indebtedness”, as applicable, to be incurred. If any such Modification Offer is accepted by the Required Lenders within ten (10) Business Days of receipt of such offer, this Agreement shall be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to reflect all or some of such more restrictive financial covenants or events of default, as elected by the Required Lenders. Notwithstanding the foregoing any provision in a Modification Offer (including any associated cure or grace period) incorporated into this Agreement pursuant to the definition of “Permitted Advisor Loan”, “Other Secured Indebtedness” or “Unsecured Indebtedness”, as applicable, shall be deleted from this Agreement pursuant to an amendment entered into by the Administrative Agent and the Borrower (and the Administrative Agent shall act in good faith to enter into such amendment) following such time as the terms of such other Indebtedness are permanently amended so that such provision no longer applies or the applicable Permitted Advisor Loan, Other Secured Indebtedness or Unsecured Indebtedness is terminated or otherwise no longer in effect and the Borrower provides the Administrative Agent and each Lender with written notice of such permanent amendment or termination. Any amendment entered into between the Administrative Agent and the Borrower pursuant to this definition shall be at the Borrower’s sole cost and expense.

“Monthly Date” means the last Business Day of each calendar month.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Revolving Loans, and to acquire participations in Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of the Dollar Equivalent of such Lender’s Revolving Multicurrency Credit Exposure permitted hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.08 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Multicurrency Commitment is set forth on Schedule I, or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the ~~First~~Second Amendment Effective Date is $~~400,000,000~~550,000,000.

“Multicurrency Issuing Bank” means any Issuing Bank identified in Schedule IX (as amended from time to time pursuant to Section 2.08), and its successors in such capacity as provided in Section 2.05(j), that has agreed to issue Letters of Credit under its respective Multicurrency Commitment. In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, such Issuing Bank may designate any of its affiliates with credit ratings at least as good as such Issuing Bank, as the “Multicurrency Issuing Bank” for purposes of such Letter of Credit.

“Multicurrency LC Exposure” means a Multicurrency Lender’s LC Exposure under its Multicurrency Commitment.

“Multicurrency Lender” means the Persons listed on Schedule I as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or Incremental Assumption Agreement that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or Incremental Assumption Agreement or otherwise in accordance with the terms hereof.

“Multicurrency Loan” means any Revolving Loan made pursuant to the Multicurrency Commitments.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate makes any contributions.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Borrower or any other Obligor, or any Extraordinary Receipt received or paid to the account of the Borrower or any other Obligor, an amount equal to (a) the sum of cash and Cash Equivalents received by an Obligor or paid to the account of any Obligor in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (b) the sum of (i) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (ii) the reasonable out-of-pocket fees, costs and expenses incurred by the Borrower or such other Obligor in connection with such transaction, (iii) the taxes paid or reasonably estimated to be actually payable within two years of the date of the relevant transaction in connection with such transaction;

provided that, if the amount of any estimated taxes pursuant to clause (iii) exceeds the amount of taxes actually required to be paid in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Borrower determines such excess exists), (iv) any reasonable costs, fees, commissions, premiums and expenses incurred by the Borrower or any of its Subsidiaries in connection with such Disposition, and (v) reserves for indemnification, purchase price adjustments or analogous arrangements either (x) required by underlying documentation for such Disposition or (y) reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Disposition; provided that, if the amount of any estimated reserves pursuant to this clause (v) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds (as of the date the Borrower determines such excess exists); and

(b) with respect to the sale or issuance of any Equity Interest by the Borrower or any other Obligor (including, for the avoidance of doubt, cash received by the Borrower or any other Obligor for the sale by the Borrower or such Obligor of any Equity Interest of a Subsidiary, but specifically excluding any sale of any Equity Interest by a Subsidiary that is not an Obligor or cash received by a Subsidiary that is not an Obligor), or the incurrence or issuance of any Indebtedness by the Borrower or any other Obligor, an amount equal to (i) the sum of the cash and Cash Equivalents received in connection with such transaction minus (ii) the sum of (1) reasonable out-of-pocket fees, costs and expenses, incurred by the Borrower or such Obligor in connection therewith plus (2) any reasonable costs, fees, commissions, premiums, expenses, or underwriting discounts or commissions incurred by the Borrower or any of its Subsidiaries in connection with such sale or issuance.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.

“Other Connection Taxes” means, with respect to any recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Permitted Indebtedness” means (a) Indebtedness (other than Indebtedness for borrowed money), including Guarantees of such Indebtedness, arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its purchasing of securities, loans, derivatives transactions, repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Investment Policies, provided that such Indebtedness in connection with repurchase agreements or dollar rolls does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities and (b) Indebtedness in respect of judgments or awards so long as such judgments or awards do not constitute an Event of Default under Section 7.01(l).

“Other Secured Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of an Obligor (which may be Guaranteed by one (1) or more other Obligors) that:

(i) (a) has no scheduled amortization prior to (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum, provided that amortization in excess of 1% per annum shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(m) or Section 6.01(n) hereof) and has a final maturity date not earlier than, six (6) months after the Maturity Date (it being understood that (x) none of: (i) the conversion features into Permitted Equity Interests under convertible notes, (ii) the triggering and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest expense or fractional shares (which may be payable in cash), (iii) any customary voluntary prepayment provisions permitted by the terms thereof, (iv) any customary mandatory prepayment that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) or (v) any mandatory prepayment provisions as a result of any borrowing base or collateral base deficiency, in any case shall constitute “amortization” for the purposes of this definition, provided that if any mandatory prepayment is required under such Other Secured Indebtedness constituting a term loan that is not required pursuant to Section 2.10(c) hereof, the Borrower shall offer to repay Loans (and/or provide cover for LC Exposure as specified in Section 2.05(l)) in an amount at least equal to the aggregate Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to the Other Secured Indebtedness being paid), provided the Borrower shall only be required to make an offer to repay the Loans (or provide cover for LC Exposure) to the extent of any amounts that the Borrower would not be permitted to borrow as a new Loan hereunder at such time); provided further, with respect to this clause (a), the Borrower acknowledges that any payment prior to the Maturity Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12 and, immediately upon the occurrence of any contingent event described in clause (iv) or (v), the amount of such mandatory prepayment shall be included in the Covered Debt Amount.

(b) has terms that, taken as a whole, are not materially more restrictive than market terms for substantially similar debt of other similarly situated borrowers as determined by the Borrower in good faith or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (except, in each case, other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be not materially more burdensome upon the Borrower and its Subsidiaries, while any Loans or Commitments are outstanding, than those set forth in the Loan Documents) (provided that, the Obligors may incur any Other Secured Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the capital stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its capital stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)), and

(c) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders have agreed, by executing the joinder attached as Exhibit C to the Guarantee and Security Agreement or otherwise in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent, to be bound by the provisions of the Security Documents, and

(ii) is designated as “Other Secured Indebtedness” by the Borrower. “Other Secured Indebtedness” shall not include any indebtedness arising under any Hedging Agreement or Credit Default Swap.

“Other Taxes” means any and all present or future stamp or documentary taxes or any similar Taxes or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outbound Investment Rules” means the regulations codified at 31 C.F.R. § 850.101 et seq. and any related public guidance issued, as of the date of this Agreement, by the United States Treasury Department.

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Participation Interest” means any participation interest (excluding any sub-participation interests) in an investment that at the time of acquisition by an Obligor satisfies each of the following criteria: (i) the underlying investment would constitute a Portfolio Investment were it acquired directly by such Obligor, (ii) the seller of the participation is an Excluded Asset, (iii) the entire purchase price for such participation is paid in full at the time of its acquisition and (iv) the participation provides the participant all of the economic benefit and risk of the whole or part of such portfolio investment that is the subject of such participation.

“Payment Recipient” has the meaning assigned to such term in Section 8.03(a).

“PBGC” means the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Advisor Loan” means any Indebtedness for borrowed money of any Obligor that (a) is owed to the Advisor or any Affiliate thereof, (b) has no mandatory amortization prior to, and a final maturity date not earlier than, six (6) months after the Maturity Date, (c) is permitted by the Investment Company Act, (d) is not secured by any property or assets (whether of any Obligor or any other Person), (e) is on terms and conditions not materially less favorable to such Obligor than could be obtained on an arm’s-length basis from unrelated third parties, (f) is on terms and conditions that are not materially more restrictive upon such Obligor, while any Commitments or Loans are outstanding hereunder, than those set forth in this Agreement with respect to such Obligor; provided that, such Obligor may incur any Permitted Advisor Loan that otherwise would not meet the requirements set forth in this clause (f) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) and (g) the Borrower has elected to be treated as a Permitted Advisor Loan by giving written notice of such election to the Administrative Agent; provided, that, the aggregate amount of such Indebtedness treated as Permitted Advisor Loans shall not exceed $75,000,000 at any time.

“Permitted CLO Issuer” means any issuer of CLO Securities (or such entity’s parent, general partner or other managing entity) that is an Affiliate of the Borrower and has acquired any Investments from an Obligor; provided that:

(i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such issuer (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold, purported to be sold or otherwise transferred to such issuer (or such entity’s parent, general partner or other managing entity), or any equity of such issuer), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(ii) no Obligor has any material contract, agreement, arrangement or understanding with such issuer (excluding customary sale and contribution agreements entered into with a single purpose entity that is structured to be bankruptcy remote) other than on terms, taken as a whole, not materially less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to Standard Securitization Undertakings, and

(iii) to which no Obligor has any obligation to maintain or preserve such issuer’s financial condition or cause such entity to achieve certain levels of operating results.

“Permitted Equity Interests” means any Equity Interest of any Obligor that is not a Disqualified Equity Interest.

“Permitted Indebtedness” means, collectively, Other Secured Indebtedness and Unsecured Indebtedness.

“Permitted Liens” means: (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any other Obligor in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) purported to be purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, landlord, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than Liens in respect of employee benefit plans arising under ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business, provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (e) shall have a priority that is junior to the Liens under the Security Documents; (f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under Section 7.01(l); (g) customary rights of setoff, banker’s lien, security interest or other like right upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash, security entitlements and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities, charges for returning items and other similar obligations; provided that, to the extent that any cash or financial assets described in clauses (i) and (ii) constitute Portfolio Investments, Cash or Cash Equivalents that are included in the Borrowing Base, such rights are subordinated to the Lien of the Collateral Agent pursuant to the terms of a Control Agreement; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or in respect of assets sold or otherwise disposed of to a non-Obligor in a transaction permitted by this Agreement; (i) deposits of money that are not Collateral securing leases to which an Obligor is a party as the lessee made in the ordinary course of business; (j) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower or any of its Subsidiaries; (k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise not prohibited hereunder); (l) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets purported to be sold or contributed to any Person not prohibited hereunder; and (m) any restrictions on the sale or disposition of assets pursuant to a transaction not prohibited hereunder arising from a loan sale agreement between or among one or more Obligors with one or more Excluded Assets; provided such restrictions with respect to this clause (m) only apply to such assets sold or disposed of and do not adversely affect the enforceability of the Collateral Agent’s first-priority security interest on any Collateral.

“Permitted SBIC Guarantee” means a guarantee by one (1) or more Obligors of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form (or the applicable form at the time such guarantee was entered into).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Portfolio Investment” means any Investment (including a Participation Interest) held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, and of Sections 6.02(d) and 6.04(d) and Section 7.01(p), Cash and Cash Equivalents, excluding Cash pledged as cash collateral for Letters of Credit). Without limiting the generality of the foregoing, it is understood and agreed that (A) any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Excluded Asset, or held by any Immaterial Subsidiary or Controlled Foreign Corporation that is not a Subsidiary Guarantor, shall not be treated as Portfolio Investments, and (B) any Investment in which any Obligor has sold a participation therein to a Person that is not an Obligor shall not be treated as a Portfolio Investment to the extent of such participation. Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provides that, for purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled), provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.

“Prime Rate” means the rate which is quoted as the “prime rate” in the print edition of The Wall Street Journal, Money Rates Section. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Pro-Rata Borrowing” has the meaning assigned to such term in Section 2.03(a).

“Pro-Rata Dollar Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Dollar Commitments of all Dollar Lenders at such time divided by (iii) the aggregate Revolving Commitments of all Lenders at such time.

“Pro-Rata Multicurrency Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Multicurrency Commitments of all Multicurrency Lenders at such time divided by (iii) the aggregate Revolving Commitments of all Lenders at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year.

“Quoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii)(A).

“Recurring Revenue” has the meaning assigned to such term in Section 5.13.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board, as the same may be modified and supplemented and in effect from time to time.

“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank (if treated as a deposit by such bank), insurance company or other corporation or entity, in each case, at the date of such acquisition having a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s is at any time lower than such ratings; and provided further that such reinvestment agreement may be unwound at the option of the purchaser at any time without penalty.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, trustees, administrators, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Asset Coverage Ratio” means, as of any date, the Asset Coverage Ratio as of the most recent Quarterly Date.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, CAD, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (e) with respect to a Benchmark Replacement in respect of Secured Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Agreed Foreign Currency (other than GBP, CAD or Euro), (1) the central bank for the Currency in which such Secured Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Secured Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in CAD, Term CORRA, (c) with respect to any Term Benchmark Borrowing denominated in Euro, the Adjusted EURIBO Rate and (d) with respect to any Term Benchmark Borrowing denominated in AUD, the AUD Rate.

“Relevant Screen Rate” means (a) with respect to any Borrowing denominated in Dollars, the Term SOFR Screen Rate, (b) with respect to any Borrowing denominated in CAD, the CAD Screen Rate, (c) with respect to any Borrowing denominated in Euros, the EURIBO Screen Rate and (d) with respect to any Borrowing denominated in AUD, the AUD Screen Rate.

“Remote Affiliate” means a person related to the Borrower in the manner described in Section 57(e) of the Investment Company Act, as identified in writing by the Borrower to the Administrative Agent from time to time.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that the Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of Required Lenders. The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders” and “Required Multicurrency Lenders”) means Lenders having Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Credit Exposures and unused Commitments of such Class at such time. For purposes of this definition, the Swingline Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude that portion of its Swingline Exposure that exceeds its Applicable Dollar Percentage or Applicable Multicurrency

Percentage, as applicable, of all outstanding Swingline Loans under its Class of Commitments, and the unused Commitments of any such Revolving Lender shall be determined without regard to any such excess amount.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that the Revolving Credit Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of Required Revolving Lenders. For purposes of this definition, the Swingline Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude that portion of its Swingline Exposure that exceeds its Applicable Dollar Percentage or Applicable Multicurrency Percentage, as applicable, of all outstanding Swingline Loans under its Class of Commitments, and the unused Revolving Commitments of any such Revolving Lender shall be determined without regard to any such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any other Obligor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower, provided, for the avoidance of doubt, neither the conversion or settlement of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock (other than interest or expenses or fractional shares, which may be payable in cash) shall be a Restricted Payment hereunder.

“Return of Capital” means (a) any net cash amount received by any Obligor in respect of the outstanding principal of any Portfolio Investment owned by such Obligor (whether at stated maturity, by acceleration or otherwise), but not including any prepayment of a revolver that does not permanently reduce the related commitments, (b) without duplication of amounts received under clause (a), any net cash proceeds received by such Obligor from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such Obligor is permitted to retain all such proceeds (under law or contract), (c) any net cash amount received by any Obligor in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the issuer of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment, or (z) pursuant to the recapitalization or reclassification of the capital of the issuer of such Portfolio Investment or pursuant to the reorganization of such issuer or (d) any similar return of capital received by any Obligor in cash in respect of any Portfolio Investment (in the case of clauses (a), (b), (c) and (d), net of any fees, costs, commissions, premiums, expenses and taxes payable or reasonably estimated to be payable with respect thereto (including reasonable legal fees and expenses)).

“Revaluation Date” means (a) with respect to any Loan denominated in an Agreed Foreign Currency, each of the following: (i) each date of a Borrowing of a Loan, (ii) each date of a continuation of a Term Benchmark Loan, (iii) with respect to any RFR Loan, each Interest Payment Date; and (iv) such additional dates as the Administrative Agent shall reasonably and in good faith determine or the Required Lenders shall reasonably and in good faith require; provided that such determination or requirement under this subclause (iv) shall not result in the occurrence of a Revaluation Date more frequently than once within any rolling three month period; and (b) with respect to any Letter of Credit denominated in an Agreed Foreign Currency, each of the following: (i) each date of issuance of a Letter of Credit, (ii) each date of an amendment of any Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Bank shall reasonably and in good faith determine or the Required Lenders shall reasonably and in good faith require; provided that such determination or requirement under this subclause (iv) shall not result in the occurrence of a Revaluation Date more frequently than once within any rolling three month period.

“Revolving Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Dollar LC Exposure, such Lender’s Swingline Exposure and the outstanding principal amount of such Lender’s Loans, at such time made or incurred under the Dollar Commitments.

“Revolving Lenders” means the Dollar Lenders and the Multicurrency Lenders.

“Revolving Loans” means the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a) or (b).

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Multicurrency LC Exposure, such Lender’s Swingline Exposure and the outstanding principal amount of such Lender’s Loans, at such time made or incurred under the Multicurrency Commitments.

“RFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to Daily Simple RFR.

~~“RFR Applicable Credit Adjustment Spread” means 0.0326%.~~

“RFR Business Day” means any day except for (a) a Saturday or a Sunday and (b) a day on which banks are closed for general business in London.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Reference Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (as of the Second Amendment Effective Date, Cuba, the Crimea region of Ukraine, the so-called Donetsk and so-called Luhansk regions of Ukraine, the Zaporizhzhia and Kherson Regions of Ukraine, Iran~~,~~ and North Korea ~~and Syria~~).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, Japan or any other relevant sanctions authority having jurisdiction over the Borrower or its Subsidiaries, (b) any Person organized or resident in a Sanctioned Country or (c) any Person which is Controlled by or of which more than 50% of its equity is owned by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, Japan and any other relevant sanctions authority having jurisdiction over the Borrower or its Subsidiaries.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Equity Commitment” means a commitment by any Obligor to make one (1) or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means (i) any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its Equity Interest in the SBIC Subsidiary) of any Obligor licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted), or (ii) any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its Equity Interest in such Subsidiary) of an entity referred to in clause (i) of this definition, and which is designated by the Borrower (pursuant to a certificate of a Financial Officer delivered to the Administrative Agent) as an SBIC Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment Effective Date” means August 25, 2026.

“Secured Obligations” has the meaning assigned to such term in the Guarantee and Security Agreement. The Secured Obligations shall include, without duplication of the primary rights and interests of the applicable Secured Parties, Erroneous Payment Subrogation Rights and Collateral Agent Erroneous Payment Subrogation Rights (as defined in the Guarantee and Security Agreement) but exclude Excluded Swap Obligations.

“Secured Party” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Security Documents” means, collectively, the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, intercreditor agreements, control agreements and other instruments, in each case, executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders, declarations, opinions, relief or letters issued by the SEC).

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity for the Borrower and its Subsidiaries at such date.

“Shorter Term Secured Indebtedness” means, collectively, any Indebtedness of an Obligor (which may be Guaranteed by any other Obligor) that is (a) not secured by any assets of any Obligor other than pursuant to this Agreement or the Security Documents and the holders of which (or an authorized agent, representative or trustee of such holders) have either executed (i) a joinder agreement to the Guarantee and Security Agreement or (ii) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the holders (or an authorized agent, representative or trustee of such holders) of such Shorter Term Secured Indebtedness shall have become a party to the Guarantee and Security Agreement and assumed the obligations of a Financing Agent or Designated Indebtedness Holder (in each case, as defined in the Guarantee and Security Agreement) and (b) designated as “Shorter Term Secured Indebtedness” by the Borrower. “Shorter Term Secured Indebtedness” shall not include any Indebtedness arising under any Hedging Agreement or Credit Default Swap.

“Shorter Term Unsecured Indebtedness” means (a) all unsecured Indebtedness of an Obligor (which may be guaranteed by one (1) or more other Obligors) issued after the Effective Date that has (i) a maturity date earlier than six (6) months after the Maturity Date except to the extent such unsecured indebtedness constitutes Special Longer Term Unsecured Indebtedness, and (ii) an initial term of at least 3 years from the date of the initial issuance (or, so long as such date is no more than ten (10) Business Days earlier than such issuance date, the initial pricing date) of such Indebtedness, and (b) any Excess Special Longer Term Unsecured Indebtedness.

“Significant Subsidiary” means (a) any Obligor or (b) any other Subsidiary that, on a consolidated basis with its Subsidiaries, has aggregate assets or aggregate revenues greater than the greater of $50,000,000 and 5% of the aggregate assets or aggregate revenues of the Borrower and its Subsidiaries, taken as a whole, as of the end of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SPE Subsidiary Recourse Obligation” has the meaning assigned to such term in the definition of “Standard Securitization Undertakings”.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest or such issuer’s affiliates, provided that (a) such Lien was created to secure Indebtedness owing by such issuer or such of its affiliates to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Special Longer Term Unsecured Indebtedness” means indebtedness issued after the Effective Date that is Indebtedness (which may be Guaranteed by one (1) or more other Obligors) that satisfies all of the criteria specified in the definition of “Unsecured Indebtedness” other than clause (a) thereof so long as such Indebtedness has a final maturity date at least four years from the date of the initial issuance (or, so long as such date is no more than ten (10) Business Days earlier than such issuance date, the initial pricing date) of such Indebtedness and after the Maturity Date.

“Specified Default” means any Default (other than (x) a Contingent Borrowing Base Deficiency for which the grace and/or cure period in Section 2.10(c)(ii) has not expired or (y) so long as the Borrower does not have knowledge of such event or condition, the existence of an event or condition which, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under clause (c) or (f) of Section 7.01).

“Specified Purchase” has the meaning assigned to such term in Section 2.08(e)(i)(E).

“Specified Purchase Agreement Representations” means such of the representations made by or with respect to a Specified Target, its Subsidiaries and their respective businesses in the definitive documentation governing the applicable Specified Purchase (the “Specified Purchase Agreement”) as are material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates shall have the right to terminate its obligations under the applicable Specified Purchase Agreement as a result of a breach of such representations in the applicable Specified Purchase Agreement without expense (as determined without regard to any notice requirement and without giving effect to any waiver, amendment or other modification thereto that is materially adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent), unless the Administrative Agent shall have consented thereto (such consent not to be unreasonably withheld, delayed or conditioned)).

“Specified Representations” means the representations and warranties of the Borrower set forth in Section 3.01 (relating to corporate existence and corporate power and authority of the Obligors); Section 3.02 (relating to enforceability of the Loan Documents); Section 3.03(b) (relating to no conflicts with organizational documents (limited to the execution, delivery and performance of the Loan Documents, incurrence of Indebtedness thereunder and the granting of guarantees and security interests in respect thereof)); Section 3.07; Section 3.11; and Section 3.16.

“Specified Target” has the meaning assigned to such term in Section 2.08(e)(i)(E).

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in middle market, broadly syndicated or commercial loan market accounts receivable securitizations, securitizations of financial assets, collateralized loan obligations, loans to special purpose vehicles, including those owed to customary third-party service providers in connection with such transactions, such as rating agencies and accountants, (d) obligations (together with any related performance guarantees) under any customary bad boy guarantee and (e) solely to the extent permitted to be incurred pursuant to Section 6.01(n), obligations under any guarantee of any make-whole premium or any other guarantee; provided, however, that any such guarantee described in this clause (e) shall not exceed 10% of the aggregate unfunded commitments plus the outstanding principal amount under the applicable loan (any such guarantee described in this clause (e), a “SPE Subsidiary Recourse Obligation”).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Term Benchmark Loans denominated in Euros shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one (1) or more subsidiaries of the parent or by the parent and one (1) or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP (as in effect on the Effective Date), consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a Subsidiary Guarantor under the Guarantee and Security Agreement. It is understood and agreed that Excluded Assets, Immaterial Subsidiaries and Controlled Foreign Corporations shall not be required to be Subsidiary Guarantors.

“Supported QFC” has the meaning assigned to such term in Section 9.17.

“Surviving Entity” has the meaning assigned to such term in the First Amendment.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a)(i) in the case of any Dollar Lender, its Applicable Dollar Percentage of the total Swingline Exposure incurred under the Dollar Commitments at such time or (ii) in the case of any Multicurrency Lender, its Applicable Multicurrency Percentage of the total Swingline Exposure incurred under the Multicurrency Commitments at such time (excluding, for purpose of this clause (a), in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders under such Lender’s Class of Commitments shall not have funded their participations in such Swingline Loans), adjusted, in each case, to give effect to any reallocation under Section 2.18 of the Swingline Exposure of Defaulting Lenders in effect at such time, plus (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders under such Lender’s Class of Commitments in such Swingline Loans.

“Swingline Lender” means Truist Bank, ING Capital LLC, Sumitomo Mitsui Banking Corporation, PNC Bank, National Association, and each additional Swingline Lender designated pursuant to Section 2.04(e), each in its capacity as lender of Swingline Loans hereunder and its successors in such capacity as provided in Section 2.04(d).

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system as determined by the Administrative Agent to be a suitable replacement.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments or fees imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to Term SOFR, Term CORRA, the Adjusted EURIBO Rate or the AUD Rate.

“Term Benchmark Banking Day” means for Index Rate Loans or Index Rate Borrowings, Term Benchmark Loans or Term Benchmark Borrowings or for interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a) Dollars, a U.S. Government Securities Business Day;

(b) Euro, a TARGET Day;

(c) CAD, a Canadian Business Day; or

(d) AUD, any day (other than a Saturday or Sunday) on which banks are open for business in Melbourne, Australia.

“Term Commitments” means each Lender’s Incremental Term Commitments.

“Term CORRA” means,

(a) for any calculation with respect to a Term Benchmark Loan denominated in CAD for any Interest Period, the ~~sum of (i) the applicable Term CORRA Credit Adjustment Spread for such Interest Period and (ii) the~~ Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Term Benchmark Banking Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent (the “CAD Screen Rate”); provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then clause (a)~~(ii)~~  of this definition will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Term Benchmark Banking Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Term Benchmark Banking Day is not more than three (3) Term Benchmark Banking Days prior to such Periodic Term CORRA Determination Day; and

(b) for any calculation with respect to the Canadian Prime Rate for any day, the ~~sum of (i) the Term CORRA Credit Adjustment Spread for Term benchmark Loans for an Interest Period of one month and (ii) the~~ Term CORRA Reference Rate for a tenor of one month (such day, the “Canadian Prime Rate CORRA Determination Day”) that is two (2) Term Benchmark Banking Days prior to such day, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent (the “CAD Screen Rate”); provided, however, that if as of 1:00 p.m. (Toronto time) on any Canadian Prime Rate CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then clause (b)~~(ii)~~  of this definition will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Term Benchmark Banking Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Term Benchmark Banking Day is not more than three (3) Term Benchmark Banking Days prior to such Periodic Term CORRA Determination Day;

provided, that if Term CORRA determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than zero, then Term CORRA shall be deemed to be zero.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion.

~~“Term CORRA Credit Adjustment Spread” means, with respect to Term Benchmark Loans denominated in CAD, (a) with an Interest Period of one month, 0.29547% and (b) with an Interest Period of three months, 0.32138%.~~

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lender” means each Lender having a Term Commitment or, as the case may be, an outstanding Term Loan.

“Term Loans” means the Incremental Term Loans.

“Term SOFR” means,

(a) for any calculation with respect to a Term Benchmark Loan for any Interest Period, the ~~sum of (i) Term SOFR Credit Adjustment Spread and (ii) the~~ Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term

SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator (the “Term SOFR Screen Rate”); provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then clause (a)~~(ii)~~  of this definition will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the ~~sum of (i) Term SOFR Credit Adjustment Spread and (ii) the~~ Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then clause (b)~~(ii)~~  of this definition will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than zero, then Term SOFR shall be deemed to be zero.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

~~“Term SOFR Credit Adjustment Spread” means 0.10%.~~

“Term SOFR Index Rate” means the ~~sum of (i) the Term SOFR Credit Adjustment Spread and (ii) the~~ Term SOFR Reference Rate for a one month tenor on the day (such day, the “Periodic Term SOFR Index Rate Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Index Rate Determination Day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then ~~clause (ii) of this definition~~the Term SOFR Reference Rate will be the Term SOFR Reference Rate for such one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR

Reference Rate for such one-month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Index Rate Determination Day, provided, that if the Term SOFR Index Rate determined as provided above shall ever be less than the Floor, then the Term SOFR Index Rate shall be deemed to be the Floor.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Screen Rate” has the meaning specified in the definition of “Term SOFR”.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transferred Assets” has the meaning assigned to such term in Section 6.03(i).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Alternate Base Rate, the Daily Simple RFR, the Term SOFR Index Rate, Term SOFR, Term CORRA, the Adjusted EURIBO Rate or the AUD Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unasserted Contingent Obligations” means all (i) unasserted contingent indemnification obligations not then due and payable and (ii) unasserted expense reimbursement obligations not then due and payable. For the avoidance of doubt, “Unasserted Contingent Obligations” shall not include any reimbursement obligations in respect of any Letter of Credit.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” has the meaning assigned to such term in Section 5.12(b)(ii)(B).

“Unsecured Indebtedness” means, as of any date, (1) any Permitted Advisor Loan (which may be Guaranteed by one or more other Obligors) and (2) Indebtedness of an Obligor (which may be Guaranteed by one (1) or more other Obligors) that:

(a) has no scheduled amortization prior to (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per annum, provided that amortization in excess of 1% per annum shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(b), 6.01(i), 6.01(m) or 6.01(n) hereof), and a final maturity date not earlier than, six (6) months after the Maturity Date (it being understood that none of (w) the conversion features into Permitted Equity Interests under convertible notes, (x) the triggering and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest expense or fractional shares (which may be payable in cash), (y) any customary voluntary prepayment provisions permitted by the terms thereof, or (z) any mandatory prepayment that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall constitute “amortization” for the purposes of this definition; provided, with respect to this clause (z), the Borrower acknowledges that any payment prior to the Maturity Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12 and immediately upon the occurrence of any contingent event described in clause (z) the amount of such mandatory prepayment shall be included in the Covered Debt Amount;

(b) is incurred pursuant to terms that are substantially comparable to (or more favorable to such Obligor than) market terms for substantially similar debt of other similarly situated borrowers as reasonably determined by the Borrower in good faith or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (except, in each case, other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be not materially more burdensome upon the Borrower and its Subsidiaries, while any Loans or Commitments are outstanding, than those set forth in the Loan Documents); provided that, the Obligors may incur any Unsecured Indebtedness that otherwise would not meet the requirements set forth in this clause (b) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) (it being understood that put rights or repurchase or redemption obligations (i) in the case of convertible securities, in connection with the suspension or delisting of the capital stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its capital stock or (ii) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition); and

(c) is not secured by any assets of any Obligor.

For the avoidance of doubt, Unsecured Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition. Notwithstanding the foregoing, the term Unsecured Indebtedness shall include any Disqualified Equity Interests so long as the Borrower is not permitted or required to purchase, redeem, retire, acquire, cancel or terminate any such Equity Interest (other than (x) as a result of a change of control or asset sale or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, Equity Interest) prior to the date that is six months after the Maturity Date.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.17.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Valuation Agent” means ING Capital LLC, in its capacity as valuation agent for the Lenders hereunder.

“Valuation Policy” means the Borrower’s valuation policy, as the same may be amended, supplemented, waived, or otherwise modified from time to time consistent with industry practice for business development companies and in a manner not prohibited by this Agreement.

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205 of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.
Classification of Loans and Borrowings. For purposes of this Agreement, Loans, Letters of Credit and LC Exposure may be classified and referred to by Class (e.g., a “Term Loan” or “Revolving Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Revolving Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing” or “Revolving Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Multicurrency Term Benchmark Borrowing”). Loans and Borrowings may also be identified as “Multicurrency” or “Dollar” or otherwise by Currency.
SECTION 1.03.
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein or therein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Solely for purposes of this Agreement, any references to “principal amount” or “obligations” owed by any Person under any Hedging Agreement or Credit Default Swap shall refer to the amount that would be required to be paid by such Person if such Hedging Agreement were terminated at such time (after giving effect to any netting agreement) less any collateral posted in support thereof.
SECTION 1.04.
Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower, the Administrative Agent and Lenders agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by the Borrower, the Administrative Agent and the Required Lenders (or until such notice shall have been withdrawn), the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard Board Accounting Standards Codification 820 or 825-10 (or, in each case, any other Financial Accounting Standard having a similar result or effect) or accounts for liabilities acquired in an acquisition on a fair value basis pursuant to Financial Accounting Standard No. 141(R) (or successor standard solely as it relates to fair valuing liabilities), all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard Board Accounting Standards Codification 820 or 825-10 (or, in each case, any other Financial Accounting Standard having a similar result or effect) or, in the case of liabilities acquired in an acquisition, Financial Accounting Standard No. 141(R) (or such successor standard solely as it relates to fair valuing liabilities).
SECTION 1.05.
Currencies; Currency Equivalents.
(a)
Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the Effective Date. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Multicurrency Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or the Portfolio Investment, as the case may be, determined as of the most recent Revaluation Date or, in the case of a Portfolio Investment, the date of valuation of such Portfolio Investment. Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

The Administrative Agent shall determine the Exchange Rate for any Foreign Currency as of each Revaluation Date to be used for calculating the Dollar Equivalent amounts of Loans, Letters of Credit and Revolving Credit Exposure denominated in such Foreign Currency. Such Exchange Rate shall become effective as of such Revaluation Date and shall be the Exchange Rate employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered pursuant to Section 5.01 or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. Without limiting the generality of the foregoing, for purposes of determining compliance with any basket in this Agreement, in no event shall any Obligor be deemed to not be in compliance with any such basket solely as a result of a change in Exchange Rates.

(b)
Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the Effective Date shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euro or such National Currency, such party shall be entitled to pay or repay such amount either in Euro or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Effective Date; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

SECTION 1.06.
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized or acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.07.
Issuers. For all purposes of this Agreement, all issuers of Portfolio Investments that are Affiliates of one another shall be treated as a single issuer, unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor.

SECTION 1.08.
Outstanding Indebtedness. For the avoidance of doubt, to the extent that any Indebtedness is repaid, redeemed, repurchased, defeased or otherwise acquired, retired or discharged, in each case, in accordance with the terms of the documentation governing such Indebtedness, such Indebtedness shall be deemed to be paid off and not to be outstanding for any purpose hereunder to the extent of the amount of such repayment, redemption, repurchase, defeasance, retirement or discharge.
SECTION 1.09.
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic (subject only to the passage of time) increases in the available amount thereof prior to the earlier of the then-applicable expiration date of such Letter of Credit (without giving effect to any renewal or extension) and twelve (12) months after the later of the (i) initial date of issuance of such Letter of Credit and (ii) most recent date of renewal or extension of such Letter of Credit, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 1.10.
Reclassification. For purposes of determining compliance with the provisions in Article VI, in the event that a proposed transaction or other action meets the criteria of more than one of the categories described therein, the Borrower, in its sole discretion, will be permitted to classify such transaction or other action on the date it is consummated or otherwise taken or later reclassify such transaction or other action, in any manner that complies with each applicable provision of Article VI, so long as such transaction or other action is permitted to be consummated or otherwise taken pursuant to each applicable provision of Article VI at the time of reclassification.
SECTION 1.11.
Calculations. For purposes of categorization of each Portfolio Investment in accordance with Section 5.13, the amount of “first lien debt”, “aggregate first lien debt” and “EBITDA” with respect to any Portfolio Investment may be calculated by the Borrower in good faith using information from and calculations consistent with the relevant financial models, pro forma financial statements, compliance certificates and financial reporting packages provided by the relevant obligor or issuer as per the requirements of and all in the manner set forth in the relevant agreement governing such Portfolio Investment.
SECTION 1.12.
Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Daily Simple RFR, the Term SOFR Index Rate, Term SOFR, Term CORRA, the Adjusted EURIBO Rate, the AUD Rate or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Daily Simple RFR, the Term SOFR Index Rate, Term SOFR, Term CORRA, the Adjusted EURIBO Rate, the AUD Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any

Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Daily Simple RFR, the Term SOFR Index Rate, Term SOFR, Term CORRA, the Adjusted EURIBO Rate, the AUD Rate or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Daily Simple RFR, the Term SOFR Index Rate, Term SOFR, Term CORRA, the Adjusted EURIBO Rate, the AUD Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) by any such information source or service.
Article II

The Credits
SECTION 2.01.
The Commitments.

Subject to the terms and conditions set forth herein:

(a)
each Dollar Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Lenders exceeding the Dollar Commitments, or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and
(b)
each Multicurrency Lender severally agrees to make Revolving Loans in Dollars or in any Agreed Foreign Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Lenders exceeding the Multicurrency Commitments, or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid with respect to the Term Loans may not be reborrowed. The Term Commitment of each Term Lender shall automatically terminate upon such Term Lender fully funding its Term Commitment.

SECTION 2.02.
Loans and Borrowings.
(a)
Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the same Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)
Type of Loans. Subject to Section 2.13, each Borrowing of a Class shall be constituted entirely of ABR Loans, Index Rate Loans, of RFR Loans or of Term Benchmark Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan and each Index Rate Loan shall be denominated in Dollars and each Pro-Rata Borrowing shall be constituted entirely of ABR Loans, of Index Rate Loans or of Term Benchmark Loans denominated in Dollars. Each Term Benchmark Loan shall be denominated in an Agreed Foreign Currency (other than GBP) or Dollars. Each RFR Loan shall be denominated in GBP. Each Lender at its option may make any RFR Loan or Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such Lender shall use commercially reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Sections 2.14 and 2.19 shall apply).
(c)
Minimum Amounts. Each Borrowing (whether Term Benchmark, RFR, Index Rate, ABR or Swingline) shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, in each case, such smaller amount as may be agreed to by the Administrative Agent) or, with respect to any Agreed Foreign Currency, such smaller minimum amount as may be agreed to by the Administrative Agent; provided that (i) an ABR Borrowing of a Class may be in an aggregate principal amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f) and (ii) any Pro-Rata Borrowing may be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, in each case, such smaller amount as may be agreed to by the Administrative Agent). Borrowings of more than one (1) Class, Currency and Type may be outstanding at the same time.
(d)
Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Term Benchmark Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.
SECTION 2.03.
Requests for Borrowings.
(a)
Notice by the Borrower. To request a Borrowing (other than a Swingline Loan), the Borrower shall notify the Administrative Agent of such request by telephone or electronic communication or delivery of a written Borrowing Request (which may be made by electronic mail) (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in a Foreign Currency, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed

Borrowing, (iii) in the case of an Index Rate Borrowing, not later than 12:00 p.m., New York City time, one (1) Business Day before the date of the proposed Borrowing, (iv) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing or (v) in the case of an RFR Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing. Each such Borrowing Request delivered by telephone or electronic communication shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request. Notwithstanding the other provisions of this Agreement, in the case of any Revolving Borrowing denominated in Dollars, the Borrower may request that such Borrowing be split into a Dollar Loan in an aggregate principal amount equal to the Pro-Rata Dollar Portion and a Multicurrency Loan in an aggregate amount equal to the Pro-Rata Multicurrency Portion (any such Borrowing, a “Pro-Rata Borrowing”). Except as expressly set forth in this Agreement, a Pro-Rata Borrowing shall be treated as being comprised of two (2) separate Borrowings, a Dollar Borrowing under the Dollar Commitments and a Multicurrency Borrowing under the Multicurrency Commitments.
(b)
Content of Borrowing Requests. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)
whether such Borrowing is to be made under the Term Commitments, the Dollar Commitments or the Multicurrency Commitments or as a Pro-Rata Borrowing;
(ii)
in the case of a Revolving Borrowing, if such Borrowing is a Pro-Rata Borrowing, the Pro-Rata Dollar Portion and the Pro-Rata Multicurrency Portion;
(iii)
in the case of a Revolving Borrowing, the aggregate amount and Currency of the requested Borrowing;
(iv)
the date of such Borrowing, which shall be a Business Day;
(v)
in the case of any Term Loans or Revolving Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing, an Index Rate Borrowing or a Term Benchmark Borrowing;
(vi)
in the case of a Term Benchmark Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and
(vii)
the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.
(c)
Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.
(d)
Failure to Elect. If no election as to the Class of a Revolving Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be denominated in Dollars and shall be a Pro-Rata Borrowing. If no election as to the Currency of a Revolving Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type or Currency of a Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be a Term Benchmark Borrowing denominated in Dollars having an Interest Period of one (1) month and, if an Agreed Foreign Currency has been specified, the requested Borrowing shall be a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in such Agreed Foreign Currency and, in the case of a Term Benchmark Borrowing, having an Interest Period of one (1) month. If a Term Benchmark Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Term Benchmark Borrowing denominated in Dollars having an Interest Period of one (1) month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.
(e)
Notice by Borrower for Initial Borrowing. Notwithstanding anything to the contrary herein and the notice requirements set forth in Section 2.03(a), to request a Borrowing to be made on the Effective Date, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic communication) not later than 12:00 p.m., New York City time, one (1) Business Day before the date of the proposed Effective Date, as applicable (or such later time as reasonably agreed by the Administrative Agent). For the avoidance of doubt, such notice shall not affect any future obligations of the Borrower to comply with the obligations of Section 2.03(a) in connection with any Borrowing Request.
SECTION 2.04.
Swingline Loans.
(a)
Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans under each Revolving Commitment of such Swingline Lender to the Borrower from time to time during the Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $60,000,000 or any Swingline Lender’s outstanding Swingline Loans exceeding the amount set forth opposite the name of such Swingline Lender on Schedule IX, (ii) the sum of any Swingline Lender’s outstanding Dollar Loans, its Dollar LC Exposure and its outstanding Swingline Loans exceeding its Dollar Commitment, (iii) the sum of any Swingline Lender’s outstanding Multicurrency Loans, its Multicurrency LC Exposure and its outstanding Swingline Loans exceeding its Multicurrency Commitment, (iv) the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Commitments, (v) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments or (vi) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay, prepay and reborrow Swingline Loans.

(b)
Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent and each Swingline Lender of such request by telephone (confirmed by telecopy or electronic communication) not later than 1:00 p.m., New York City time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the Swingline Lender from which such Swingline Loan shall be made, the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan (which (x) in the case of any Swingline Lender that is a Dollar Lender, shall be made under the Dollar Commitments and (y) in the case of any Swingline Lender that is a Multicurrency Lender, shall be made under the Multicurrency Commitments). The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. Each Swingline Lender shall make each applicable Swingline Loan available to the Borrower by means of a credit to the Borrower’s account specified in Section 2.03(b)(vii) (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Administrative Agent for remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)
Participations by Revolving Lenders in Swingline Loans. Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time on any Business Day, require (x) the Multicurrency Lenders in the case of any Swingline Loan made under the Multicurrency Commitments and (y) the Dollar Lenders in the case of any Swingline Loan made under the Dollar Commitments, in each case, to acquire participations on such Business Day in all or a portion of such Swingline Loans, and the applicable Lenders shall participate in such Swingline Loans (and in the event any such Swingline Loan is not repaid within five (5) Business Days and the Borrower has submitted a Borrowing Request in accordance with Section 2.03, such Swingline Loan shall be converted to a Term Benchmark Loan denominated in Dollars having an Interest Period of one (1) month’s duration made ratably by the applicable Lenders and shall no longer constitute a Swingline Loan). Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Dollar Lender or Multicurrency Lender, as applicable, specifying in such notice such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as applicable, of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of any applicable Swingline Lender, such Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as applicable, of the applicable Swingline Loan or Loans made under such Lender’s Class of Commitments.

Subject to the foregoing, each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the respective Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders.

The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)
Replacement of Any Swingline Lender. Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such resignation and replacement of any Swingline Lender. In addition, if any Swingline Lender, in its capacity as a Revolving Lender, assigns all of its Revolving Loans and Revolving Commitments in connection with the terms of this Agreement, such Swingline Lender shall be deemed to have automatically resigned as a Swingline Lender hereunder. The Administrative Agent shall notify the Lenders of any such replacement of any Swingline Lender. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or resigning Swingline Lender pursuant to Section 2.11. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans to be made thereafter and (ii) references herein to the term “Swingline Lender” and/or “Swingline Lenders” shall be deemed to refer to such successor or successors (and the other current Swingline Lenders, if applicable) or to any previous Swingline Lender, or to such successor or successors (and all other current Swingline Lenders) and all previous Swingline Lenders, as the context shall require. After the replacement or resignation of a Swingline Lender hereunder, the replaced or resigning Swingline Lender shall have no obligation to make additional Swingline Loans.
(e)
Designation of Additional Swingline Lenders. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Swingline Lenders one (1) or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Swingline Lender” shall be deemed to include such Lender in its capacity as a maker of Swingline Loans hereunder.
SECTION 2.05.
Letters of Credit.

(a)
General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Bank to issue, and each Issuing Bank severally agrees to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account or the account of its designee (provided the Borrower shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit hereunder) in such form as is acceptable to such Issuing Bank and such named beneficiary or beneficiaries as are specified by the Borrower, each in its reasonable determination, and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower. Letters of Credit issued hereunder shall constitute utilization of the Multicurrency Commitments or the Dollar Commitments, as applicable, up to the aggregate amount then available to be drawn thereunder. Without limiting any rights of an Issuing Bank under this Section 2.05, no Issuing Bank shall be obligated to issue, amend, renew or extend any Letter of Credit (i) denominated in any Foreign Currency if at the time of such issuance, such Issuing Bank, in its capacity as a Lender, would not be required to make Loans in such Foreign Currency hereunder or (ii) if, immediately after giving effect to such issuance, amendment, renewal or extension, the sum of such Issuing Bank’s outstanding Revolving Loans, LC Exposure and Swingline Exposure (if any) would exceed such Issuing Bank’s Dollar Commitment or Multicurrency Commitment, as the case may be.

This Section 2.05 shall not be construed to impose an obligation upon any Issuing Bank to issue, amend, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it or (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b)
Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of, which shall not be required to exceed three Business Days in advance of, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount, Class and Currency of such Letter of Credit, stating that such Letter of Credit is to be issued under the Multicurrency Commitments or Dollar Commitments, as applicable, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent will promptly notify the Revolving Lenders following the issuance of any

Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)
Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure at such time of the Issuing Banks (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to paragraph (e) of this Section 2.05) shall not exceed $50,000,000, and the LC Exposure at such time of any Issuing Bank (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to paragraph (e) of this Section 2.05) shall not exceed the amount set forth opposite the name of such Issuing Bank on Schedule IX (or such greater amount as may be agreed between the Borrower and such Issuing Bank from time to time), (ii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and the total Revolving Dollar Credit Exposure shall not exceed the aggregate Dollar Commitments, (iii) with respect to each Issuing Bank, the sum of such Issuing Bank’s outstanding Revolving Loans, LC Exposure and Swingline Exposure (if any) of such Class shall not exceed its Commitment of such Class and (iv) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.
(d)
Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve (12) months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three (3) months of such then-current expiration date); provided that any Letter of Credit with a one (1) year term may provide for the renewal thereof for additional one (1) year periods; provided further, that (x) in no event shall a Letter of Credit expire after the Commitment Termination Date unless the Borrower (1) either (A) deposits, no later than five (5) Business Days prior to the Commitment Termination Date, into the Letter of Credit Collateral Account, Cash in an amount equal to 100% of the undrawn face amount of all Letters of Credit that remain outstanding as of the close of business on the Commitment Termination Date or (B) supports such Letter of Credit with another letter of credit pursuant to arrangements reasonably satisfactory to the Issuing Bank and the Administrative Agent, and (2) pays in full, on or prior to the Commitment Termination Date, all commissions required to be paid with respect to any such Letter of Credit through the then-current expiration date of such Letter of Credit and (y) no Letter of Credit shall have an expiry date after the Maturity Date.
(e)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank, and without any further action on the part of the Issuing Banks or the Lenders, (i) in the case of a Multicurrency Issuing Bank, such Multicurrency Issuing Bank hereby grants to each Multicurrency Lender, and each Multicurrency Lender hereby acquires from such Multicurrency Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Multicurrency Percentage of the aggregate amount available to be drawn under such Letter of Credit and (ii) in the case of a Dollar Issuing Bank, such Dollar Issuing Bank hereby grants to each Dollar Lender, and each Dollar Lender hereby acquires from such Dollar Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Dollar Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Class of Commitments.

In consideration and in furtherance of the foregoing, (x) each Multicurrency Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Multicurrency Issuing Bank, such Lender’s Applicable Multicurrency Percentage of each LC Disbursement made by each such Multicurrency Issuing Bank and (y) each Dollar Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Dollar Issuing Bank, such Lender’s Applicable Dollar Percentage of each LC Disbursement made by each such Dollar Issuing Bank, in each case, in respect of Letters of Credit promptly upon the request of each such Issuing Bank (which such request shall be made by such Issuing Bank in accordance with the notice requirements applicable to the Borrower with respect to a request for Loans in Section 2.03) at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse an Issuing Bank, then to such Lenders and such Issuing Banks as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)
Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $250,000 (or such smaller amount as may be agreed to by the Administrative Agent) and is denominated in Dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or a Swingline Loan of the respective Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan, as applicable.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each affected Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Multicurrency Percentage or Applicable Dollar Percentage, as applicable, thereof.

(g)
Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

None of the Administrative Agent, the Lenders, the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Banks or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by any Issuing Bank’s fraud, gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof as determined by a final, non-appealable judgment of a court of competent jurisdiction. The parties hereto expressly agree that:

(i)
the Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii)
the Issuing Banks shall have the right, in their sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iii)
this sentence shall establish the standard of care to be exercised by the Issuing Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)
Disbursement Procedures. Each Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.
(i)
Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days following the date when due pursuant to paragraph (f) of this Section 2.05, then the provisions of Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section 2.05 to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.
(j)
Resignation or Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. In addition, any Issuing Bank may resign as an Issuing Bank hereunder upon not less than three (3) Business Days prior written notice to the Administrative Agent and the Borrower; provided further that if any Issuing Bank, in its capacity as a Revolving Lender, assigns all of its Revolving Loans and Revolving Commitments in accordance with the terms of this Agreement, such Issuing Bank shall be deemed to have automatically resigned as an Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement or resignation of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all its unpaid fees accrued for the account of the replaced or resigning Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” and/or “Issuing Banks” shall be deemed to refer to such successor or successors (and the other current Issuing Banks, if applicable) or to any previous Issuing Bank, or to such successor or successors (and all other current Issuing Banks) and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.
(k)
Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one (1) or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.
(l)
Cash Collateralization. If the Borrower shall be required to provide cover for LC Exposure of a Class pursuant to Section 2.09(a), Section 2.10(c), Section 2.10(d), Section 2.18(c)(ii) or the last paragraph of Section 7.01, the Borrower shall immediately (or in accordance with the time periods specified in the applicable section) deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent, Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), Section 2.10(c), Section 2.10(d), Section 2.18(c)(ii) or the last paragraph of Section 7.01, as applicable. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the Secured Obligations, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Revolving Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein. If the Borrower is required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as set forth in this Section 2.05(l)) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide cash collateral hereunder pursuant to Section 2.10(b)(ii), such cash collateral (to the extent not applied as set forth in this Section 2.05(l)) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the aggregate Credit Exposures would not exceed the aggregate Commitments so long as no Event of Default exists.
SECTION 2.06.
Funding of Borrowings.
(a)
Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) in the case of any Loan (other than an ABR Borrowing), 11:00 a.m. New York City time, and (ii) in the case of any Loan that is an ABR Borrowing, 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose, in each case, by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)
Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the

Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the corresponding Currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable at the time to ABR Loans in the case of a Dollar Borrowing or the interest rate applicable to such Borrowing in the case of a Multicurrency Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.07.
Interest Elections.
(a)
Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term Benchmark Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.07; provided, however, that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (iii) no Term Benchmark Borrowing denominated in a Foreign Currency or RFR Borrowing may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Term Benchmark Borrowing denominated in a Foreign Currency or RFR Borrowing may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. For the avoidance of doubt, this Section 2.07(a) shall not apply to Swingline Borrowings, which may not be converted or continued except in accordance with Section 2.04(c).
(b)
Notice of Elections. To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone or electronic communication or by delivery of a written Interest Election Request (which may be by electronic mail) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request delivered by telephone or electronic communication shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request.

(c)
Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing, an Index Rate Borrowing or a Term Benchmark Borrowing; and
(iv)
if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
(d)
Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Term Benchmark Borrowing of the same Class having an Interest Period of one (1) month’s duration, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Term Benchmark Borrowing may have an Interest Period of more than one (1) month’s duration.
SECTION 2.08.
Termination, Reduction or Increase of the Commitments.
(a)
Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, the Revolving Commitments of each Class shall terminate on the Commitment Termination Date.
(b)
Voluntary Termination or Reduction. The Borrower may at any time without premium or penalty terminate, or from time to time reduce, the Revolving Commitments ratably among (and within) each Class; provided that (i) each reduction of the Revolving Commitments pursuant to this sentence shall be in an amount that is $5,000,000 (or, if less, the entire remaining amount of the Revolving Commitments of any Class) or a larger multiple of $1,000,000 in excess thereof (or the entire remaining amount of the Revolving Commitments of any Class) and (ii) the

Borrower shall not terminate or reduce the Revolving Commitments if, immediately after giving effect to any concurrent prepayment of the Loans of any Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Revolving Commitments of such Class. Any such reduction of the Revolving Commitments below the aggregate principal amount of the Swingline Loans permitted under Section 2.04(a)(i) and the aggregate amount of Letters of Credit permitted under Section 2.05(c)(i) shall result in a dollar-for-dollar reduction of such amounts as applicable.
(c)
Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section 2.08 at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08(c) shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)
Effect of Termination or Reduction. Any termination or reduction of the Revolving Commitments of a Class pursuant to clause (b) shall be permanent. Each reduction of the Revolving Commitments pursuant to clause (b) shall be made ratably between the Multicurrency Commitments and the Dollar Commitments and ratably among the Lenders in accordance with their respective Commitments of each Class.
(e)
Increase of the Commitments.
(i)
Requests for Increase by Borrower. The Borrower shall have the right, at any time on or after the Effective Date but prior to the Commitment Termination Date, to propose that the Revolving Commitments of a Class hereunder be increased or a new Class of Incremental Term Commitments be created (each such proposed increase or creation being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender that shall have agreed to an additional Commitment of the same Class as its existing Commitment (each an “Increasing Lender”) and/or each additional lender that shall have agreed to a new Commitment or existing lender that shall have agreed to a new Commitment of a different Class than its existing Commitment (each an “Assuming Lender”) and the date on which such increase or creation, as applicable, is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least thirty (30) days prior to the Commitment Termination Date; provided that no Lender shall be obligated to provide any increased Commitment; provided, further that:
(A)
each increase shall be in a minimum amount of at least $10,000,000 or a larger multiple of $5,000,000 in excess thereof (or, in each case, such lesser amount as the Administrative Agent may reasonably agree);

(B)
immediately after giving effect to such Commitment Increase, the aggregate amount of all Revolving Commitments and outstanding Term Loans shall not exceed $~~750,000,000~~900,000,000;
(C)
in the case of a Commitment Increase under the Revolving Commitments, each Assuming Lender shall be consented to by the Administrative Agent, the Issuing Banks and the Swingline Lenders, in each case, holding Commitments of the same Class as such Assuming Lender (in each case, which consent shall not be unreasonably withheld, conditioned or delayed);
(D)
in the case of any Commitment Increase (other than a Commitment Increase used in connection with a Specified Purchase), no Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date; and
(E)
(1) in the case of a Commitment Increase used in connection with a merger or consolidation with, or acquisition of all or substantially all of the assets of, any other business development company advised by the Advisor by an Obligor permitted under Section 6.03 (such Person, a “Specified Target” and such merger, consolidation or acquisition a “Specified Purchase”), the Specified Representations (immediately after giving effect to such merger, consolidation or acquisition) and the Specified Purchase Agreement Representations (immediately prior to giving effect to such merger, consolidation or acquisition) shall be true and correct in all material respects on and as of such Commitment Increase Date, or (2) in the case of any other Commitment Increase, the representations and warranties made by the Borrower and/or its Significant Subsidiaries, as applicable, contained in this Agreement shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(ii)
Effectiveness of Commitment Increase by Borrower. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date with the Commitment in the amount set forth in the applicable Incremental Assumption Agreement, and the Commitment of the respective Class of any Increasing Lender part of such Commitment Increase, and such Assuming Lender shall be increased as of such Commitment Increase Date to the amount set forth in the applicable Incremental Assumption Agreement; provided that:
(A)
the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied;
(B)
each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to such Commitment Increase Date, an agreement (an “Incremental Assumption Agreement”), in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent; and
(C)
in the case of a Commitment Increase under the Term Commitments, each Assuming Lender and Increasing Lender shall on such Commitment Increase Date make available their respective Term Loans to the Borrower pursuant to procedures reasonably established by the Administrative Agent.
(iii)
Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or an Increasing Lender, and, if applicable, upon the making of any Incremental Term Loan pursuant to clause (ii)(C), together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein, and if applicable, the Incremental Term Loans, in the Register and (z) give prompt notice thereof to the Borrower.
(iv)
Adjustments of Borrowings upon Effectiveness of Increase. In the case of a Commitment Increase under the Revolving Commitments, on each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Revolving Loans (if any) of the affected Class in full, (B) simultaneously borrow new Revolving Loans of such Class hereunder in an amount equal to such prepayment (in the case of Term Benchmark Loans, with Relevant Rates equal to the outstanding Relevant Rates and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s); provided that for any outstanding Interest Period of less than one (1) month, the Interest Period will be deemed equal to one (1) month), as applicable (as modified hereby); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Revolving Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Revolving Lender will be subsequently borrowed from such Revolving Lender and (y) the existing Revolving Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Loans of such Class are held ratably by the Revolving Lenders of such Class in accordance with the respective Revolving Commitments of such Class of such Revolving Lenders (after giving effect to such Commitment Increase) and (C) pay to the Revolving Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment. Concurrently therewith, the Revolving Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Swingline Loans and Letters of Credit of such Class so that such interests are held ratably in accordance with their Revolving Commitments of such Class as so increased.
(v)
Terms of Loans Issued on the Commitment Increase Date. The terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, (A) in the case of a Commitment Increase under the Revolving Commitments, shall be identical to the terms and provisions of Loans issued by, and the Commitments of, the Revolving Lenders immediately prior to the applicable Commitment Increase Date (except that any upfront or similar one-time fee may be different) and (B) in the case of a Commitment Increase consisting of the creation of a new Class of Incremental Term Loans, the terms and provisions of such Incremental Term Loans (except that any upfront or similar one-time fee may be separately agreed).
SECTION 2.09.
Repayment of Loans; Evidence of Debt.
(a)
Repayment. The Borrower hereby unconditionally promises to repay the Loans of each Class as follows:
(i)
to the Administrative Agent for the account of the applicable Lenders the outstanding principal amount of each Class of the Loans on the Maturity Date; and
(ii)
to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender, on the earlier of the Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten (10) Business Days after such Swingline Loan is made; provided that any Swingline Loan that is not repaid timely in accordance with this clause (ii) shall be automatically converted to a Term Benchmark Loan in accordance with Section 2.04(c); provided further that on each date that a Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding.

In addition, on the Maturity Date, to the extent any Letter of Credit is outstanding (notwithstanding the requirements of Section 2.05(d)), the Borrower shall deposit into the Letter of Credit Collateral Account, Cash in an amount equal to 100% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Maturity Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)
Manner of Payment. Subject to Section 2.10(d), prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of such selection not later than the time set forth in Section 2.10(f) prior to the scheduled date of such repayment; provided that, each repayment of Borrowings to any Lenders of a Class shall be applied to repay or prepay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, solely in the case of any payment of a Borrowing denominated in Dollars, to pay any outstanding ABR Borrowings pro rata between any outstanding Dollar ABR Borrowings and outstanding Multicurrency ABR Borrowings, second, solely in the case of any payment of a Borrowing denominated in Dollars, to any outstanding Index Rate Borrowings pro rata between any outstanding Dollar Index Rate Borrowings and outstanding Multicurrency Index Rate Borrowings, third, if no Class is specified and such payment relates to a Borrowing denominated in Dollars, to any Pro-Rata Borrowings in the order of the remaining duration of their respective Interest Periods (the Pro-Rata Borrowing with the shortest remaining Interest Period to be repaid or prepaid first) and, fourth, within each Class, to any remaining Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid or prepaid first). Each payment of a Pro-Rata Borrowing shall be applied ratably between the Dollar Loans and Multicurrency Loans included in such Pro-Rata Borrowing. Each payment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in such Borrowing. If the repayment or prepayment amount is denominated in Dollars and the Class to be repaid or prepaid is not specified, the Borrower shall first repay or prepay such amount pro rata between any outstanding ABR Borrowings of the Dollar Lenders and the Multicurrency Lenders, second repay or prepay such amount pro rata between any outstanding Index Rate Borrowings of the Dollar Lenders and the Multicurrency Lenders and third repay or prepay the remaining Borrowings denominated in Dollars in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period. If the repayment or prepayment is denominated in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency), the Borrower may, at its option, repay or prepay any outstanding Borrowings in such Currency ratably among just the Multicurrency Lenders in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period, and, if after such payment, the balance of the Borrowings denominated in such Currency is zero (0), then if there are any remaining proceeds, the Borrower shall repay or prepay the Loans (or provide cover for outstanding Letters of Credit as contemplated by Section 2.05(l)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure in the order of the remaining duration of their respective Interest Periods, commencing with such Borrowings with the shortest remaining Interest Period.
(c)
Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.
(d)
Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)
Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section 2.09 shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records maintained by the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. In the event of any conflict between the Register and any other accounts and records maintained by the Administrative Agent, the Register shall control in the absence of manifest error.

(f)
Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note (or, in the case of any Lender having Commitments of different Classes, by separate promissory notes in respect of each Class of Commitments). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) in substantially the form attached hereto as Exhibit E or in such other form as shall be reasonably satisfactory to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one (1) or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).
SECTION 2.10.
Prepayment of Loans.
(a)
Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty except for payments under Section 2.15, subject to the requirements of this Section 2.10.
(b)
Mandatory Prepayments due to Changes in Exchange Rates.
(i)
Determination of Amount Outstanding. On each Revaluation Date, the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan or LC Exposure that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan or LC Exposure, determined as of such Revaluation Date. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.
(ii)
Prepayment.
(A)
If, on the date of such determination the aggregate Revolving Multicurrency Credit Exposure minus the Multicurrency LC Exposure fully cash collateralized pursuant to Section 2.05(l) on such date exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall prepay the Multicurrency Loans and Swingline Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(l)) within fifteen (15) Business Days following the date the Borrower receives notice from the Administrative Agent of such determination in such amounts, if any, as shall be necessary so that after giving effect thereto and the determination of the aggregate Revolving Multicurrency Credit Exposure as of such date, the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments. Any prepayment pursuant to this paragraph shall be applied, first, to Swingline Loans, second, to Multicurrency Loans, and third, as cover for Multicurrency LC Exposure.
(B)
If, on the date of such determination the aggregate Revolving Dollar Credit Exposure minus the Dollar LC Exposure fully cash collateralized pursuant to Section 2.05(l) on such date exceeds the aggregate amount of the Dollar Commitments as then in effect, the Borrower shall, prepay the Dollar Loans (and/or provide cover for Dollar LC Exposure as specified in Section 2.05(l)) within fifteen (15) Business Days following the date the Borrower receives notice from the Administrative Agent of such determination in such amounts, if any, as shall be necessary so that after giving effect thereto and the determination of the aggregate Revolving Dollar Credit Exposure as of such date, the aggregate Revolving Dollar Credit Exposure does not exceed the Dollar Commitments. Any prepayment pursuant to this paragraph shall be applied, first, to Dollar Loans outstanding and second, as cover for Dollar LC Exposure.
(c)
Mandatory Prepayments due to Borrowing Base Deficiency or Contingent Borrowing Base Deficiency.
(i)
In the event that at any time, but only for so long as, any Borrowing Base Deficiency shall exist, the Borrower shall, within five (5) Business Days after delivery of the applicable Borrowing Base Certificate, prepay the Revolving Loans (and/or provide cover for Letters of Credit as contemplated by Section 2.05(l)), include additional Portfolio Investments that are in the Collateral Pool in the Borrowing Base, reduce its other Indebtedness that is included in the Covered Debt Amount or otherwise remedy the Borrowing Base Deficiency in such amounts as shall be necessary so that such Borrowing Base Deficiency is promptly cured; provided that (i) the aggregate amount of such prepayment of Revolving Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to its other Indebtedness that is included in the Covered Debt Amount) of the aggregate prepayment and reduction of its other Indebtedness that is included in the Covered Debt Amount, (ii) any payment or repayment of Revolving Loans denominated in Dollars shall be made and applied ratably (based on the aggregate outstanding principal amounts of such Revolving Loans denominated in Dollars) between Dollar Lenders and Multicurrency Lenders and (iii) if, within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within thirty (30) Business Days (which thirty (30) Business Day period shall include the five (5) Business Days permitted for delivery of such plan), then such prepayment (and/or cash collateralization), reduction or addition of assets to the Borrowing Base shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such thirty (30) Business Day period; provided, further, that solely to the extent such Borrowing Base Deficiency is due to a failure to satisfy the requirements of Section 5.13(h) as a consequence of a change in either (x) the ratio of the Gross Borrowing Base to the Senior Debt Amount or (y) the Relevant Asset Coverage Ratio from one (1) quarterly period to the next, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely with respect to compliance with Section 5.13(h).
(ii)
In the event that at any time, but only for so long as, any Contingent Borrowing Base Deficiency shall exist, the Borrower shall, within five (5) Business Days after delivery of the applicable Borrowing Base Certificate, prepay the Revolving Loans (and/or provide cover for Letters of Credit as contemplated by Section 2.05(l)), include additional Portfolio Investments that are in the Collateral Pool in the Borrowing Base, reduce its other Indebtedness that is included in the Covered Debt Amount or otherwise remedy the Contingent Borrowing Base Deficiency in such amounts as shall be necessary so that such Contingent Borrowing Base Deficiency is promptly cured; provided that (i) the aggregate amount of such prepayment of Revolving Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to its other Indebtedness that is included in the Covered Debt Amount and Contingent Secured Indebtedness) of the aggregate prepayment and reduction of its other Indebtedness that is included in the Covered Debt Amount and Contingent Secured Indebtedness, (ii) any payment or repayment of Revolving Loans denominated in Dollars shall be made and applied ratably (based on the aggregate outstanding principal amounts of such Revolving Loans denominated in Dollars) between Dollar Lenders and Multicurrency Lenders and (iii) if, within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Contingent Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Contingent Borrowing Base Deficiency), the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Contingent Borrowing Base Deficiency to be cured within thirty (30) Business Days (which thirty (30) Business Day period shall include the five (5) Business Days permitted for delivery of such plan), then such prepayment (and/or cash collateralization), reduction or addition of assets to the Borrowing Base shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Contingent Borrowing Base Deficiency is cured within such thirty (30) Business Day period; provided, further, that solely to the extent such Contingent Borrowing Base Deficiency is due to a failure to satisfy the requirements of Section 5.13(h) as a consequence of a change in either (x) the ratio of the Gross Borrowing Base to the Senior Debt Amount or (y) the Relevant Asset Coverage Ratio from one (1) quarterly period to the next, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely with respect to compliance with Section 5.13(h).
(d)
Mandatory Prepayments During Amortization Period. During the period commencing on the date immediately following the Commitment Termination Date and ending on the Maturity Date:
(i)
Asset Disposition. If the Borrower or any other Obligor receives any Net Cash Proceeds in excess of $5,000,000 in the aggregate since the Commitment Termination Date, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds of a Disposition no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(ii)
Equity Issuance. Upon receipt by the Borrower or any other Obligor of any Net Cash Proceeds of the sale or issuance of any Equity Interests (other than pursuant to any distribution or dividend reinvestment plan), the Borrower shall prepay an aggregate principal amount of Loans equal to 75% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(iii)
Indebtedness. Upon the incurrence or issuance by the Borrower or any other Obligor of any Indebtedness for borrowed money (excluding any Permitted Advisor Loan) by such Borrower or such other Obligor, as applicable, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(iv)
Extraordinary Receipt. Upon any Extraordinary Receipt (which, when taken with all other Extraordinary Receipts received after the Commitment Termination Date, exceeds $5,000,000 in the aggregate) received by or paid to or for the account of the Borrower or any other Obligor, and not otherwise included in clauses (i), (ii) or (iii) of this Section 2.10(d), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom no later than the fifth Business Day following the receipt of such Net Cash Proceeds (such prepayments to be applied as set forth in Section 2.09(b)).
(v)
Return of Capital. If any Obligor shall receive any Return of Capital and is not otherwise included in clauses (i), (ii), (iii) or (iv) of this Section 2.10(d) (other than arising from any Transferred Assets), the Borrower shall prepay an aggregate principal amount of Loans equal to 90% of such Return of Capital (excluding amounts payable by the Borrower pursuant to Section 2.15) no later than the fifth Business Day following the receipt of such Return of Capital (other than arising from any Transferred Assets) (such prepayments to be applied as set forth in Section 2.09(b)).

Notwithstanding the foregoing, (I) Net Cash Proceeds and Return of Capital required to be applied to the prepayment of the Loans pursuant to this Section 2.10(d) shall exclude the amount necessary for the Borrower to make all required dividends and distributions (which shall be no less than the amount estimated in good faith by Borrower under Section 6.05(b) herein) to maintain the status of a RIC under the Code for so long as the Borrower retains such status and to avoid payment by the Borrower of federal income Taxes and excise Taxes imposed by Section 4982 of the Code for so long as the Borrower retains the status of a RIC under the Code, and (II) if the Loans to be prepaid pursuant to this clauses (i) through (v) above are Term Benchmark Loans, the Borrower may defer such prepayment until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to such Net Cash Proceeds, no later than the fifth Business Day following the receipt of such Net Cash Proceeds, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent, pending application of such amount to the prepayment of the Loans on the last day of such Interest Period; provided, further, that the Administrative Agent may direct the application of such deposits as set forth in Section 2.09(b) at any time and if the Administrative Agent does so, no amounts will be payable by the Borrower pursuant to Section 2.15.

(e)
Payments Following the Commitment Termination Date or During an Event of Default. Notwithstanding any provision to the contrary in Section 2.09 or this Section 2.10:

(i)
any prepayment of Loans required to be made in connection with any of the events specified in Section 2.10(d) shall be applied to prepay Loans and/or cash collateralize outstanding Letters of Credit on a pro-rata basis between each outstanding Class of Credit Exposure; provided, that, so long as no Event of Default has occurred and is continuing, each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably among just the Multicurrency Lenders to prepay the Revolving Loans denominated in such Agreed Foreign Currency and, if after such payment, if applicable, or otherwise, the balance of the Revolving Loans denominated in such Agreed Foreign Currency remaining is zero, then, if there are any remaining proceeds, such amount shall be applied to prepay (in Dollars) the remaining Loans and/or cash collateralize outstanding Letters of Credit on a pro-rata basis (based on the aggregate outstanding Dollar Equivalent principal amount of such Loans and Letters of Credit) between each outstanding Class of Credit Exposure;
(ii)
after the Commitment Termination Date, no optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of each other Class or, to the extent no Loans of any other Class are outstanding, provides cash collateral as contemplated by Section 2.05(l) for outstanding Letters of Credit of such Class, which prepayment (and cash collateral) shall be made on a pro-rata basis (based on the outstanding principal amounts of such Indebtedness) between each outstanding Class of Credit Exposure; and
(iii)
notwithstanding any other provision to the contrary in this Agreement, if an Event of Default has occurred and is continuing, then any payment or repayment of the Loans shall be applied to repay Loans and/or cash collateralize outstanding Letters of Credit on a pro rata basis (based on the aggregate Dollar Equivalents of the outstanding principal amounts of such Loans and Letters of Credit) between each outstanding Class of Credit Exposure.
(f)
Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Loan denominated in Dollars (other than in the case of a prepayment pursuant to Section 2.10(d)), not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an Index Rate Borrowing, not later than 12:00 p.m. New York City time, one (1) Business Day before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of prepayment, (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., New York City time, on the date of prepayment, (v) in the case of prepayment of an RFR Borrowing (other than in the case of a prepayment pursuant to Section 2.10(d)), not later than 12:00 p.m., London time, three (3) Business Days before the date of prepayment, (vi) in the case of a prepayment of a Term Benchmark Borrowing denominated in a Foreign Currency (other than in the case of a prepayment pursuant to Section 2.10(d)), not later than 12:00 p.m., New York time, three (3) Business Days before the date of prepayment, or (vii) in the case of any prepayment pursuant to Section 2.10(d), not later than 12:00 p.m., New York City time, one Business Day before the date of prepayment or, in each case of the notice periods described in this paragraph (e), such lesser period as the Administrative Agent may reasonably agree. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if (i) a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination or reduction is revoked in accordance with Section 2.08 and (ii) any notice given in connection with Section 2.10(d) may be conditioned on the consummation of the applicable transaction contemplated by such Section and the receipt by an Obligor of Net Cash Proceeds. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment or scheduled payment. Each prepayment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b). In the event the Borrower is required to make any concurrent prepayments under both paragraph (c) and also any other paragraph of this Section 2.10, the prepayment pursuant to such other paragraph of this Section 2.10 shall be made prior to any prepayment required to be made pursuant to paragraph (c) and the amount of the payment required pursuant to paragraph (c) (if any) shall be determined immediately after giving effect to the prepayment made (or to be made) under such other paragraph of this Section 2.10.
SECTION 2.11.
Fees.
(a)
Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at a rate per annum equal to 0.375% on the daily unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Lender during the period from and including the Effective Date to but excluding the earlier of the date such Revolving Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day after each Quarterly Date, commencing on the first such date to occur after the Effective Date, and ending on the earlier of the date the Revolving Commitments of the respective Class terminate and the Commitment Termination Date. All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, (i) the daily unused amount of the applicable Revolving Commitment shall be determined as of the end of each day and (ii) the Revolving Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class of such Lender shall be disregarded for such purpose).
(b)
Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Term Benchmark Loans (or, if such Letter of Credit is denominated in GBP, RFR Loans) on the daily maximum amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment of the applicable Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the daily maximum amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) applicable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date, commencing on the first such date to occur after the Effective Date, shall be payable in arrears on the fifteenth (15th) day following such Quarterly Date; provided that, all such fees with respect to the Letters of Credit shall be payable on the date on which the Revolving Commitments of the applicable Class terminate (the “termination date”), the Borrower shall pay any such fees that have accrued and that are unpaid on the termination date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the termination date, the Borrower shall prepay on the termination date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the termination date through but not including the date such outstanding Letters of Credit are scheduled to expire (and in that connection, the Lenders agree not later than the date two (2) Business Days after the date upon which the last such Letter of Credit shall expire or be terminated to rebate to the Borrower the excess, if any, of the aggregate participation and fronting fees that have been prepaid by the Borrower over the amount of such fees that ultimately accrue through the date of such expiration or termination). Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within ten (10) Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)
Administrative Agent and Valuation Agent Fees. The Borrower agrees to pay to each of the Administrative Agent and the Valuation Agent, as applicable, for its own account, fees payable in the amounts and at the times as set forth in the Administrative Agent Fee Letter dated as of the Effective Date between the Borrower and the Administrative Agent and in the applicable fee documentation between the Borrower and the Valuation Agent.
(d)
Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars (or, at the election of the Borrower, with respect to any fees payable to an Issuing Bank on account of Letters of Credit issued by such Issuing Bank in any Foreign Currency, in such Foreign Currency) and immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

SECTION 2.12.
Interest.
(a)
ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)
Index Rate Loans. The Loans constituting each Index Rate Borrowing shall bear interest at a rate per annum equal to the Term SOFR Index Rate plus the Applicable Margin.
(c)
Term Benchmark Loans. The Loans constituting each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Relevant Rate applicable to such Borrowing for the related Interest Period plus the Applicable Margin.
(d)
RFR Loans. The Loans constituting each RFR Borrowing shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Margin.
(e)
Default Interest. Notwithstanding the foregoing clauses (a) through (d), if any principal of or interest on any Loan, LC Disbursement or any recurring or scheduled fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any grace or cure period), whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall, at the request of Required Lenders, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any overdue interest on any Loan, LC Disbursement or any recurring or scheduled fee or other amount, 2% plus (x) if such other amount is denominated in Dollars, the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12, (y) if such other amount is denominated in a Foreign Currency (other than GBP), the rate applicable to Term Benchmark Loans as provided in paragraph (c) of this Section 2.12 or (z) if such other amount is denominated in GBP, the rate applicable to RFR Loans as provided in paragraph (d) of this Section 2.12.
(f)
Payment of Interest. Accrued interest on each Loan shall be payable in arrears to the Administrative Agent for distribution to each Lender on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (e) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(g)
Computation. All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest on all Loans denominated in GBP shall be computed on the basis of a year of three hundred sixty five (365) days (or three hundred sixty six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The

Alternate Base Rate, each Relevant Rate and the Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.13.
Market Disruption and Alternate Rate of Interest.
(a)
Subject to Section 2.13(b) below, if:
(i)
(A) prior to any Periodic Term SOFR Index Rate Determination Day for an Index Rate Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR Index Rate on such Periodic Term SOFR Determination Date, (B) prior to the commencement of any Interest Period for a Term Benchmark Borrowing in any Applicable Currency, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR, Term CORRA, the Adjusted EURIBO Rate or the AUD Rate, as applicable (including, without limitation, because the Relevant Screen Rate for such Interest Period is not available or published on a current basis and such circumstances are unlikely to be temporary) for such Interest Period or (C) at any time, for an RFR Borrowing, the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Daily Simple RFR (each determination under this clause (i) shall be made in good faith and shall be conclusive absent manifest error); or
(ii)
(A) prior to any Periodic Term SOFR Index Rate Determination Day for an Index Rate Borrowing, the Administrative Agent is advised by the Required Lenders of the applicable Class or, in the case of a Pro-Rata Borrowing, the Required Lenders, that the Term SOFR Reference Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for the monthly period commencing on such Periodic Term SOFR Determination Date, (B) prior to the commencement of any Interest Period for a Term Benchmark Borrowing in any Applicable Currency, the Administrative Agent is advised by the Required Lenders of the applicable Class or, in the case of a Pro-Rata Borrowing, the Required Lenders, that Term SOFR, Term CORRA, the Adjusted EURIBO Rate or the AUD Rate, as applicable, for a Loan in such Applicable Currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or (C) at any time, for an RFR Borrowing, the Administrative Agent is advised by Multicurrency Lenders constituting Required Lenders of such Class that the Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing;

then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and the affected Lenders as promptly as practicable thereafter identifying the relevant provision above. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, an Index Rate Borrowing or a Term Benchmark Borrowing denominated in the affected Currency shall be ineffective and, if the affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing immediately in the case of an Index Rate Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (ii) if the affected Currency is Dollars and any Borrowing Request requests an Index Rate Borrowing or a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, (iii) if the affected Currency is a Foreign Currency other than CAD, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the affected Currency shall be made as a Term Benchmark Borrowing with a Relevant Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the affected Currency, at the Borrower’s election shall either (1) be converted to a Term Benchmark Borrowing with a Relevant Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, or (3) be prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, and (iv) if the affected Currency is CAD, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in CAD shall be made as a Term Benchmark Borrowing with a Relevant Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in CAD, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in CAD with a Relevant Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of CAD) at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) at the end of the applicable Interest Period, or (3) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iii)(B)(1) or (iv)(B)(1) above, as applicable.

(b)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark for an Applicable Currency, then (x) if a Benchmark Replacement for the Term SOFR Reference Rate is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or a Benchmark replacement for the Term CORRA Reference Rate determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for such Applicable Currency for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising (x) in the case of a Benchmark Replacement for Dollars, the Required Lenders, and, (y) in the case of a Benchmark Replacement for any Foreign Currency, the Required Multicurrency Lenders. If the Benchmark Replacement is Daily Simple SOFR or Daily Simple CORRA, all interest payments will be payable on each Monthly Date.
(c)
In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (after consulting with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document other than as provided in the definition of Benchmark Replacement Conforming Changes (provided that the Administrative Agent’s determination shall be generally consistent with determinations made for borrowers of syndicated loans in the United States denominated in the applicable Currency).
(d)
The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
(e)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark for an Applicable Currency is a term rate (including the Term SOFR

Reference Rate, the Term CORRA Reference Rate or the applicable Relevant Rate) and either (A) any tenor for such Benchmark for such Applicable Currency is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark for such Applicable Currency is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings for such Applicable Currency at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark for such Applicable Currency (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark for such Applicable Currency (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings for such Applicable Currency at or after such time to reinstate such previously removed tenor.
(f)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for an Index Rate Borrowing, Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Index Rate Loans, Term Benchmark Loans or RFR Loans in each affected Currency to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, an Index Rate Borrowing or a Term Benchmark Borrowing denominated in the affected Applicable Currency shall be ineffective and, if the affected Applicable Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing immediately in the case of an Index Rate Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (ii) if the affected Applicable Currency is Dollars and any Borrowing Request requests an Index Rate Borrowing or a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, (iii) if the affected Applicable Currency is a Foreign Currency other than CAD, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the affected Applicable Currency shall be made as a Term Benchmark Borrowing with a Relevant Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the affected Applicable Currency, at the Borrower’s election shall either (1) be converted to a Term Benchmark Borrowing with a Relevant Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Applicable Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Applicable Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, or (3) be prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, at the end of the applicable Interest Period, and (iv) if the affected Applicable Currency is CAD, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in CAD shall be made as a Term Benchmark Borrowing with a Relevant Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in CAD, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in CAD with a Relevant Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of CAD) at the end of the applicable Interest Period, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Applicable Currency) at the end of the applicable Interest Period, or (3) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iii)(B)(1) or (iv)(B)(1) above, as applicable. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
SECTION 2.14.
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental, or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D), compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate) or any Issuing Bank;
(ii)
impose on any Lender or any Issuing Bank or the relevant interbank market for an Agreed Foreign Currency any other condition, cost or expense (other than Taxes), affecting this Agreement or Index Rate Loans, Term Benchmark Loans or RFR Loans made by such Lender or any Letter of Credit issued by such Issuing Bank or participation by such Lender therein; or

(iii) subject any Lender, any Issuing Bank or the Administrative Agent to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal,

letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting into or maintaining any Index Rate Loan, Term Benchmark Loan or RFR Loan (or any Loan, if such increase is in respect of Taxes (other than Indemnified Taxes and Excluded Taxes)) (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, such Issuing Bank or the Administrative Agent, the Borrower will pay to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered; provided that no Lender will claim the payment of any of the amounts referred to in this paragraph (a) if not generally claiming similar compensation from its other similar customers in similar circumstances.

(b)
Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans and Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), by an amount deemed to be material by such Lender or such Issuing Bank, then, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that no Lender or Issuing Bank, as applicable, will claim the payment of any of the amounts referred to in this paragraph (b) if not generally claiming similar compensation from its other similar customers in similar circumstances.
(c)
Certificates from Lenders. A certificate of a Lender or an Issuing Bank (x) setting forth in reasonable detail the basis for and the calculation of the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14, (y) setting forth in reasonable detail the manner of determination of such amount or amounts and (z) certifying that such Lender or such Issuing Bank or its holding company, as the case may be, is generally claiming similar compensation from its other similar customers in similar circumstances, shall be promptly delivered to the Borrower and shall be conclusive absent manifest error; provided, however that no Lender shall be requested to disclose confidential or price sensitive information or any other information, to the extent prohibited by applicable law. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)
Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than three (3) months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three (3) month period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15.
Break Funding Payments. (a) In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period therefor (including as a result of the occurrence of any Commitment Increase Date or an Event of Default), (ii) the conversion of any Term Benchmark Loan other than on the last day of an Interest Period therefor, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (including, in connection with any Commitment Increase Date, and regardless of whether such notice is permitted to be revocable under Section 2.10(f) and is revoked in accordance herewith), or (iv) the assignment as a result of a request by the Borrower pursuant to Section 2.19(b) of any Term Benchmark Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each affected Lender for such Lender’s loss, cost and expense attributable to such event (excluding loss of anticipated profits).
(b)
Payment under this Section 2.15 shall be made upon written request of a Lender delivered to the Borrower not later than ten (10) Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section 2.15 accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 and the basis for and the manner of determination of such amount or amounts, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
SECTION 2.16.
Taxes.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if the Borrower shall be required to deduct or withhold any Taxes from such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, then the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.16) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)
Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)
Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank for and, within thirty (30) Business Days after written demand therefor, pay the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(d)
Indemnification by the Lenders. Each Lender and each Issuing Bank shall severally indemnify the Administrative Agent, within thirty (30) days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent that a party to this Agreement has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any party to this Agreement to do so), (ii) any Taxes attributable to such Lender or Issuing Bank’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorize the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender or Issuing Bank from any other source against any amount due to the Administrative Agent under this paragraph.
(e)
Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

In addition, any Foreign Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Foreign Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and delivery of such documentation (other than such documentation set forth in Sections 2.16(f)(i)-(iv) or Section 2.16(h)) shall not be required if in the Foreign Lender’s reasonable judgment such completion, execution or delivery would subject such Foreign Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Foreign Lender.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)
duly completed copies of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)
duly completed copies of Internal Revenue Service Form W‑8ECI certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,
(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W-8BEN-E certifying that the Foreign Lender is not a United States Person, or
(iv)
to the extent a Foreign Lender is not a beneficial owner, duly completed copies of Internal Revenue Service Form W‑8IMY; together with an IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E or any other supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time the chief tax officer of such Foreign Lender becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower.

(g)
United States Lenders. Each Lender and each Issuing Bank that is not a Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), prior to the date on which such Issuing Bank or Lender becomes a party to this Agreement, upon the expiration or invalidity of any forms previously delivered and at times reasonably requested by the Borrower or the Administrative Agent, duly completed copies of Internal Revenue Service Form W‑9 or any successor form, provided it is legally able to do so at the time. In addition, if requested by the Borrower or the Administrative Agent, each Lender and each Issuing Bank shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Issuing Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and delivery of such documentation (other than completed copies of Internal Revenue Service Form W-9 or documentation required under Section 2.16(h)) shall not be required if in the Lender or Issuing Bank’s reasonable judgment such completion, execution or delivery would subject such Lender or Issuing Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Issuing Bank.
(h)
FATCA. If a payment made to a Lender or Issuing Bank under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Issuing Bank has complied with such Lender or Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender and Issuing Bank agrees that if any form or certification it previously delivered under Section 2.16(f), (g) or (h) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(i)
Treatment of Certain Refunds. If the Administrative Agent, any Lender or any Issuing Bank determines, in its sole discretion, that it has received a refund (or credit in lieu of such refund) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit), provided that the Borrower, upon the request of the Administrative Agent, any Lender or any Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, any Lender or any Issuing Bank

in the event the Administrative Agent, any Lender or any Issuing Bank is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the Administrative Agent, any Lender or any Issuing Bank be required to pay any amount to the Borrower pursuant to this paragraph (i) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent, such Lender or such Issuing Bank would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(j)
Survival. Each party’s obligations, agreements and waivers under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.17.
Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)
Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15 or any reimbursement or cash collateralization of any LC Exposure denominated in any Foreign Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.
(b)
Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.
(c)
Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment of commitment fees under Section 2.11 shall be made for the account of the Lenders pro rata according to the average daily unused amounts of their respective Commitments; (iv) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (v) each payment of interest on Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans then due and payable to such Lenders.
(d)
Sharing of Payments by Lenders. If any Lender of a Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements or Swingline Loans, of such Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and participations in LC Disbursements and Swingline Loans, and accrued interest thereon of such Class then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans, and participations in LC Disbursements and Swingline Loans, of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, and participations in LC Disbursements and Swingline Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the

Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For the avoidance of doubt, the Borrower may make a Borrowing under the Dollar Commitments or Multicurrency Commitments (if otherwise permitted hereunder) and may use the proceeds of such Borrowing (x) with Dollar Commitments to prepay the Multicurrency Loans (without making a ratable prepayment of the Dollar Loans) or (y) with Multicurrency Commitments to prepay the Dollar Loans (without making a ratable payment to the Multicurrency Loans).
(e)
Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
(f)
Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(a), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.18.
Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
commitment fees pursuant to Section 2.11(a) shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender;
(b)
such Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Documents and the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether two-thirds (2/3rds) of the Lenders, two-thirds (2/3rds) of the Lenders of a Class, the

Required Lenders or the Required Lenders of a Class have taken or may take any action hereunder or any other Loan Documents, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Defaulting Lender hereunder may not be permanently reduced, without the consent of such Defaulting Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Defaulting Lender);
(c)
if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)
all or any part of such Swingline Exposure (other than the portion of such Swingline Exposure consisting of Swingline Loans made by such Defaulting Lender) and LC Exposure shall be reallocated among the non-Defaulting Lenders holding Commitments of the same Class as such Defaulting Lender in accordance with their respective Applicable Multicurrency Percentages or Applicable Dollar Percentages, as applicable, but only to the extent (x) in the case of a Defaulting Lender that holds Commitments of a particular Class, the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of such Class plus such Defaulting Lender’s Swingline Exposure and LC Exposure of such Class does not exceed the total of all non-Defaulting Lenders’ Commitments of such Class, and (y) no non-Defaulting Lender’s Revolving Credit Exposure of the applicable Class will exceed such Lender’s Commitment of such Class;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(l) for so long as such LC Exposure is outstanding;
(iii)
if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)
if the LC Exposure of the non-Defaulting Lenders of the same Class as such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Multicurrency Percentages or Applicable Dollar Percentages, as applicable, in effect immediately after giving effect to such reallocation; and
(v)
if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.18(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and
(d)
so long as any Lender is a Defaulting Lender, no Swingline Lenders of the same Class of such Defaulting Lender shall be required to fund any Swingline Loan of such Class and no Issuing Bank of the same Class or such Defaulting Lender shall be required to issue, amend or increase any Letter of Credit of such Class, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders of the applicable Class and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c), and Swingline Exposure related to any newly made Swingline Loan and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders of such Class in a manner consistent with Section 2.18(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower, the Swingline Lenders and the Issuing Banks (with respect to the Swingline Lenders and the Issuing Banks, only to the extent that such Swingline Lender or Issuing Bank acts in such capacity under the same Class of Commitments held by a Defaulting Lender) each agrees in writing that such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on the date of such agreement, such Lender shall no longer be deemed a Defaulting Lender, the Borrower shall no longer be required to cash collateralize any portion of such Lender’s LC Exposure cash collateralized pursuant to Section 2.18(c)(ii) above and the Swingline Exposure and the LC Exposure of the Lenders of the affected Class shall be readjusted to reflect the inclusion of such Lender’s Commitment of such Class and on such date such Lender shall purchase at par such of the Loans of the other Lenders of such Class (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Multicurrency Percentage or Applicable Dollar Percentage, as applicable, in effect immediately after giving effect to such agreement.

No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.19.
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such

Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or is a non-consenting Lender (as provided in Section 9.02(d)), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts then due and payable), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)
Defaulting Lender. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(a), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.20.
Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any RFR Loan, Term Benchmark Loan or Index Rate Loan or to determine or charge interest rates based upon any applicable Daily Simple RFR or Relevant Rate or the Term SOFR Index Rate and such Lender shall so notify the Administrative Agent, the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and the other Lenders as promptly as practicable thereafter, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such notice no longer exist, (i) the Alternate Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof, (ii) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, an Index Rate Borrowing or a Term Benchmark Borrowing denominated in the affected Currency shall be ineffective and, if the affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing either (A) at the end of the applicable Interest Period in the case of a Term Benchmark Borrowing if such Lender may lawfully continue to maintain such Loan to such date or (B) immediately in the case of an Index Rate Borrowing and in the case of a Term Benchmark Borrowing if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (iii) if the affected Currency is Dollars and any Borrowing Request requests an Index Rate Borrowing or a Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing, (iv) if the affected Currency is a Foreign Currency other than CAD, (A) any Borrowing Request that requests a Term Benchmark Borrowing or RFR Borrowing denominated in the affected Currency shall be made as a Term Benchmark Borrowing with a Relevant Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing or RFR Borrowing in the affected Currency, at the Borrower’s election shall either (1) be converted to a Term Benchmark Borrowing with a Relevant Rate equal to the Central Bank Rate for the applicable Agreed Foreign Currency; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, or (3) be prepaid in full immediately in the case of an RFR Borrowing or, in the case of a Term Benchmark Borrowing, either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, and (v) if the affected Currency is CAD, (A) any Borrowing Request that requests a Term Benchmark Borrowing denominated in CAD shall be made as a Term Benchmark Borrowing with a Relevant Rate equal to the Canadian Prime Rate; provided, that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing Request shall be ineffective, and (B) any outstanding Term Benchmark Borrowing in CAD, at the Borrower’s election, shall either (1) be converted to a Term Benchmark Borrowing denominated in CAD with a Relevant Rate equal to the Canadian Prime Rate at the end of applicable Interest Period; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate cannot be determined, such Borrowing shall be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) either (x) at the end of the applicable Interest Period if such

Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, (2) be converted into an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such affected Currency) either (x) at the end of the applicable Interest Period if such Lender may lawfully continue to maintain such Loan to such date or (y) immediately if such Lender shall determine that it may not lawfully continue to maintain such Term Benchmark Loan to such date, or (3) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice or, in the case of a Term Benchmark Borrowing, the last day of the current Interest Period for the applicable Term Benchmark Loan, if earlier, the Borrower shall be deemed to have elected clause (iv)(B)(1) or (v)(B)(1) above, as applicable. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different lending office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14.
Article III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.
Organization; Powers. Each of the Borrower and its Significant Subsidiaries (a)(i) is duly organized and validly existing and (ii) in good standing, in each case, under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to comply with clauses (a) through (c), other than clause (a)(i) with respect to the Borrower, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02.
Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed by each Obligor party thereto and delivered will constitute, a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 3.03.
Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are or will be in full force and effect, and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Obligors, as applicable, or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any other Obligor, as applicable, or assets, or give rise to a right thereunder to require any payment to be made by any such Person, in each case, except as would not reasonably be expected to have a Material Adverse Effect, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien (other than Liens permitted by Section 6.02) on any asset of the Borrower or any other Obligors.
SECTION 3.04.
Financial Condition; No Material Adverse Change.
(a)
Financial Statements. The financial statements most recently delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Section 4.01(d) or Section 5.01 present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP applied on a consistent basis, subject to, in the case of interim statements, year-end audit adjustments and the absence of footnotes.
(b)
No Material Adverse Change. Since December 31, 2024, there has not been any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.05.
Litigation. Except, in each case, as disclosed to the Lenders and the Administrative Agent prior to the Second Amendment Effective Date, including as set forth in any report publicly filed with the SEC prior to the Second Amendment Effective Date, (i) there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Financial Officer of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Financial Officer of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries that directly involve this Agreement or the Transactions (other than any action brought by the Borrower against a Defaulting Lender).
SECTION 3.06.
Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.07.
Sanctions and Anti-Corruption Laws. The Borrower, or any one or more Affiliates on its behalf, has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions, and (a) the Borrower and its Subsidiaries and their respective directors, officers, and employees, and (b) to the knowledge of the Borrower, its or its Subsidiaries’ agents, are in compliance in all material respects with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (x) the Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (y) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries, in each case of this clause (y), that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
SECTION 3.08.
Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all ~~material~~ Tax returns and reports required to have been filed and has paid or caused to be paid all ~~material~~ Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.09.
ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. As of the Merger Date, the Borrower’s assets do not and will not constitute Plan Assets by reason of satisfying one or more exceptions under the Plan Asset Regulations.
SECTION 3.10.
Disclosure. None of the written reports, financial statements, certificates or other written information (other than projections, other forward looking information, information of a general economic or industry specific nature or information relating to third parties) furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) when taken together with the Borrower’s public filings and as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading at the time made; provided that, with respect to projected financial information, other forward looking information and information relating to third parties, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of the preparation thereof (it being understood that projections are subject to significant and inherent uncertainties and contingencies which may be outside of the Borrower’s control and that no assurance can be given that projections will be realized, and are therefore not to be viewed as fact, and that actual results for the periods covered by projections may differ from the projected results set forth in such projections and that such differences may be material), and the Borrower makes no representation or warranty with respect to information of a general economic or general industry nature.
SECTION 3.11.
Investment Company Act; Margin Regulations.
(a)
Status as Business Development Company. The Borrower is a “closed-end fund” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b)
Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case, that are applicable to the Borrower and its Subsidiaries.
(c)
Investment Policies. The Borrower is in compliance with all written investment policies, restrictions and limitations for the Borrower delivered (to the extent not otherwise publicly filed with the SEC) to the Lenders prior to the Second Amendment Effective Date (as such investment policies have been amended, modified or supplemented in a manner not prohibited by Section 7.01(r), the “Investment Policies”), except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.
(d)
Use of Credit. Neither the Borrower nor any of its Significant Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of Regulation U.
SECTION 3.12.
Material Agreements and Liens.
(a)
Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness for borrowed money of or any extension of credit (or commitment for any extension of credit) to, or guarantee for borrowed money by, the Borrower or any other Obligor outstanding on the Second Amendment Effective Date (in each case, other than (x) Indebtedness hereunder or under any other Loan Document and (y) any such agreement or arrangement that is solely between or among two (2) or more Obligors), and the aggregate principal or face amount outstanding or that is or may become outstanding under each such arrangement in each case as of the Second Amendment Effective Date is correctly described in Part A of Schedule II.
(b)
Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Second Amendment Effective Date (other than Indebtedness hereunder or under any other Loan Document) covering any property of the Borrower or any other Obligor, and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Second Amendment Effective Date is correctly described in Part B of Schedule II.
SECTION 3.13.
Subsidiaries and Investments.
(a)
Subsidiaries. Set forth in Part A of Schedule IV is a complete and correct list of all of the Subsidiaries of the Borrower on the Second Amendment Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Designated Subsidiary or an Excluded Asset (other than a Designated Subsidiary). Except as disclosed in Part A of Schedule IV, as of the Second Amendment Effective Date, (x) the Borrower owns, free and clear of Liens (other than any lien permitted by Section 6.02 hereof), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Part A of Schedule IV, (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and (z) there are no outstanding Equity Interests with respect to such Subsidiary. Each Subsidiary identified on said Part A of Schedule IV as a “Designated Subsidiary” qualifies as such under the definition of “Designated Subsidiary” set forth in Section 1.01.
(b)
Investments. Set forth in Part B of Schedule IV is a complete and correct list as of the Second Amendment Effective Date of all Investments (other than Investments of the types referred to in clauses (a), (c) and (d) of Section 6.04) held by any of the Obligors in any Person on the Second Amendment Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV, as of the Second Amendment Effective Date, each of the Borrower and such other Obligors owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents and other Liens permitted hereunder), all such Investments.
SECTION 3.14.
Properties.
(a)
Title Generally. Each of the Borrower and the other Obligors has good title to, or valid leasehold interests in, all its real and personal property material to its business, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business, taken as a whole, as currently conducted or to utilize such properties for their intended purposes, except where failure to have title or leasehold interests would not reasonably be expected to have a Material Adverse Effect.
(b)
Intellectual Property. Each of the Borrower and the other Obligors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, taken as a whole, the use thereof by the Borrower and such other Obligor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.15.
Affiliate Agreement. As of the Second Amendment Effective Date, the Borrower has heretofore delivered (to the extent not otherwise publicly filed with the SEC) to the Administrative Agent true and complete copies of the Affiliate Agreement as in effect as of the Second Amendment Effective Date (including any amendments, supplements or waivers executed and delivered thereunder and any schedules and exhibits thereto). As of the Second Amendment Effective Date, the Affiliate Agreement is in full force and effect.
SECTION 3.16.
Security Documents. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 6.02) on all right, title and interest of the respective Obligors in the Collateral described therein to secure the Secured

Obligations, except for any failure that would not constitute an Event of Default under Section 7.01(p). Except for (a) filings and actions completed on or prior to the Second Amendment Effective Date and as contemplated hereby and by the Security Documents, and (b) the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control, no filing or other action will be necessary to perfect such Liens to the extent required thereunder, except for the failure to make any filing or action that would not constitute an Event of Default under Section 7.01(p).
SECTION 3.17.
Affected Financial Institutions. No Obligor is an Affected Financial Institution.
SECTION 3.18.
Outbound Investment Rules. . The Borrower and its Subsidiaries (i) are not engaged, and have no intention to engage, in any activity in violation of the Outbound Investment Rules, and (ii) are not knowingly (as defined in 31 C.F.R. 31 § 850.216) engaged in any activity that would cause the Administrative Agent, Collateral Agent or any Lender (x) to be in violation of the Outbound Investment Rules or (y) to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Article IV

Conditions
SECTION 4.01.
Effective Date. This Agreement shall become effective on the date on which the following conditions precedent have been satisfied (or such condition shall have been waived in accordance with Section 9.02):
(a)
Documents. The Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:
(i)
Executed Counterparts. From each of the parties hereto, either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.
(ii)
Guarantee and Security Agreement. The Guarantee and Security Agreement, duly executed by each of the parties thereto.
(iii)
Opinion of Counsel to the Obligors. A customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, New York counsel for the Obligors.
(iv)
Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions.

(v)
Officer’s Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President, the Chief Executive Officer or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (a), (b), and (c) of the first sentence of Section 4.02.
(vi)
Borrowing Base Certificate. A Borrowing Base Certificate as of a date of not more than five (5) days prior to the Effective Date (or such other date as agreed by the Administrative Agent) and giving pro forma effect to the Transactions.
(vii)
Control Agreements. A control agreement with respect to each of the (other than Excluded Accounts (as defined in the Guarantee and Security Agreement)) maintained by the Obligors as of the Effective Date, duly executed and delivered by each of the parties thereto.
(b)
Fees and Expenses. The Administrative Agent shall have received evidence of the payment by the Borrower of all fees due and payable to the Lenders, the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers on or prior to the Effective Date that the Borrower has agreed to pay in connection with this Agreement. The Borrower shall have paid all reasonable expenses (including the legal fees of Mayer Brown LLP) for which invoices have been presented prior to the Effective Date that the Borrower has agreed to pay in connection with this Agreement.
(c)
Liens. Results of a recent lien search in each relevant jurisdiction with respect to each Obligor and such search shall reveal no liens on any of the assets of any Obligor except for liens permitted under Section 6.02 or liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent. All UCC financing statements, control agreements, stock certificates and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a first priority perfected (subject to Liens permitted by Section 6.02) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code) shall have been properly filed (or provided to the Administrative Agent) or executed and delivered in each jurisdiction required.
(d)
Financial Statements. The Administrative Agent and the Lenders shall have received the audited consolidated statements of assets and liabilities, statements of operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries as of the end of and for the fiscal period ended December 31, 2024. The Lenders hereby acknowledge receipt of the financial statements referenced in this Section 4.01(d).
(e)
Know Your Customer Documentation. The Administrative Agent and the Lenders shall have received, (i) upon the reasonable request of the Lenders at least two (2) Business Days prior to the Effective Date, documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent that the Borrower qualifies as a “legal entity customer” under the requirements of the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

(f)
Valuation Policy. A copy of the Valuation Policy.
(g)
Portfolio Investments. The aggregate Value of all Portfolio Investments of the Obligors as of the Effective Date shall not be less than $150,000,000.
(h)
Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Truist Bank may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.
Each Credit Event. The obligation of each Lender to make any Loan, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:
(a)
(i) in the case of a Loan made to pay the purchase price and related fees and expenses in respect of a Specified Purchase, the Specified Representations (immediately after giving effect to such merger, consolidation or acquisition) and the Specified Purchase Agreement Representations (immediately prior to giving effect to such merger, consolidation or acquisition) shall be true and correct in all material respects on and as of the date of such Loan, or (ii) in the case of any other Loan or issuance, amendment, renewal or extension of any Letter of Credit, the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;
(b)
(i) in the case of a Loan made to pay the purchase price and related fees and expenses in respect of a Specified Purchase, at the time of and immediately after giving effect to such Loan, no Event of Default under Section 7.01(a), (b), (i), (j), or (k) shall have occurred and be continuing, or (ii) in the case of any Loan or issuance, amendment, renewal or extension of any Letter of Credit (other than a Loan made to pay the purchase price and related fees and expenses in respect of a Specified Purchase), at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Specified Default or Event of Default shall have occurred and be continuing;
(c)
the aggregate Covered Debt Amount (immediately after giving effect to such extension of credit and any Concurrent Transaction) shall not exceed the Borrowing Base (immediately after giving effect to such extension of credit and any Concurrent Transaction), which shall be evidenced by a Borrowing Base Certificate (that, so long as it is still current, may be the Borrowing Base Certificate most recently delivered to the Administrative Agent); and
(d)
the Administrative Agent shall have received a request for the Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.03, 2.04 or 2.05(b), as applicable.

Each Borrowing (but not a continuation or conversion thereof) and each issuance, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

Article V

Affirmative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

SECTION 5.01.
Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:
(a)
within ninety (90) days after the end of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed one hundred twenty (120) days after the end of each fiscal year of the Borrower), commencing with the fiscal year ending December 31, 2025, the audited consolidated statements of assets and liabilities, statements of operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte LLP or any other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently (except as disclosed therein) applied;
(b)
within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed seventy-five (75) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower), commencing with the fiscal quarter ending June 30, 2025, the consolidated statements of assets and liabilities, statements of operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently (except as disclosed therein) applied, subject to normal year-end audit adjustments, the absence of footnotes and as otherwise described therein;
(c)
concurrently with any delivery of financial statements under clause (a) or (b) of this Section 5.01, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and is continuing with respect to the Borrower during the applicable period and, if a Default has occurred and is continuing with respect to the Borrower during the most recent period covered by such financial statements (or has occurred and is continuing from a prior period), specifying the details thereof and any action which the Borrower has taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(b), 6.01(i), 6.01(m), 6.01(n), 6.02(d), 6.02(e), 6.03(c), 6.03(d), 6.03(e), 6.03(h), 6.03(i), 6.04(d), 6.04(j), 6.05(b), 6.05(d), 6.07 and 6.12(c) or, if not in compliance, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) to the extent not previously disclosed on a Form 10-K or Form 10-Q previously filed with the SEC, stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred, specifying the effect (unless such effect has been previously reported) as determined by the Borrower of such change on the financial statements accompanying such certificate and (iv) certifying as to the list of Designated Subsidiaries as of such date;
(d)
as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, (1) a Borrowing Base Certificate as at the last day of such accounting period, (2) if during such monthly accounting period the Borrower has declared or made any Restricted Payment pursuant to Section 6.05(d), a certificate of a Financial Officer of the Borrower describing each such Restricted Payment and certifying that the conditions set forth in Section 6.05(d) were satisfied on the date of each such Restricted Payment and (3) the Borrower’s calculation of the ratio of the Gross Borrowing Base to the Combined Debt Amount (showing the components of the Gross Borrowing Base and the Combined Debt Amount, respectively);
(e)
promptly but no later than five (5) Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date such Person has knowledge of such Borrowing Base Deficiency indicating the amount of such Borrowing Base Deficiency as at the date such Person obtained knowledge of such deficiency and the amount of such Borrowing Base Deficiency as of the date not earlier than one (1) Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;
(f)
promptly upon receipt thereof, copies of all significant written reports submitted to management or the board of directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Significant Subsidiaries delivered by such accountants to the management or board of directors of the Borrower (other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the audit committee of the Borrower’s board of directors);
(g)
promptly after (and only if) the same become publicly available, copies of all periodic and other reports, proxy statements and other materials sent to all stockholders or filed by any of the Obligors with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;
(h)
promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance by the Borrower and the Obligors with the terms of this Agreement and the other Loan Documents, or for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation (to the extent applicable), as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request; ~~and~~
(i)
upon delivery of each Borrowing Base Certificate pursuant to Section 5.01(d) in the months of March, June, September and December, an updated data tape for each Late-Stage Loan included in the Borrowing Base substantially in the form agreed to by the Administrative Agent and the Borrower on or prior to the Effective Date or such other form as is reasonably acceptable to the Administrative Agent~~.~~; and
(j)
within 45 days after the end of each fiscal quarter of the Borrower, all external valuation reports relating to the Portfolio Investments that have been received by the Borrower from the Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments, if any, conducted in respect of such fiscal quarter (provided that any recipient of such reports executes and delivers any non-reliance letter, release, confidentiality agreement or similar agreements required by such Approved Third-Party Appraiser).

Notwithstanding anything in this Section 5.01 to the contrary, the Borrower shall be deemed to have satisfied the requirements of this Section 5.01 (other than Sections 5.01(c), (d), (e) and (h)) if the reports, documents and other information of the type otherwise so required thereby are publicly available when filed on EDGAR at the www.sec.gov website or any successor service provided by the SEC.

SECTION 5.02.
Notices of Material Events. Promptly upon a responsible officer of the Borrower obtaining actual knowledge thereof, the Borrower will furnish to the Administrative Agent for distribution to each Lender written notice of the following:
(a)
the occurrence of any Default (unless the Borrower first became aware of such Default from a notice delivered by the Administrative Agent); provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder;
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any of its Significant Subsidiaries that has a reasonable likelihood of being adversely determined and which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(d)
any other development (excluding matters of a general economic, financial or political nature to the extent that they would not reasonably be expected to have a disproportionate effect on the Borrower) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; and

(e)
the occurrence of the consummation of the Merger; provided that such notice shall (i) be accompanied by a file stamped copy of the certificate of merger evidencing the Merger and (ii) be delivered within two (2) Business Days of the consummation of the Merger.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.
Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03.
SECTION 5.04.
Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, pay its obligations, including U.S. federal income Tax and any other material Tax liabilities and material contractual obligations before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary (other than Immaterial Subsidiaries) has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.
Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, except where failure to keep or maintain would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.
SECTION 5.06.
Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, keep books of record and account in accordance with GAAP in all material respects. The Borrower will, and will cause each other Obligor to, permit any representatives designated by the Administrative Agent or any Lender, upon three (3) Business Days’ prior notice to the Borrower, to visit and inspect its properties during normal business hours, to examine and make copies of its books and records (but only to the extent the Borrower is not prohibited from disclosing such information or providing access to such information, and any books, records and documents held by the Custodian), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case, to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without violation of law, rule, regulation or any contract such Obligor entered into with a third party that is not an Affiliate; provided that the Borrower shall be entitled to have its representatives and advisors present during any inspection of its books and records and during any discussion with its independent accountants or independent auditors; provided further that the Borrower shall not be responsible for the costs and expenses of the Administrative Agent and the Lenders for more than one (1) visit and inspection in any calendar year under this Section 5.06 and Section 7.01(b) of the Guarantee and Security Agreement unless an Event of Default shall have occurred and be continuing.
SECTION 5.07.
Compliance with Laws; Anti-Corruption; Sanctions. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act, any applicable rules, regulations or orders issued by the SEC thereunder (in each case, if applicable to such Person) and orders of any other Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower and its Subsidiaries will comply in all material respects with the Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.
Certain Obligations Respecting Subsidiaries; Further Assurances.
(a)
Subsidiary Guarantors. In the event that (1) any Obligor shall form or acquire any new Domestic Subsidiary (other than an Excluded Asset or Immaterial Subsidiary) or (2) any Excluded Asset or Immaterial Subsidiary that is a Domestic Subsidiary shall no longer constitute an “Excluded Asset” or “Immaterial Subsidiary” or any Controlled Foreign Corporation shall no longer constitute a “Controlled Foreign Corporation”, as applicable, pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Domestic Subsidiary for purposes of this Section 5.08 as of such date), the Borrower will cause, within thirty (30) days (or such longer period as shall be reasonably agreed by the Administrative Agent) following such Person becoming a new Domestic Subsidiary, such new Domestic Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel (unless otherwise agreed by the Administrative Agent) and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 upon the Effective Date or as the Administrative Agent shall have reasonably requested. For the avoidance of doubt, the Borrower may elect to cause any of its Excluded Assets or Immaterial Subsidiaries to become an Obligor by causing such Person to become a Subsidiary Guarantor and executing and delivering a Guarantee Assumption Agreement and other deliverables as required for a Subsidiary Guarantor under this Section 5.08(a) (at which point such Person shall be a Subsidiary Guarantor and shall no longer be an Excluded Asset or an Immaterial Subsidiary, as applicable). For the avoidance of doubt, any Person that is a Subsidiary of the Surviving Entity immediately prior to the consummation of the Merger shall be deemed to be a new Subsidiary of the Borrower as of the Merger Date and the Borrower and such Subsidiary will comply with the requirement of this Section 5.08(a) with respect to such Subsidiary within thirty (30) days of the Merger Date (or such longer period as shall be reasonably agreed by the Administrative Agent).

(b)
Ownership of Subsidiaries. The Borrower will, and will cause each of its Significant Subsidiaries (other than any Subsidiary that is an Excluded Asset) to, take such action from time to time as shall be necessary to ensure that each of its Significant Subsidiaries (other than any Subsidiary that is an Excluded Asset) is a wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.04, so long as immediately after giving effect to such permitted transaction each of the remaining Significant Subsidiaries is a wholly owned Subsidiary (other than any Subsidiary that is an Excluded Asset).
(c)
Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement, including:
(i)
to create, in favor of the Collateral Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with such Obligor) and the holders of any Shorter Term Secured Indebtedness or Other Secured Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents; provided further, that in the case of any Collateral consisting of voting stock of any Controlled Foreign Corporation, such security interest shall be limited to 65% of the issued and outstanding voting stock of such Controlled Foreign Corporation,
(ii)
subject to Sections 7.01 and 7.04 of the Guarantee and Security Agreement, to cause any bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” over each deposit account or securities account of the Obligors (in each case, other than any Excluded Account (as defined in the Guarantee and Security Agreement)), and in that connection, the Borrower agrees to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be promptly deposited into such an account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, until such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or of any Designated Subsidiary or other Person (including with any money or financial assets of any Obligor in its capacity as “servicer” for any such Designated Subsidiary or any of its other Excluded Assets, or any money or financial assets of any Excluded Asset),
(iii)
in the case of any portfolio investment held by an Excluded Asset or an Immaterial Subsidiary, including any cash collection related thereto, ensure that such portfolio investment shall not be held in the account of any Obligor subject to a control agreement among such Obligor, the Collateral Agent and the Custodian delivered in connection with this Agreement or any other Loan Document; provided that, in the case of a portfolio investment consisting of a participation interest held by any Excluded Asset or an Immaterial Subsidiary (other than a 100% participation interest held for more than ninety (90) days) that was acquired from an Obligor, such portfolio investment, including any cash collection related thereto, may be held in any account of any Obligor, so long as, in the case of cash, it is promptly distributed to such Excluded Asset or Immaterial Subsidiary,
(iv)
in the case of any Portfolio Investment consisting of a Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and an Excluded Asset or an Immaterial Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x) cause such Excluded Asset or such Immaterial Subsidiary to be party to such underlying loan documents as a “lender” having a direct interest (or a participation interest acquired from any Person (including an Obligor)) in such underlying loan documents and the extensions of credit thereunder and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to such Obligor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to separate accounts of such Obligor and no other amounts owing by such underlying borrower or obligated party are remitted to the accounts of such Obligor,
(v)
in the event that any Obligor is acting as an agent or administrative agent (or analogous capacity) under any loan documents with respect to any Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents, ensure that all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and are clearly identified as being held in an agency capacity and
(vi)
if an Event of Default has occurred and is continuing, cause all credit or loan agreements, any notes and all assignment and assumption agreements, as applicable, relating to any Portfolio Investment constituting part of the Collateral to be held (x) by the Collateral Agent, (y) by a Custodian pursuant to the terms of the applicable Custodian Agreement, or (z) pursuant to an appropriate intercreditor agreement, so long as such Custodian has agreed to grant access to such loan and other documents to the Administrative Agent pursuant to an access or similar agreement between the Borrower and such Custodian in form and substance reasonably satisfactory to the Administrative Agent; provided that the Borrower’s obligation to deliver underlying documentation may be satisfied by delivery of copies of such agreements.

Notwithstanding anything to the contrary contained herein, (1) nothing contained herein shall prevent an Obligor from having a Participation Interest in a portfolio investment held by an Excluded Asset and (2) if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of such Obligor, then any original of such instrument, promissory note, agreement, document or certificate shall be deemed held by the Custodian for all purposes hereunder; provided that, when such Obligor has actual knowledge of any such destroyed or lost instrument, promissory note, agreement, document or certificate, it shall use commercially reasonable efforts to obtain from the underlying borrower, and deliver to the Custodian, a replacement instrument, promissory note, agreement, document or certificate.

SECTION 5.09.
Use of Proceeds. The Borrower will use the proceeds of the Loans and the issuances of Letters of Credit only for general corporate purposes of the Borrower and its Subsidiaries, including (a) purchasing shares of its common stock in connection with the redemption (or buyback) of its shares, (b) repaying outstanding Indebtedness not prohibited by the Loan Documents, (c) paying fees and expenses paid or payable in connection with this Agreement and the other Loan Documents, (d) making other distributions, contributions and investments and (e) acquiring and funding (either directly or through one (1) or more Subsidiaries) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock, Hedging Agreements, Credit Default Swaps and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan or Letter of Credit will be used in violation of Sanctions or any other applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock in violation of Regulation U. Upon the request of any Lender, the Borrower shall furnish to such Lender a statement in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Without limiting the foregoing, no Obligor will directly or indirectly, use the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of materially funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.10.
Status of RIC and BDC. The Borrower (x) prior to the Merger Date, shall at all times, subject to applicable grace periods set forth in the Code, maintain its status as a RIC under the Code and (y) after the Merger Date, shall elect RIC treatment for its taxable year that ends on December 31, 2026 and thereafter shall at all times, subject to applicable grace periods set forth in the Code, maintain its status as a RIC under the Code. The Borrower shall at all times maintain its status as a “business development company” under the Investment Company Act.
SECTION 5.11.
Investment and Valuation Policies. The Borrower shall promptly advise the Lenders and the Administrative Agent of any material change in either its Investment Policies or Valuation Policy.
SECTION 5.12.
Portfolio Valuation and Diversification, Etc.
(a)
Industry Classification Groups. For purposes of this Agreement, the Borrower, in its reasonable determination, shall assign each Portfolio Investment included in the Borrowing Base to an Industry Classification Group. To the extent that the Borrower reasonably determines that any Portfolio Investment included in the Borrowing Base is not adequately correlated with the risks of other Portfolio Investments in an Industry Classification Group, such Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Portfolio Investment. In the absence of adequate correlation, the Borrower shall be permitted, upon notice to the Administrative Agent for distribution to each Lender, to create up to three (3) additional industry classification groups for purposes of this Agreement. Furthermore, for Portfolio Investments in the software industry, the Borrower may assign such Portfolio Investment to the Industry Classification Group based on the predominant end-user of the applicable issuer’s product.
(b)
Portfolio Valuation Etc.
(i)
Settlement Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled), provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.
(ii)
Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investments included in the Borrowing Base as follows:
(A)
Quoted Investments—External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market quotations are readily available and that are traded in an active and orderly market, in each case, as determined by the Borrower (“Quoted Investments”), the Borrower shall value such Quoted Investments in accordance with its Valuation Policy and, solely with respect to Portfolio Investments included in the Borrowing Base, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one (1) of the following methodologies (as selected by the Borrower):

(w) in the case of public and 144A securities, the average of the bid prices as determined by at least two (2) Approved Dealers or Approved Pricing Services, in each case, selected by the Borrower,

(x) in the case of bank loans, the bid price as determined by at least one (1) Approved Dealer or Approved Pricing Service selected by the Borrower,

(y) in the case of any Quoted Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service selected by the Borrower; and

(B)
Unquoted Investments—External Review. With respect to each Portfolio Investment included in the Borrowing Base not traded in an active and orderly market or for which market quotations are not readily available, in each case, as determined by the Borrower (each, an “Unquoted Investment”), the Borrower shall, commencing with the fiscal quarter ending September 30, 2025, value such Unquoted Investments quarterly in a manner consistent with its Valuation Policy and, solely with respect to Portfolio Investments in the Borrowing Base (other than any Portfolio Investments that the Valuation Agent has most recently notified the Borrower that it intends to have an Independent Valuation Provider value), request an Approved Third-Party Appraiser to assist the Advisor (so long as it has the necessary delegated authority) or the board of directors of the Borrower (or the appropriate committee thereof with the necessary delegated authority) in determining the fair market value of such Unquoted Investments (1) with respect to Unquoted Investments held for a full calendar year, as at the last day of two non-consecutive fiscal quarters each calendar year (or, with respect to the calendar year in which the Effective Date occurs, as at the last day of at least one fiscal quarter in such calendar year) and (2) with respect to Unquoted Investments held for less than one full calendar year but more than one full calendar quarter, as at the last day of at least one fiscal quarter in such calendar year, in each case, and with respect to each calendar year, as selected by the Borrower in its sole discretion (each, a “Testing Quarter”); provided that:

(x) the Value of any such Unquoted Investment acquired during a Testing Quarter shall be deemed to be equal to the cost of such Unquoted Investment until such time as the fair market value of such Unquoted Investment is determined in accordance with the foregoing provisions of this sub-clause (B) as at the last day of such Testing Quarter;

(y) notwithstanding the foregoing clause (B), the Advisor (so long as it has the necessary delegated authority) or the board of directors of the Borrower (or the appropriate committee thereof with the necessary delegated authority) may, without the assistance of an Approved Third-Party Appraiser, determine the Value of an Unquoted Investment so long as the aggregate Value thereof of all such Unquoted Investments so determined in reliance on this clause (y) does not at any time exceed 10% of the aggregate Borrowing Base for any Testing Quarter, except that the Value of any Unquoted Investment that has been determined without the assistance of an Approved Third-Party Appraiser in reliance on this clause (y) as at the last day of any Testing Quarter with respect to such Unquoted Investment shall be deemed to be zero as at the last day of the immediately succeeding Testing Quarter with respect to such Unquoted Investment (but effective upon the date upon which the Borrowing Base Certificate for such last day is required to be delivered hereunder) if an Approved Third-Party Appraiser has not assisted the Advisor (so long as it has the necessary delegated authority) or the board of directors of the Borrower (or the appropriate committee thereof with the necessary delegated authority), as applicable, in determining the fair market value of such Unquoted Investments, as at such date; and

(z) the Value, at the end of any fiscal quarter, of any such Unquoted Investment that was acquired within thirty (30) days of the end of such fiscal quarter (collectively, the “Market Value Investments”) shall be deemed to be equal to the cost of such Portfolio Investment.

(C)
Internal Review. The Borrower shall conduct internal reviews of all Portfolio Investments included in the Borrowing Base at least once each calendar week which shall take into account any events of which any responsible officer of the Borrower has knowledge that materially and adversely affect the aggregate value of the Portfolio Investments included in the Borrowing Base (including the existence of any buyout right for any Portfolio Investment at a purchase price that is less than the value of any Portfolio Investment established under Section 5.12(b)(ii)(A) or (B) above). If the value of any Portfolio Investment as most recently determined by the Borrower pursuant to this Section 5.12(b)(ii)(C) is lower than the value of such Portfolio Investment as most recently determined pursuant to Sections 5.12(b)(ii)(A) and (B), such lower value shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof.
(D)
Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing subclauses (A) through (C), the “Value” of such Portfolio Investment as at such date shall be deemed to be zero (0) for purposes of the Borrowing Base until such time as the Value of such Portfolio Investment is otherwise determined or reviewed, as applicable, in accordance with this Agreement.
(E)
Scheduled Testing of Values.
(1)
For the second calendar month immediately following the end of each fiscal quarter (the last such fiscal quarter is referred to herein as, the “Testing Period”), commencing with the fiscal quarter ending on September 30, 2025, the Valuation Agent shall cause an Independent Valuation Provider to value such number of Unquoted Investments ((x) included in the Borrowing Base as of the end of such Testing Period or at any time between the end of such Testing Period and the end of the immediately preceding Testing Period, in each case, unless such Portfolio Investment is no longer in the Collateral Pool pursuant to a transaction permitted hereunder and (y) selected by the Valuation Agent) that collectively have an aggregate Value approximately equal to the Calculation Amount. The Valuation Agent agrees to notify the Borrower of the Unquoted Investments selected by the Valuation Agent to be tested in each Testing Period. If there is a difference between the Borrower’s valuation and the Independent Valuation Provider’s valuation of any Unquoted Investment, the Value of such Unquoted Investment for Borrowing Base purposes shall be established as set forth in sub-clause (F) below.
(2)
For the avoidance of doubt, the valuation of any Independent Valuation Provider would not be as of, or delivered at, the end of any fiscal quarter. Any such valuation would be as of the end of the second month immediately following any fiscal quarter and would be reflected in the Borrowing Base Certificate for such month (provided that such Independent Valuation Provider delivers such valuation at least seven Business Days before the 20th day after the end of the applicable monthly accounting period and, if such valuation is delivered after such time, it shall be included in the Borrowing Base Certificate for the following monthly period and applied to the then applicable balance of the related Portfolio Investment). For illustrative purposes, if the given fiscal quarter is the first quarter ending on September 30, 2025, then (A) the Valuation Agent would initiate the testing of Values (using the September 30, 2025 Values for purposes of determining the scope of the testing under clause (E)(x) during the month of November with the anticipation of receiving the valuations from the applicable Independent Valuation Provider on or after November 30, 2025) and (B) (x) if such valuations were received before the seventh Business Day before December 31, 2025, such valuations would be included in the December 31, 2025 Borrowing Base Certificate covering the month of November, or (y) if such valuations were received after such time, they would be included in the January 30, 2026 Borrowing Base Certificate for the month of December.

For the avoidance of doubt, all calculations of value pursuant to this Section 5.12(b)(ii)(E) shall be determined without application of the Advance Rates.

(F)
Supplemental Testing of Values. Notwithstanding the foregoing, each of the Administrative Agent and the Valuation Agent shall at any time have the right to request, in its reasonable discretion, any Unquoted Investment included in the Borrowing Base with a value determined pursuant to Section 5.12(b)(ii) (other than, so long as no Event of Default exists, any Portfolio Investment included in the Borrowing Base tested pursuant to Section 5.12(b)(ii)(E) as of the most recent Testing Period) to be independently valued by an Independent Valuation Provider. There shall be no limit on the number of such appraisals requested by the Administrative Agent or the Valuation Agent in its reasonable discretion; provided that, (i) any appraisal shall be conducted in a manner that is not disruptive to the Borrower’s business and (ii) the values determined by any appraisal shall be treated as confidential information by the Administrative Agent, the Valuation Agent and the Lenders and shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof. The reasonable and documented out-of-pocket costs of any such valuation shall be at the expense of the Borrower; provided that, the Borrower’s obligations to reimburse valuation costs incurred by the Administrative Agent pursuant to this Section 5.12(b)(ii)(F) (excluding any valuation costs and expenses incurred by the Administrative Agent or the Valuation Agent as a result of a regulatory directive) shall be limited to an aggregate amount equal to the greater of (x) $75,000 and (y) 0.015% of the total Commitments (the “IVP Supplemental Cap”) in any twelve month period. Each of the Administrative Agent and the Valuation Agent shall notify the Borrower of its receipt of results from an Independent Valuation Provider of any appraisal and provide a copy of the results and any related reports to the Borrower. If the difference between the Borrower’s valuation pursuant to Section 5.12(b)(ii)(B) and the valuation of any Independent Valuation Provider pursuant to Section 5.12(b)(ii)(E) or (F) is (1) less than 5% of the Borrower’s value thereof, then the Borrower’s valuation shall be used, (2) between 5% and 20% of the Borrower’s value thereof, then the valuation of such Portfolio Investment shall be the average of the value determined by the Borrower and the value determined by the Independent Valuation Provider, and (3) greater than 20% of the Borrower’s value thereof, then the Borrower and the Administrative Agent or the Valuation Agent, as applicable, shall select an additional Independent Valuation Provider and the valuation of such Portfolio Investment shall be the average of the three valuations (with the average of the Independent Valuation Provider’s valuation and the Borrower’s valuation to be used until the third valuation is obtained). For the avoidance of doubt, Portfolio Investments that are part of the Collateral but not included in the Borrowing Base as of the most recent Testing Period shall not be subject to testing under this Section 5.12(b)(ii)(F); provided that this sentence shall not limit the rights of the Administrative Agent set forth in Section 9.03(a)(iii) to be reimbursed for costs and expenses incurred by the Administrative Agent following the occurrence and during the continuance of an Event of Default.
(iii)
Generally Applicable Valuation Provisions.
(A)
Each Approved Third-Party Appraiser and Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent, the Valuation Agent and the Borrower.
(B)
Notwithstanding anything to the contrary contained herein, from the Effective Date until the date when the first valuation report with respect to the applicable Portfolio Investment is required to be delivered under Section 5.12(b)(ii)(B) or (E), as applicable, the Value of any Portfolio Investment included in the Borrowing Base shall be the Value as delivered to the Collateral Agent on or prior to the Effective Date. For the avoidance of doubt, subject to Section 5.12(b)(ii)(B) the value of any Portfolio Investments determined in accordance with any provision of this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently required to be determined in good faith in accordance with this Section 5.12.
(C)
The Administrative Agent, the Valuation Agent and each Lender acknowledges that it may be required to enter into a non-reliance letter, confidentiality agreement or similar agreement requested or required by a proposed appraiser to allow the Administrative Agent, the Valuation Agent or such Lender to review any written valuation report. Notwithstanding anything to the contrary contained herein, there shall be no requirement to disclose any portion of any report submitted by an Approved Third-Party Appraiser or Independent Valuation Provider without such a non-reliance letter if such non-reliance letter is required by such Approved Third-Party Appraiser as a condition to such disclosure.
(iv)
For the avoidance of doubt, any Values determined by the Independent Valuation Provider pursuant to Sections 5.12(b)(ii)(E) and (F) shall only be required to be used for purposes of calculating the Borrowing Base and shall not be required to be utilized for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC 820 or the Investment Company Act.
(v)
Each of the Administrative Agent and the Valuation Agent shall notify the Borrower of its receipt of the final results of any valuation performed by the Independent Valuation Provider selected by it promptly upon its receipt thereof and shall promptly provide a copy of such results and the related report to the Borrower upon the Borrower’s request.
(c)
Investment Company Diversification Requirements. The Borrower will, and will cause its Subsidiaries (other than Subsidiaries that are exempt from the Investment Company Act)

at all times to comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace or cure periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs, where applicable.
(d)
Participation Interests. The Value attributable to any Participation Interest shall be the Value determined with respect to the underlying portfolio investment related to such Participation Interest in accordance with this Section 5.12, provided any participation interest that does not satisfy the definition of Participation Interest shall have a Value of zero (0) for purposes of this Agreement.
SECTION 5.13.
Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Portfolio Investment in the Collateral Pool to the extent the Borrower elects to include such Portfolio Investment in the Borrowing Base (the aggregate Value of all such Portfolio Investments in this clause (x), the “Gross Eligible Borrowing Base”; provided that no Portfolio Investment will be deemed included in the Gross Eligible Borrowing Base unless such Portfolio Investment is eligible for a non-zero Advance Rate without regard to the limitations set forth in Sections 5.13(a) through (i)) and (y) the applicable Advance Rate for such Portfolio Investment, provided that:
(a)
if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base of all issuers in a consolidated group of corporations or other entities (collectively, a “Consolidated Group”) in accordance with GAAP exceeding 6% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 50% of the otherwise applicable Advance Rate; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base of all issuers in a Consolidated Group in accordance with GAAP exceeding 5% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 50% of the otherwise applicable Advance Rate; or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base of all issuers in a Consolidated Group in accordance with GAAP exceeding 4% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 50% of the otherwise applicable Advance Rate;
(b)
if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base of all issuers in a Consolidated Group in accordance with GAAP exceeding 12% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base of all issuers in a Consolidated Group in accordance with GAAP exceeding 10% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base shall be 0%; or (iii) less than

1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base of all issuers in a Consolidated Group in accordance with GAAP exceeding 8% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 0%;
(c)
if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 25% figure shall be increased to 30%, (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 25%, or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Gross Eligible Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments included in the Gross Eligible Borrowing Base, shall be 0%;
(d)
if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments, (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments shall be 0% to the extent necessary so that no more than 5% of the Borrowing Base is attributable to such investments;
(e)
if, as of such date, the Relevant Asset Coverage Ratio is (i) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 30% of the Borrowing Base is attributable to such investments; or (ii) less than 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments;
(f)
no Participation Interest may be included in the Borrowing Base for more than ninety (90) days;
(g)
the Advance Rate applicable to CLO Securities (or other investments that similarly represent an investment in underlying levered portfolios), Significant Risk Transfer Assets, finance leases and investments in Excluded Assets shall be 0%;

(h)
if, as of such date, (i)(A) the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (h), the “Gross Borrowing Base”) is less than 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 60% of the Borrowing Base, (ii)(A) the Gross Borrowing Base is less than 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 75% of the Borrowing Base or (iii)(A) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 25% of the Borrowing Base; and
(i)
the Advance Rate applicable to that portion of the aggregate Value of investments included in the Borrowing Base in Late-Stage Loans that exceeds 15% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%.

For the avoidance of doubt, no Portfolio Investment may be included in the Borrowing Base unless such Portfolio Investment is in the Collateral Pool. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure to Deliver (as defined in the Guarantee and Security Agreement) any Portfolio Investment or other Collateral shall not be a Default or Event of Default, except for any failure that would constitute an Event of Default under Section 7.01(p). Voting stock of any Controlled Foreign Corporation in excess of 65% of the issued and outstanding voting stock of such Controlled Foreign Corporation shall not be included as a Portfolio Investment for purposes of calculating the Borrowing Base.

The Borrower shall from time to time deliver a Borrowing Base Certificate to the Administrative Agent and each Lender as provided in Sections 4.01(a)(vii), 4.02(c)(i), 5.01(d), 5.01(e) and 6.05(d).

For the avoidance of doubt, (a) to avoid double-counting of excess concentrations, any Advance Rate reductions set forth under this Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent the Borrowing Base is required to be reduced to comply with this Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments to be excluded from the Borrowing Base to effect such reduction.

As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment as of any date and subject to adjustment as provided in Sections 5.13(a) through (i), as applicable, and as provided below based on the Relevant Asset Coverage Ratio as of such date, the following percentages with respect to such Portfolio Investment:

	Relevant Asset Coverage Ratio ≥ 2.00:1.00		2.00:1.00 > Relevant Asset Coverage Ratio ≥ 1.75:1.00		1.75:1.00 > Relevant Asset Coverage Ratio ≥ 1.50:1.00
Portfolio Investment (1)	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.	100%	n.a.	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.	95%	n.a.	95%	n.a.
Performing Cash Pay First Lien Bank Loans	85%	75%	85%	75%	85%	75%
Performing Cash Pay First Lien Unitranche Bank Loans	85%	75%	80%	70%	75%	65%
Performing Late-Stage Loans (portion with (i) LTV less than or equal to 30% with 0 or negative EBITDA or (ii) LTV less than or equal to 40% with positive EBITDA)	85%	75%	80%	70%	75%	65%
Performing Cash Pay First Lien Last Out Bank Loans	80%	70%	75%	65%	70%	60%
Performing Cash Pay Second Lien Bank Loans	75%	65%	70%	60%	65%	55%
Performing Cash Pay High Yield Securities	70%	60%	65%	55%	60%	50%
Performing Cash Pay Mezzanine Investments	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay Bank Loans	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay High Yield Securities	60%	50%	55%	45%	50%	40%
Performing Non-Cash Pay Mezzanine Investments	55%	45%	50%	40%	45%	35%
Performing Principal Finance Debt Assets	55%	45%	50%	40%	45%	35%
Performing Preferred Equity	55%	45%	50%	40%	45%	35%
Performing Principal Finance Preferred Equity Assets	45%	35%	40%	30%	35%	25%

	Relevant Asset Coverage Ratio ≥ 2.00:1.00		2.00:1.00 > Relevant Asset Coverage Ratio ≥ 1.75:1.00		1.75:1.00 > Relevant Asset Coverage Ratio ≥ 1.50:1.00
Portfolio Investment (1)	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Performing Late-Stage Loans (portion with (i) LTV less than or equal to 40% and greater than 30% with 0 or negative EBITDA or (ii) LTV less than or equal to 50% and greater than 40% with positive EBITDA)	45%	45%	40%	40%	35%	35%
Performing Principal Finance Common Equity Assets	30%	20%	25%	20%	20%	20%
Non-Performing First Lien Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Unitranche Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Last Out Bank Loans	40%	35%	35%	30%	30%	25%
Non-Performing Late-Stage Loans (portion with LTV less than or equal to 50%)	40%	35%	35%	30%	30%	25%
Performing DIP Loans	40%	35%	35%	30%	30%	25%
Non-Performing Second Lien Bank Loans	40%	30%	35%	25%	30%	20%
Non-Performing High Yield Securities	30%	30%	25%	25%	20%	20%
Non-Performing Mezzanine Investments	30%	25%	25%	20%	20%	20%
Performing Common Equity	30%	20%	25%	20%	20%	20%
Late-Stage Loans (portion with (i) LTV greater than 40% with 0 or negative EBITDA or (ii) LTV greater than 50%)	0%	0%	0%	0%	0%	0%
Non-Performing Preferred Equity	0%	0%	0%	0%	0%	0%

	Relevant Asset Coverage Ratio ≥ 2.00:1.00		2.00:1.00 > Relevant Asset Coverage Ratio ≥ 1.75:1.00		1.75:1.00 > Relevant Asset Coverage Ratio ≥ 1.50:1.00
Portfolio Investment (1)	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Non-Performing Common Equity	0%	0%	0%	0%	0%	0%
Non-Performing DIP Loans	0%	0%	0%	0%	0%	0%
Non-Performing Principal Finance Assets	0%	0%	0%	0%	0%	0%

(1) For the avoidance of doubt, the above categories are intended to be indicative of the traditional investment types. All determinations of whether a particular Portfolio Investment belongs to one (1) category or another shall be made by the Borrower on a consistent basis with the definitions in Section 5.13.

“Bank Loans” means debt obligations (including, without limitation, term loans, notes, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) which are generally documented under a loan or credit facility or pursuant to any loan agreement, note purchase agreement or other similar financing arrangement facility, whether or not syndicated.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Pay Bank Loans” means First Lien Bank Loans, First Lien Unitranche Bank Loans, First Lien Last Out Bank Loans, Late-Stage Loans and Second Lien Bank Loans as to which, at the time of determination, cash interest in an amount greater than or equal to the greater of (a) 2.00% above Term Benchmark or other similar floating rate (or, in each case, the replacement rate) per annum and (b) 3.00% per annum is payable for the most recent payment date (which shall be at least quarterly).

“DIP Loan” means a loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either 364(c) or 364(d) of the Bankruptcy Code.

“Equity Interests” has the meaning assigned to such term in Section 1.01 of this Agreement.

“First Lien Bank Loan” means a Bank Loan (other than a DIP Loan) that is entitled to the benefit of a first lien and first priority perfected security interest (subject to any Permitted Prior Working Capital Lien and other customary encumbrances) on a substantial portion of the assets (subject to customary exceptions) of the respective borrower and guarantors obligated in respect thereof, provided that (x) any First Lien Bank Loan that is also a First Lien Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Unitranche Bank Loan and (y) any First Lien Bank Loan that is also a First Lien Last Out Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Last Out Bank Loan; provided that any First Lien Bank Loan that is also a Late-Stage Loan shall be treated for purposes of determining the applicable Advance Rate as a Late-Stage Loan. For the avoidance of doubt, to the extent that, and only for so long as, any Permitted Prior Working Capital Lien exceeds the amount permitted under clause (iii) of the definition thereof, an Obligor’s investment in such applicable Bank Loan shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement.

“First Lien Last Out Bank Loan” means a First Lien Bank Loan (other than a Late-Stage Loan), a portion of which is, in effect, subject to debt subordination following an event of default and superpriority rights of other lenders (such portion, a “last out” portion); provided, that the aggregate principal amount of the “last out” portion of such Bank Loan is at least 50% of the aggregate principal amount of any “first out” portion of such Bank Loan; provided, further that the underlying obligor with respect to such Bank Loan shall have a ratio of first lien debt (including the “first out” portion of such Bank Loan, but excluding the “last out” portion of such Bank Loan, and, solely to the extent such amounts are netted from debt in the debt to EBITDA calculation in the underlying documentation for such First Lien Bank Loan, net of any cash and cash equivalents) to EBITDA that does not exceed 3.25:1.00 and a ratio of aggregate first lien debt (including both the “first out” portion and the “last out” portion of such Bank Loan, and, solely to the extent such amounts are netted from debt in the debt to EBITDA calculation in the underlying documentation for such First Lien Bank Loan, net of any cash and cash equivalents) to EBITDA that does not exceed 5.25:1.00. An Obligor’s investment in the “last out” portion of a First Lien Bank Loan that satisfies the criteria above shall be treated as a First Lien Last Out Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement. For the avoidance of doubt, an Obligor’s investment in the portion of such Bank Loan that is not the last out portion (the “first out” portion) shall be treated as a First Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement, and an Obligor’s investment in any “last out” portion of a First Lien Bank Loan that does not meet the foregoing criteria shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement.

“First Lien Unitranche Bank Loan” means a First Lien Bank Loan (other than a Late-Stage Loan) with a ratio of first lien debt (net of any cash and cash equivalents solely to the extent such amounts are netted from debt in the debt to EBITDA calculation in the underlying documentation for such First Lien Bank Loan) to EBITDA that exceeds 5.25:1.00.

“High Yield Securities” means debt Securities (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities

Act (or any successor provision thereunder) or other exemption to the Securities Act and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

“Junior Investments” means any Performing Cash Pay High Yield Securities and Performing Cash Pay Mezzanine Investments.

“Late-Stage Loan” means a First Lien Bank Loan designated as a Late-Stage Loan by the Borrower and underwritten based on the respective borrower’s Recurring Revenues.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one (1) month from the applicable date of determination.

“LTV” means, with respect to any Late-Stage Loan as of any date, the loan-to-value ratio as determined by the Borrower.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) that are (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) or other exemption to the Securities Act, (d) not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer and (ii) a Bank Loan that is not a First Lien Bank Loan, First Lien Last Out Bank Loan, First Lien Unitranche Bank Loan, Late-Stage Loan, Second Lien Bank Loan or a High Yield Security.

“Non-Core Investments” means, collectively, (a) Performing Common Equity, (b) Performing Preferred Equity, (c) Non-Performing Bank Loans, (d) Non-Performing High Yield Securities, (e) Non-Performing Mezzanine Investments, (f) Performing Non-Cash Pay Bank Loans, (g) Performing Non-Cash Pay High Yield Securities, (h) Performing Non-Cash Pay Mezzanine Investments, (i) the portion of any Performing Late-Stage Loan (i) in excess of 30% but less than or equal to 40% LTV for a respective borrower with 0 or negative EBITDA and (ii) in excess of 40% but less than 50% LTV for a respective borrower with positive EBITDA, (j) Performing Principal Finance Assets and (k) Performing DIP Loans.

“Non-Performing Bank Loans” means, collectively, Non-Performing First Lien Bank Loans, Non-Performing First Lien Last Out Bank Loans, Non-Performing First Lien Unitranche Bank Loans, Non-Performing Late-Stage Loans and Non-Performing Second Lien Bank Loans.

“Non-Performing Common Equity” means Equity Interests (other than Preferred Equity) and warrants of an issuer having any debt outstanding that is non-Performing.

“Non-Performing DIP Loans” means DIP loans other than Performing DIP Loans.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing Cash Pay First Lien Bank Loans and Performing Non-Cash Pay Bank Loans.

“Non-Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans other than Performing Cash Pay First Lien Last Out Bank Loans and Performing Non-Cash Pay Bank Loans.

“Non-Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans other than Performing Cash Pay First Lien Unitranche Bank Loans and Performing Non-Cash Pay Bank Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing Cash Pay High Yield Securities and Performing Non-Cash Pay High Yield Securities.

“Non-Performing Late-Stage Loans” means Late-Stage Loans other than Performing Late-Stage Loans.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Cash Pay Mezzanine Investments and Performing Non-Cash Pay Mezzanine Investments.

“Non-Performing Preferred Equity” means Preferred Equity other than Performing Preferred Equity.

“Non-Performing Principal Finance Assets” means Principal Finance Assets other than Performing Principal Finance Assets.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Cash Pay Second Lien Bank Loans and Performing Non-Cash Pay Bank Loans.

“Performing” means (a) with respect to any Portfolio Investment that is debt, (i) the issuer of such Portfolio Investment is not then in default of any payment obligations outstanding with respect to accrued and unpaid interest or principal in respect thereof, after the expiration of any applicable grace or cure period and (ii) such debt is not placed on non-accrual status as disclosed on the most recently filed Form 10-K or Form 10-Q, as applicable, by the Borrower with the SEC, (b) with respect to any Portfolio Investment that is Preferred Equity, (i) the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace or cure period and (ii) such Preferred Equity is not placed on non-accrual status as disclosed on the most recently filed Form 10-K or Form 10-Q, as applicable, by the Borrower with the SEC, and (c) with respect to any Portfolio Investment that is a Principal Finance Asset, (x) each tranche of such Portfolio Investment or other investment that, in each case, is senior to such Portfolio Investment, in the issuer of such Portfolio Investment satisfies (to the extent applicable) the requirements of the immediately preceding clauses (a) and (b), and (y) to the extent applicable, the holders of such Portfolio Investment have received in cash all expected distributions of interest and other payments thereon and cash flows in respect thereof are not currently subject to any deferral or diversion for the benefit of the holders of any tranche or other investments that rank senior to such Portfolio Investment pursuant to any waterfall or similar structure.

“Performing Cash Pay First Lien Bank Loans” means First Lien Bank Loans which are (a) Performing and (b) Cash Pay Bank Loans.

“Performing Cash Pay First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans which are (a) Performing and (b) Cash Pay Bank Loans.

“Performing Cash Pay First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans which are (a) Performing and (b) Cash Pay Bank Loans.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, cash interest in an amount greater than or equal to the greater of (i) 2.00% above Term Benchmark or other similar floating rate (or, in each case, the replacement rate) per annum (or its fixed rate equivalent) and (ii) 3.00% per annum is payable for the most recent payment date (which shall be at least semi-annually), and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, cash interest in an amount greater than or equal to the greater of (i) 2.00% above Term Benchmark or other similar floating rate (or, in each case, the replacement rate) per annum (or its fixed rate equivalent) and (ii) 3.00% per annum is payable for the most recent payment date (which shall be at least semi-annually), and (b) which are Performing.

“Performing Cash Pay Second Lien Bank Loans” means Second Lien Bank Loans which are (a) Performing and (b) Cash Pay Bank Loans.

“Performing Common Equity” means Equity Interests (other than Preferred Equity) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing DIP Loans” means a DIP Loan that is Performing.

“Performing Late-Stage Loans” means Late-Stage Loans which are Cash Pay Bank Loans and are Performing.

“Performing Non-Cash Pay Bank Loans” means First Lien Bank Loans, First Lien Unitranche Bank Loans, First Lien Last Out Bank Loans and Second Lien Bank Loans (none of which are Late-Stage Loans) that are (a) Performing and (b) not Cash Pay Bank Loans.

“Performing Non-Cash Pay High Yield Securities” means High Yield Securities other than Performing Cash Pay High Yield Securities that are Performing.

“Performing Non-Cash Pay Mezzanine Investments” means Mezzanine Investments other than Performing Cash Pay Mezzanine Investments that are Performing.

“Performing Preferred Equity” means Preferred Equity that is Performing.

“Performing Principal Finance Assets” means Principal Finance Assets which are Performing.

“Performing Principal Finance Common Equity Assets” means Performing Principal Finance Assets which are Equity Interests (other than Preferred Equity).

“Performing Principal Finance Debt Assets” means Performing Principal Finance Assets which are debt Portfolio Investments.

“Performing Principal Finance Preferred Equity Assets” means Performing Principal Finance Assets which are Preferred Equity.

“Permitted Prior Working Capital Lien” means, with respect to any borrower under a Bank Loan (other than a Late-Stage Loan where LTV is in excess of 30% for negative or zero EBITDA borrowers or is in excess of 40% for positive EBITDA borrowers), a security interest to secure a senior facility (including any “ABL” revolver) for such borrower and/or any of its parents and/or subsidiaries; provided that (i) such Bank Loan has a second priority lien on the collateral that is subject to the first priority lien of such senior facility (or a pari passu lien on such collateral), (ii) such senior facility is not secured by any other assets (other than a pari passu lien or a second priority lien on any collateral that is subject to the pari passu or first priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets, (iii) the maximum outstanding principal amount of such senior facility (other than with respect to a Late-Stage Loan) is not greater than 15% of the aggregate enterprise value of such borrower and (iv) the maximum outstanding principal amount of such senior facility with respect to a Late-Stage Loan (other than a Late-Stage Loan where LTV is in excess of 30% and less than or equal to 40% for negative or zero EBITDA borrowers or is in excess of 40% for positive EBITDA borrowers), is not greater than the lower of (x) 33% of Recurring Revenue and (y) 7.5% of the enterprise value (such enterprise value referenced in clauses (iii) and (iv) herein as determined at the time of closing of the transaction, and thereafter an enterprise value for such borrower determined in a manner consistent with the valuation methodology applied in the valuation for such borrower as determined by the Advisor (so long as it has the necessary delegated authority) or the Borrower’s board of directors (or the appropriate committee thereof with the necessary delegated authority) in a commercially reasonable manner, including the use of an Approved Third-Party Appraiser in the case of Unquoted Investments).

“Preferred Equity” as applied to the Equity Interests of any Person, means Equity Interests of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Equity Interests of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Equity Interests.

“Principal Finance Asset” means any Portfolio Investment, the repayment of which is primarily dependent upon cash flows generated from the creation, or the liquidation, of an underlying asset or pool of assets or other investments and which are not investments in CLO Securities; provided that, notwithstanding anything to the contrary in this Agreement, traditional asset-based or cash flow loans made directly or indirectly to an operating company, including, without limitation, loans with a borrowing base consisting of receivables and/or inventory, shall not be deemed to be Principal Finance Assets. Notwithstanding anything to the contrary in this Agreement, a Principal Finance Asset shall not be treated as a Bank Loan, Mezzanine Investment, High Yield Security, Performing DIP Loan, Performing Preferred Equity or Performing Common Equity for any purpose under this Agreement.

“Recurring Revenue” means, with respect to any Portfolio Investment that is a Late-Stage Loan, the definition of annualized recurring revenue used in the relevant agreement, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the relevant agreement or if there is no such term in the relevant agreement, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Borrower (including, without limitation, software as a service subscription revenue), of the related issuer and any of its parents or subsidiaries that are obligated with respect to such Portfolio Investment pursuant to the relevant agreement.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan or a DIP Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Debt Amount” means, as of any date, the greater of (i) the Covered Debt Amount and (ii) the Combined Debt Amount.

“Senior Investments” means Cash, Cash Equivalents, Short-Term U.S. Government Securities, Long-Term U.S. Government Securities, Performing Cash Pay First Lien Bank Loans, Performing Cash Pay First Lien Unitranche Bank Loans, the portion of any Performing Late-Stage Loans with (i) LTV less than or equal to 30% with 0 or negative EBITDA or (ii) LTV less than or equal to 40% with positive EBITDA, and Performing Cash Pay First Lien Last Out Bank Loans.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one (1) month of the applicable date of determination.

“Significant Risk Transfer Assets” means a credit linked note or other similar risk transfer investment that exposes the holder thereof to a portfolio of financial assets (or a portion thereof) held on the balance sheet of a bank or its consolidated group.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means, with respect to any Portfolio Investment, the most recent value as determined pursuant to Section 5.12.

Article VI

Negative Covenants

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.
Indebtedness. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Indebtedness (for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place only at the time such facility is entered into or the aggregate commitments thereunder are increased or extended and, solely for purposes of satisfying the incurrence tests in this Section 6.01, shall be deemed to be fully drawn with respect to any commitments that have not expired or been terminated and are, subject to the satisfaction of customary credit event conditions, available to be drawn; provided that such commitments shall in no event include (i) any delayed draw portion that has not yet been funded (which delayed draw portion shall be “incurred” when funded) or (ii) any accordion capacity that has not yet been exercised), except:
(a)
Indebtedness created hereunder or under any other Loan Document;
(b)
Permitted Indebtedness and Special Longer Term Unsecured Indebtedness in an aggregate principal amount that, in each case, taken together with Indebtedness permitted under clauses (a), (e)(ii), (i), (m) and (n) of this Section 6.01, immediately after giving effect to its incurrence and any Concurrent Transaction, does not exceed the amount required to comply with the provisions of Section 6.07(b), so long as, immediately after giving effect to the incurrence of such Indebtedness and any Concurrent Transaction (1) no Borrowing Base Deficiency is continuing or would result therefrom and (2) no Specified Default or Event of Default shall have occurred and be continuing; provided that, for the avoidance of doubt, for purposes of compliance with clause (1) hereof, Special Longer Term Unsecured Indebtedness and Excess Special Longer Term Unsecured Indebtedness shall only be included in the calculation of the Covered Debt Amount to the extent required under the definition of “Covered Debt Amount”;
(c)
Other Permitted Indebtedness;
(d)
(i) Indebtedness of the Borrower to or from any other Obligor, (ii) Indebtedness of an Obligor to or from another Obligor, (iii) if such Indebtedness is subject to subordination terms and conditions that are satisfactory to the Administrative Agent, Indebtedness of any Obligor owing to any other Subsidiary of the Borrower (other than an Excluded Asset) or (iv) Indebtedness of the Borrower or any other Obligor to an Excluded Asset to the extent a court determines a transfer of assets (including participations) from such Obligor to such Excluded Asset did not constitute a true sale, provided, that with respect to this clause (iv), the holders of such Indebtedness have recourse only to the assets purported to be transferred (or in the case of participations, the portfolio investments that such purported participation interest relates to) to such Excluded Asset and to no other assets of the Obligors in connection with such Indebtedness;
(e)
(i) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities and (ii) Contingent Secured Indebtedness in an aggregate principal amount not exceeding $110,000,000 at any one time outstanding so long as, in the case of this clause (ii), immediately after giving effect to the incurrence of such Contingent Secured Indebtedness and any Concurrent Transaction, (w) no Specified Default or Event of Default shall have occurred and be continuing, (x) the Borrower is in pro forma compliance with Section 6.07(b), (y) the Covered Debt Amount does not exceed the Borrowing Base and (z) no Contingent Borrowing Base Deficiency shall have occurred and be continuing;
(f)
obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;
(g)
Guarantees of Indebtedness of any Obligor otherwise permitted under this Section 6.01;
(h)
obligations (including Guarantees) in respect of Standard Securitization Undertakings (other than SPE Subsidiary Recourse Obligations);
(i)
Shorter Term Unsecured Indebtedness in an aggregate principal amount, outstanding that, immediately after giving effect to its incurrence and any Concurrent Transaction, taken together with Indebtedness permitted under clauses (a), (b), (e)(ii), (m) and (n) of this Section 6.01, does not exceed the amount required to comply with the provisions of Section 6.07(b), so long as, immediately after giving effect to the incurrence of such Indebtedness and any Concurrent Transaction, (1) no Borrowing Base Deficiency is continuing or would result therefrom and (2) no Specified Default or Event of Default shall have occurred and be continuing; provided that in no event shall the aggregate principal amount of Shorter Term Unsecured Indebtedness incurred in any annual period after the Effective Date pursuant to this Section 6.01(i) exceed $250,000,000;
(j)
obligations of any Obligor under a Permitted SBIC Guarantee, any SBIC Equity Commitment and analogous commitments by such Obligor with respect to any of its SBIC Subsidiaries;
(k)
obligations arising with respect to Hedging Agreements and Credit Default Swaps entered into pursuant to Section 6.04(c) or (i);
(l)
[reserved];
(m)
Shorter Term Secured Indebtedness in an aggregate principal amount (determined at the time of incurrence of such Indebtedness) that, immediately after giving effect to its incurrence and any Concurrent Transaction, (i) does not exceed the greater of (x) $35,000,000 and (y) 5% of Shareholders’ Equity at the time of incurrence and, taken together with Indebtedness permitted under clauses (a), (b), (e)(ii), (i) and (n) of this Section 6.01, does not exceed the amount required to comply with the provisions of Section 6.07(b), so long as, immediately after giving effect to the incurrence of such Indebtedness and any Concurrent Transaction, (1) no Borrowing Base Deficiency shall have occurred and be continuing and (2) no Specified Default or Event of Default shall have occurred and be continuing; and
(n)
other Indebtedness (which may include, for the avoidance of doubt, unsecured Guarantees by an Obligor of the Indebtedness of an issuer or obligor under any Portfolio Investment held by any Obligor, so long as such Guarantees are extended by such Obligor in accordance with the Investment Policies) in an aggregate principal amount outstanding that, immediately after giving effect to its incurrence and any Concurrent Transaction, (i) does not exceed $10,000,000 and (ii) taken together with Indebtedness permitted under clauses (a), (b), (e)(ii), (i) and (m) of this Section 6.01, does not exceed the amount required to comply with the provisions of Section 6.07(b), so long as, immediately after giving to the incurrence of such Indebtedness and any Concurrent Transaction, (1) no Specified Default or Event of Default shall have occurred and be continuing, (2) no Borrowing Base Deficiency shall have occurred and be continuing, and (3) solely to the extent that such Indebtedness constitutes Contingent Secured Indebtedness, no Contingent Borrowing Base Deficiency shall have occurred and be continuing.
SECTION 6.02.
Liens. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (which, for the avoidance of doubt, shall not include participations in Investments to the extent that (x) the sale of such participation is not prohibited hereunder and (y) the portion of such Investment represented by such participation is not treated as a Portfolio Investment), except:
(a)
any Lien on any property or asset of the Borrower or another Obligor existing on the Second Amendment Effective Date and set forth in Part B of Schedule II, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any Subsidiary Guarantors (other than proceeds thereof or accessions, replacements, additions or improvements thereto) and (ii) any such Lien shall secure only those obligations which it secures on the Second Amendment Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except to the extent not prohibited hereunder;
(b)
Liens created pursuant to the Security Documents;
(c)
Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;
(d)
Liens securing Indebtedness or other obligations (other than Contingent Secured Indebtedness), that, together with all then outstanding Indebtedness and other obligations secured by Liens incurred pursuant to Section 6.01(n), does not exceed $10,000,000 at the time of the granting of such Lien (which may cover Portfolio Investments, but only to the extent released from, or otherwise not covered by, the Lien in favor of the Collateral Agent in accordance with the requirements of Section 9.02(c) hereof and/or Section 10.03 of the Guarantee and Security Agreement), so long as immediately after giving effect to its granting and any Concurrent Transactions, (i) no Specified Default or Event of Default shall have occurred and be continuing, (ii) the aggregate amount of Indebtedness of the Borrower does not exceed the amount required to comply with the provisions of Section 6.07(b) and (iii) the Covered Debt Amount does not exceed the Borrowing Base;
(e)
Liens on an Obligor’s direct ownership interests in Excluded Assets (“Excluded Asset Liens”) but only to the extent that at the time any such Lien is incurred, no more than 25% of the Value of all Obligors’ direct ownership interests in all Excluded Assets (calculated as of the most recently delivered financial statements) have become subject to an Excluded Asset Lien or have been transferred pursuant to Section 6.03(e);
(f)
Permitted Liens;
(g)
Liens on the direct ownership or economic interests of any Obligor in an Excluded Asset to secure obligations owed to a creditor (or to such creditor’s assignee) of such Excluded Asset;
(h)
(i) Liens securing Indebtedness permitted under Sections 6.01(e)(i) and (f) and (ii) Liens on Investments (including, for the avoidance of doubt, participation interests) subject to a repurchase obligation permitted under Section 6.01(e)(ii), 6.01(n) or otherwise solely to the extent such Lien only covers (A) such Investments that are subject to the repurchase obligation on the date such obligation was incurred under Section 6.01(e)(ii), 6.01(n) or (B) such other Investments (which, in the case of any Investments that secure Contingent Secured Indebtedness, are permitted to secure Contingent Secured Indebtedness pursuant to the definition thereof) so long as immediately after giving effect to the granting of such Lien on such other Investments and any Concurrent Transaction, (x) no Specified Default or Event of Default shall have occurred and be continuing, (y) the Covered Debt Amount does not exceed the Borrowing Base and (z) no Contingent Borrowing Base Deficiency shall have occurred and be continuing);
(i)
Liens created by posting of cash collateral in connection with (i) Hedging Agreements and Credit Default Swaps permitted under Section 6.04(c) and (ii) Credit Default Swaps permitted under Section 6.04(i) so long as, in the case of this clause (i)(ii), the Covered Debt Amount does not exceed the Borrowing Base immediately prior to the granting of such Lien and either (A) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to the granting of any such Lien under this clause (i)(ii) is not diminished as a result of the granting of such Lien or (B) the Adjusted Gross Borrowing Base immediately after giving effect to the granting of any such Lien under this clause (ii) is at least 110% of the Covered Debt Amount; and
(j)
Liens existing on any property or asset prior to the acquisition thereof by the Borrower or another Obligor (other than any Portfolio Investment); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets (other than proceeds thereof or accessions thereto) of the Borrower or such Obligor.
SECTION 6.03.
Fundamental Changes and Dispositions of Assets. The Borrower will not, nor will it permit any other Obligor to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any other Obligor to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any other Obligor to, convey, sell, lease, transfer or otherwise dispose of, in one (1) transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (w) any transaction permitted under Section 6.05 or 6.12, (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and the use of Cash and Cash Equivalents in the ordinary course of business) (other than the transfer of Portfolio Investments to Excluded Assets~~, Immaterial~~ or Subsidiaries ~~or Controlled Foreign Corporations~~that are not Subsidiary Guarantors), (y) subject to the provisions of clause (d) below, the transfer or sale of Portfolio Investments to Excluded Assets~~, Immaterial~~ or Subsidiaries ~~or Controlled Foreign Corporations~~that are not Subsidiary Guarantors and (z) subject to the provisions of clauses (c) and (e) below, any Obligor’s ownership interest in any Excluded Asset or any Immaterial Subsidiary.

Notwithstanding the foregoing provisions of this Section 6.03:

(a)
any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that (i) if any transaction shall be between the Borrower and a Subsidiary Guarantor, the Borrower shall be the continuing or surviving entity, and (ii) if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation or such other Person that is the continuing or surviving entity in such transaction becomes a Subsidiary Guarantor and expressly assumes, in writing, all the obligations of a Subsidiary Guarantor under the Loan Documents;
(b)
any Obligor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;
(c)
the ownership or economic interests of any Subsidiary of any Obligor may be sold, transferred or otherwise disposed of (including by way of consolidation or merger) (i) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower or (ii) so long as such transaction results in an Obligor receiving the proceeds of such disposition, to any other Person (excluding any Affiliate of the Borrower that is not an Obligor at any time a Specified Default or Event of Default has occurred and is continuing); provided that in the case of this clause (ii), if such Subsidiary is a Subsidiary Guarantor or holds any Portfolio Investments, immediately after giving effect to such sale, transfer or other disposition and any Concurrent Transactions, the Borrower is in pro forma compliance with Section 6.07(b), the Covered Debt Amount does not exceed the Borrowing Base and either (x) the amount of any excess availability under the Borrowing Base immediately prior to such disposition is not diminished as a result of such disposition or (y) the Adjusted Gross Borrowing Base immediately after giving effect to such disposition is at least 110% of the Covered Debt Amount; provided that sales of the ownership or economic interests in any Excluded Asset to a Subsidiary that is not an Obligor shall be subject to clause (e) below;
(d)
the Obligors may (i) sell, transfer or otherwise dispose of Cash, Cash Equivalents and Portfolio Investments (other than the ownership or economic interests in any Excluded Asset, which shall be subject to clause (e) below) to an Excluded Asset~~, Immaterial~~ or a Subsidiary ~~or Controlled Foreign Corporation~~that is not a Subsidiary Guarantor or (ii) repurchase from any Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition)

any assets transferred or contributed, directly or indirectly, to such Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) pursuant to this Section 6.03, so long as, in each case of clause (i) or clause (ii), immediately after giving effect to such sale, transfer or disposition or such repurchase and any Concurrent Transactions, (x) the Covered Debt Amount does not exceed the Borrowing Base and (y) either (1) the amount of any excess availability under the Borrowing Base immediately prior to such sale, transfer or disposition is not diminished as a result of such sale, transfer, or disposition or (2) the Adjusted Gross Borrowing Base is at least 110% of the Covered Debt Amount; provided that, for the purposes of this clause (y) and in connection with the origination of any CLO Security, the Borrowing Base, the Adjusted Gross Borrowing Base and the Covered Debt Amount, as applicable, shall be tested as of the pricing date for such CLO Security;
(e)
the Obligors may sell, transfer or otherwise dispose of direct ownership or economic interests in any Excluded Asset to any Subsidiary that is not an Obligor, if immediately after giving effect to such sale, transfer or other disposition and any Concurrent Transactions, no more than 25% of the Value of all Obligors’ direct ownership or economic interests in all Excluded Assets (calculated as of the date of the most recently delivered financial statements on or prior to the date of such sale, transfer or other disposition) are subject to Excluded Asset Liens or have been sold, transferred or otherwise disposed of to a Subsidiary that is not an Obligor pursuant to this clause (e); provided that, notwithstanding that a transfer may violate such 25% limitation, such transfer shall nevertheless be permitted if it is required by law, rule, regulation or interpretive position of the SEC;
(f)
the Borrower may (A) merge or consolidate with, or acquire all or substantially all of the assets of, any other Person so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii)(x) with respect to any Specified Purchase, as of the date of entering into the applicable agreement governing such merger, consolidation or acquisition or (y) with respect to any other merger, consolidation or acquisition at the time thereof, and, in each case, after giving pro forma effect thereto and any Concurrent Transaction, no Default or Event of Default shall have occurred and be continuing or (B) consummate the Merger;
(g)
the Borrower or the other Obligors may dissolve or liquidate (i) any Immaterial Subsidiary or (ii) any other Subsidiary so long as, with respect to this clause (ii), (A) in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to an Obligor (or, if such Subsidiary is an Excluded Asset, to another Excluded Asset) and (B) such dissolution or liquidation is not materially adverse to the Lenders and the Borrower determines in good faith that such dissolution or liquidation is in its best interests;
(h)
the Borrower and the other Obligors may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $25,000,000 in any fiscal year; and
(i)
the Obligors may transfer assets that such Obligor would otherwise be permitted to own to an Excluded Asset for the sole purpose of facilitating the transfer of assets from one (1) Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) to another Excluded Asset, directly or indirectly through such Obligor (such assets, the

“Transferred Assets”); provided that (i) no Event of Default exists and is continuing at such time or would result from any such transfer to or by such Obligor, (ii) immediately after giving effect to such transfer and any Concurrent Transaction, the amount of any excess availability under the Borrowing Base immediately prior to such transfer is not diminished as a result of such transfer, (iii) the Transferred Assets are transferred to such Obligor by the transferor Excluded Asset on the same Business Day that such assets are transferred by such Obligor to the transferee Excluded Asset and (iv) following such transfer such Obligor has no liability, actual or contingent, with respect to the Transferred Assets other than Standard Securitization Undertakings (for the avoidance of doubt, in determining for the purposes of this Agreement whether any Obligor has received Net Cash Proceeds in respect of any transaction involving a Transferred Asset, the transfer of such Transferred Asset to and from such Obligor shall be deemed to be a single transaction);

provided that in no event shall the Borrower enter into any transaction of merger or consolidation or amalgamation, or effect any internal reorganization, if the surviving entity would be organized under any jurisdiction other than a jurisdiction of the United States.

SECTION 6.04.
Investments. The Borrower will not, nor will it permit any other Obligor to, acquire, make or enter into, or hold, any Investments except:
(a)
(i) Cash and Cash Equivalents, (ii) operating deposit accounts and securities accounts with banks, (iii) in the form of Guarantees permitted under Section 6.01 and (iv) mergers, consolidations or other acquisitions permitted under Section 6.03;
(b)
Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;
(c)
Hedging Agreements and Credit Default Swaps entered into in the ordinary course of any Obligor’s business for financial planning and not for speculative purposes;
(d)
Investments (including Investments in Participation Interests and Excluded Assets, but excluding Investments in ~~Immaterial~~ Subsidiaries~~, Controlled Foreign Corporations~~ that are not Subsidiary Guarantors, Hedging Agreements and Credit Default Swaps) held by the Obligors in their asset portfolios to the extent such Investments are permitted under the Investment Company Act (if applicable) and in compliance in all material respects with the Borrower’s Investment Policies, in each case, as in effect as of the date such Portfolio Investments are acquired; provided that, if such Investment is not included in the Collateral Pool (other than Investments or Excluded Assets (but excluding Cash or Cash Equivalents) exchanged for Investments made or received in connection with or as a result of a workout or restructuring), or is an Investment in an Excluded Asset, then immediately after giving effect to such Investment and any Concurrent Transaction, (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Portfolio Investment or (y) the Adjusted Gross Borrowing Base immediately after giving effect to such Portfolio Investment is at least 110% of the Covered Debt Amount; provided further that, in connection with a Specified Purchase, with respect to Investments for which the Borrower and/or any of its Subsidiaries has entered into a binding commitment or is otherwise required in connection with such Specified Purchase to acquire, make or enter into, or hold, such Investment, this clause (d) shall be tested on a pro forma basis as of the date of entry into the definitive agreement for such commitment;
(e)
Investments in (or capital contribution to) Excluded Assets to the extent permitted by Section 6.03(d) or (i);
(f)
Investments described on Schedule IV hereto;

~~(g) Investments in Controlled Foreign Corporations; provided that, if cash or other assets are being contributed or invested in such Controlled Foreign Corporation, at the time of such Investment and immediately after giving effect to any Concurrent Transaction, then (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (y) the Adjusted Gross Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount;~~

(g)
~~(h)~~ Investments in ~~Immaterial~~ Subsidiaries that are not Subsidiary Guarantors; provided that, if cash or other assets are being contributed or invested in such ~~Controlled Foreign Corporation~~Subsidiary, at the time of such Investment and immediately after giving effect to any Concurrent Transaction, then (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (y) the Adjusted Gross Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount;
(h)
[reserved];
(i)
Investments constituting Credit Default Swaps with an aggregate notional amount not to exceed $10,000,000; and
(j)
additional Investments up to but not exceeding $25,000,000 in the aggregate at any time outstanding.

For purposes of this Section 6.04, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made) minus (B) the aggregate amount of the return of capital and dividends, distributions or other payments received in cash in respect of such Investment and the values of other Investments received in respect of such Investment, provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero (0); the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

SECTION 6.05.
Restricted Payments. The Borrower will not, nor will it permit any other Obligor to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:
(a)
dividends with respect to the capital stock of the Borrower to the extent payable in additional shares of the Borrower’s common stock;
(b)
dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Borrower in amounts not to exceed 110% of the higher of (x) the net investment income of the Borrower for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 4.01(d) or 5.01(a) and (y) the amount that is estimated in good faith by the Borrower to allow the Borrower (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Borrower’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to reduce to zero (0) its liability for federal excise taxes for any calendar year (or for the previous calendar year) imposed pursuant to Section 4982 of the Code (or any successor thereto);
(c)
any settlement in respect of a conversion feature in any convertible security that may be issued by the Borrower to the extent made through the delivery of common stock (except in the case of interest (which may be payable in cash)); and
(d)
other Restricted Payments so long as (i) immediately after giving effect thereto and to any Concurrent Transaction, the Covered Debt Amount does not exceed either (A) 90% of the Adjusted Gross Borrowing Base or (B) the Borrowing Base and (ii) immediately after giving effect thereto and any Concurrent Transaction, no Specified Default or Event of Default shall have occurred and be continuing.

Solely for purposes of this Agreement, in calculating the amount of Restricted Payments made by the Borrower during any period referred to in paragraph (b) above, any Restricted Payments made by Designated Subsidiaries or any other Excluded Asset that is a Subsidiary during such period (other than any such Restricted Payments that are made directly or indirectly to Obligors) shall be treated as Restricted Payments made by the Borrower during such period.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary Guarantor of the Borrower to the Borrower or to any other Subsidiary Guarantor.

For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it and the determination of the amounts referred to in paragraph (b) above shall be made separately for the taxable year and the calendar year and the limitation on dividends or distributions imposed by such paragraphs shall apply separately to the amounts so determined.

SECTION 6.06.
Certain Restrictions on Significant Subsidiaries. The Borrower will not permit any of its Significant Subsidiaries (other than Excluded Assets) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than (a) the Loan Documents, (b) any indenture, agreement, instrument or other arrangement entered into in connection with Indebtedness permitted under Section 6.01 to the extent any such indenture, agreement, instrument or other arrangement does not prohibit or restrain, in each case in any material respect, or impose materially adverse conditions upon, the requirements applicable to the Significant Subsidiaries (other than Excluded Assets) under the Loan Documents or (c) any agreement, instrument or other arrangement pertaining to any lease, sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (x) only apply to such assets and (y) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Significant Subsidiaries (other than Excluded Assets) to perform any other obligation under any of the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property to the Borrower by any Significant Subsidiary (other than Excluded Assets).
SECTION 6.07.
Certain Financial Covenants.
(a)
Minimum Shareholders’ Equity. The Borrower will not permit its Shareholders’ Equity at the last day of any fiscal quarter to be less than the greater of (a) $515,000,000 and (b) an amount equal to the sum of (i) $515,000,000 plus (ii) 25% of the net cash proceeds of the sale of Equity Interests of the Borrower after the Second Amendment Effective Date (other than proceeds (1) of sales of Equity Interests by and among the Borrower and its Subsidiaries and (2) of any distribution or dividend reinvestment plan) minus (iii) the sum of (A) 25% of the aggregate amount paid or distributed by the Borrower to purchase its shares of common stock in connection with a tender offer after the Second Amendment Effective Date plus (B) 25% of the aggregate amount paid in cash for Equity Interests of the Borrower redeemed, bought back or purchased by the Borrower other than amounts of common stock purchased in connection with tender offers the Second Amendment Effective Date.
(b)
Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 1.50 to 1 at any time.
SECTION 6.08.
Transactions with Affiliates. The Borrower will not, and will not permit any other Obligors to enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions at prices and on terms and conditions, taken as a whole, not materially less favorable to the Borrower or such other Obligor, as applicable, than could reasonably be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and any other Obligors not involving any other Affiliate, (c) transactions among the Borrower and/or its Subsidiaries pursuant to Section 6.03, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.05, (d) the Affiliate Agreement and the transactions provided in the Affiliate Agreement (as such agreement is amended, modified or supplemented from time to time in a manner not materially adverse to the

Lenders), (e) transactions described or referenced on Schedule V (which may be supplemented or modified with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)), (f) any Investment that results in the creation of an Affiliate, (g) transactions with one (1) or more Affiliates (including co-investments) as permitted by any SEC exemptive order (as may be amended from time to time), exemptive rule, any no action letter or no action relief or as otherwise permitted by applicable law, rule or regulation and SEC staff interpretations thereof, (h) any co-investment transaction to the extent not in violation of applicable law, (i) the payment of compensation and reimbursement of expenses and indemnification to officers and directors in the ordinary course of business, (j) transactions between or among the Obligors and any Excluded Asset or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor (i) at prices and on terms and conditions, taken as a whole, not materially less favorable to the Obligors than could reasonably be obtained at the time on an arm’s-length basis from unrelated third parties, or (ii) arising from, in connection with or related to Standard Securitization Undertakings, (k) transactions approved by a majority of the independent members of the board of directors of the Borrower, (l) transactions under or related to the Permitted Advisor Loan, or (m) this Agreement and the other Loan Documents, and the transactions contemplated herein and therein.
SECTION 6.09.
Lines of Business. The Borrower will not, nor will it permit any other Obligors to, engage in any business in a manner that would violate its Investment Policies in any material respect.
SECTION 6.10.
No Further Negative Pledge. The Borrower will not, and will not permit any other Obligors to, enter into any agreement, instrument, deed or lease which prohibits or limits in any material respect the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to Designated Indebtedness Obligations or Designated Indebtedness Holders under (and, in each case, as defined in) the Guarantee and Security Agreement) prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; (d) any agreement that imposes such restrictions only on Equity Interests in Excluded Assets; (e) the underlying governing agreements of any minority Equity Interest that impose such restrictions only on such Equity Interest; (f) any agreement with a financier to an Excluded Asset that imposes such restrictions only on ownership and economic interests in such Excluded Asset; (g) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require (other than pursuant to a grant of a Lien under the Loan Documents) the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans, or any Hedging Agreement and (g) any such agreement that imposes restrictions on Liens in joint venture investments (solely to the extent such restrictions relate to joint venture investments).
SECTION 6.11.
Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of (a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Permitted Indebtedness or Special

Longer Term Unsecured Indebtedness that would result in such Permitted Indebtedness or Special Longer Term Unsecured Indebtedness not meeting the requirements of the definition of “Permitted Indebtedness” or “Special Longer Term Unsecured Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, in each case, unless following such amendment, modification or waiver, such Permitted Indebtedness or Special Longer Term Unsecured Indebtedness, as applicable, would otherwise be permitted under Section 6.01, or (b) the Affiliate Agreement, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties, in each case, without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

Without limiting the foregoing, the Borrower may, at any time and from time to time, without the consent of the Administrative Agent or the Required Lenders, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms so long as following any such action such Indebtedness continues to be permitted under Section 6.01(d).

SECTION 6.12.
Payments of Other Indebtedness. The Borrower will not, nor will it permit any other Obligor to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Permitted Indebtedness, Special Longer Term Unsecured Indebtedness or any Indebtedness that is not then included in the Covered Debt Amount (including any portion of Shorter Term Unsecured Indebtedness not then included in the Covered Debt Amount), other than the refinancing of such Indebtedness with Indebtedness permitted under Section 6.01 (including, for the avoidance of doubt, as incurred by an Excluded Asset or other Subsidiary) or with the proceeds of any issuance of Equity Interests of the Borrower or any of its Subsidiaries~~)~~, except for:
(a)
regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; (y) any cash payment on account of interest, expenses or fractional shares on such convertible notes made in respect of such triggering and/or settlement thereof; and (z) any customary mandatory prepayment provisions required by the terms thereof, shall be permitted under this clause (a));
(b)
payments and prepayments thereof required to comply with requirements of Section 2.10(c);
(c)
any payments and prepayments with respect to any Permitted Advisor Loan so long as, at the time of and immediately after giving effect to such payment or prepayment, as applicable, and any Concurrent Transactions, (i) the covered Debt Amount does not exceed the Borrowing

Base, (ii) no Specified Default or Event of Default shall have occurred and be continuing and (iii) the Adjusted Gross Borrowing Base is at least 110% of the Covered Debt Amount;
(d)
[reserved]; and
(e)
other payments and prepayments (other than any payment or prepayment of any Permitted Advisor Loan) so long as immediately after giving effect to such payment or prepayment, as applicable, and any Concurrent Transaction, if such payment or prepayment were deemed a “Restricted Payment” for the purposes of determining compliance with Section 6.05(d), such payment or prepayment, as applicable, would be permitted to be made under Section 6.05(d);

provided that, in the case of clause (a) above, in no event shall any Obligor be permitted to prepay or settle (whether as a result of a mandatory redemption, conversion or otherwise) any such Indebtedness if immediately after giving effect thereto and to any Concurrent Transactions, the Covered Debt Amount would exceed the Borrowing Base.

SECTION 6.13.
Outbound Investment Rules. The Borrower will not and will not permit any of its Subsidiaries to (i) engage, directly or indirectly, in any activities in violation of the Outbound Investment Rules, or (ii) knowingly (as defined in 31 C.F.R. 31 § 850.216) engage, directly or indirectly, in any activity that would cause the Administrative Agent, Collateral Agent or any Lender (x) to be in violation of the Outbound Investment Rules or (y) to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
SECTION 6.14.
Plan Assets. The Borrower shall not take any action or omit to take any action that would result in the Borrower failing to satisfy an exception under the Plan Asset Regulations which failure causes the assets of the Borrower to be deemed to constitute Plan Assets.
Article VII

Events of Default.
SECTION 7.01.
Events of Default. Until the Facility Termination Date, if any of the following events (“Events of Default”) shall occur and be continuing:
(a)
the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.05(d) on the Commitment Termination Date;
(b)
the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied (i) in the case of any interest on any Loan, LC Disbursement or any schedule fee, for a period of five (5) or more Business Days and (ii) in the case of any other amount, for a period of ten or more Business Days following delivery of notice thereof by the Administrative Agent to the Borrower;

(c)
any representation or warranty made (or deemed made pursuant to Section 4.02) by or on behalf of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished by or on behalf of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of the Borrower obtaining actual knowledge thereof or receiving notice thereof from the Administrative Agent (given at the request of any Lender); provided that, the Borrower may cure any Default or Event of Default arising solely from the delivery of any certificate or report with an inaccuracy, by delivering within three (3) Business Days of knowledge by the Borrower thereof a corrected certificate or report so long as (i) any Borrowing, sale, disposition or other action of the Borrower or any other Obligor that was taken in reliance on such certificate or report containing such inaccuracy would have also been permitted hereunder if such Borrowing, sale, disposition or other action had been taken in reliance on the corrected certificate or report and (ii) the Borrower did not have knowledge of such inaccuracy at the time such certificate or report that included such inaccuracy was delivered;
(d)
the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s existence) or Sections 5.08(a) and (b), Section 5.09 (solely with respect to a violation of applicable Sanctions) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement (other than Section 7.01 thereof) or (ii) Sections 5.01(d) and (e) or Section 5.02 and such failure under this clause (ii) shall continue unremedied for a period of five (5) or more Business Days (or, in the case of Section 5.02, a period equivalent to the cure period applicable to the underlying Default) after the earlier of the Borrower obtaining actual knowledge of such failure and that it has resulted in a Default hereunder or receiving notice thereof from the Administrative Agent (given at the request of any Lender); it being acknowledged and agreed that a failure of an Obligor to “Deliver” (as defined in the Guarantee and Security Agreement) any particular Investment to the extent required by Section 7.01 of the Guarantee and Security Agreement shall result in such Investment not being included in the Borrowing Base but shall not (in and of itself) be, or result in, a Default or an Event of Default under this clause (d);
(e)
a Borrowing Base Deficiency shall occur and continue unremedied for a period of five (5) or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan to cure such Borrowing Base Deficiency within thirty (30) Business Days (which thirty (30) Business Day period shall include the five (5) Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such thirty (30) Business Day period; provided further, such thirty (30) Business Day period shall be extended to a forty-five (45) Business Day period solely to the extent as provided in Section 2.10(c)(i) in order to cure any failure to satisfy Section 5.13(h);
(f)
the Borrower or any other Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of the Borrower obtaining actual knowledge of such failure and that it has resulted in a Default hereunder or receiving notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;
(g)
the Borrower or any of its Subsidiaries shall fail to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account (other than with respect to payments of principal) any applicable grace or cure period;
(h)
any event or condition occurs (i) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that shall continue unremedied for any applicable period of time sufficient to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to, as a result of an event of default under such Material Indebtedness, cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (for the avoidance of doubt, other than as permitted under Section 6.12 and that is not a result of a breach, default or other violation or failure in respect of such Material Indebtedness by the Borrower or any of its Subsidiaries and, after giving effect to any applicable grace or cure period); provided that this clause (h) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (2) convertible debt that becomes due as a result of a conversion or redemption event, other than as a result of an “event of default” (as defined in the documents governing such convertible Material Indebtedness), (3) for the avoidance of doubt, other Indebtedness that is included in the Covered Debt Amount to the extent of required prepayment, repurchase, redemption or defeasance effected pursuant to Section 2.10(c); (4) any Indebtedness of a Designated Subsidiary that becomes due in part as a result of a breach of an overcollateralization test or borrowing base deficiency, or a customary “change of control” put right in any indenture, or (5) in the case of clause (h)(ii), any Indebtedness of a Designated Subsidiary (x) to the extent the event or condition giving rise to the circumstances in clause (h)(ii) was not a payment or insolvency default or (y) so long as all Commitments have not been terminated and the Loans have not been declared due and payable in full, to the extent such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;
(i)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)
the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(k)
the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)
one (1) or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any combination thereof and (i) if not covered by insurance, the same shall remain undischarged for a period of sixty (60) consecutive days following the entry of such judgment during which sixty (60) day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) to enforce any such judgment;
(m)
an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(n)
a Change in Control shall occur;
(o)
[reserved];
(p)
the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments included in the Collateral Pool having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments included in the Collateral Pool, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); provided that if such default is as a result of any action of the Administrative Agent or the Collateral Agent or a failure of the Administrative Agent or the Collateral Agent to take any action within its control, then there shall be no Default or Event of Default;
(q)
except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor;

(r)
the Obligors shall at any time, without the consent of the Required Lenders, (i) modify, supplement or waive in any material respect the Investment Policies (other than any modification, supplement or waiver (x) required by any applicable law, rule or regulation or Governmental Authority or (y) not materially adverse to the rights, remedies or interests of the Lenders in the reasonable discretion of the Administrative Agent); provided that a modification, supplement or waiver shall not be deemed a modification in any material respect of the Investment Policies if the effect of such modification, supplement or waiver is that the permitted investment size of the Portfolio Investments proportionately increases as the size of the Borrower’s capital base changes, (ii) modify, supplement or waive in any material respect the Valuation Policy (other than any modification, supplement or waiver (w) required under GAAP, (x) required by any applicable law, rule or regulation or Governmental Authority, or (y) when taken as a whole is not materially adverse to the Lenders when compared to its Valuation Policy in effect as of the Effective Date), (iii) fail to comply with the Valuation Policy in any material respect, or (iv) fail to comply with the Investment Policies if such failure would reasonably be expected to result in a Material Adverse Effect, and in the case of subclauses (iii) and (iv) of this clause (r), such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of written notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower or knowledge thereof by a Financial Officer;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure of a Class of Commitments demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall promptly, but in any event within three (3) Business Days of receipt of notice, deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure of such Class as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

Article VIII

The Administrative Agent
SECTION 8.01.
The Administrative Agent.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the rights of the Borrower as expressly provided herein, the provisions of this Article are solely for the benefit of the Administrative Agent, the Valuation Agent, the Lenders, the Issuing Banks and the Collateral Agent, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Valuation Agent as its agent hereunder and authorizes the Valuation Agent to take such actions on its behalf and to exercise such powers as are delegated to the Valuation Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Valuation Agent may resign by providing not less than thirty (30) days advance written notice to the Administrative Agent and the Borrower. Upon any such notice of resignation, the Person then serving as Administrative Agent hereunder shall become the successor Valuation Agent, effective at the end of such thirty (30) day period.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Collateral Agent as the collateral agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to have all the rights and benefits hereunder and thereunder (including Section 9 of the Guarantee and Security Agreement), and to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Such Person and its Affiliates may (without having to account therefor to any other Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any of the Obligors (or any Subsidiary or other Affiliate thereof) as if it were not the Administrative Agent hereunder, and such Person and its Affiliates may accept fees and other consideration from any of the Obligors or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

Neither the Administrative Agent nor the Valuation Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Valuation Agent, (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or, as applicable, the Valuation Agent is required to exercise in writing by the Required Lenders, ~~or~~ (c) shall be required to take any action that, in its reasonable opinion or in the opinion of its counsel, will expose the Administrative Agent or the Valuation Agent, as applicable, to liability to the extent such liability is not otherwise reimbursed under the Loan Documents, or is contrary to any Loan Document or applicable law, or (d) except as expressly set forth herein and in the other Loan Documents, shall have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or Valuation Agent or any respective Affiliates in any capacity. Neither the Administrative Agent nor the Valuation Agent shall be liable to any Lender or Issuing Bank for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents~~)~~, in each case, to the extent the Administrative Agent or the Valuation Agent believes in good faith such other number or percentage of Lenders is required by this Agreement or the other Loan Documents), or in the absence of its own fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither the Administrative Agent nor the Valuation Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to any such party, as applicable, by the Borrower or a Lender, and neither the Administrative Agent nor the Valuation Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to any of the Administrative Agent or the Valuation Agent.

The Administrative Agent and the Valuation Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and the Valuation Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and the Valuation Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent and the Valuation Agent may perform any and all its duties and exercise its rights and powers by or through any one (1) or more sub-agents appointed by the Administrative Agent or the Valuation Agent, as applicable. The Administrative Agent and the Valuation Agent, as applicable, and any such sub-agent thereof may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Valuation Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Valuation Agent, as applicable. Neither the Administrative Agent nor the Valuation Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or the Valuation Agent, as applicable, acted with fraud, gross negligence or willful misconduct in the selection of such sub-agents.

The Administrative Agent may resign by providing not less than thirty (30) days advance written notice to the Lenders, the Issuing Banks and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing in consultation with the Borrower), to appoint a successor, which is not a natural person, a Defaulting Lender or a Disqualified Lender. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective at the end of such thirty (30) days period (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. Any resignation by Truist Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and a Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Each Lender agrees that it has, independently and without reliance upon any of the Administrative Agent, the Valuation Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Valuation Agent or any other Lender and based on such documents and information (including but not limited to reports, Values or otherwise provided from time to time by any Approved Third-Party Appraiser or Independent Valuation Provider or otherwise) as it shall from time to time deem appropriate, continue to make its own analysis and decisions in taking or not taking action under or based upon this Agreement and other Loan Documents to which it is a party.

Except as otherwise provided in Section 9.02(b) or Section 9.02(c) or the Security Documents, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.

Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 8.02.
Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one (1) of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one (1) or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one (1) or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (k), as applicable, of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or a Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.03.
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting the immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any other Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
(A) in the case of the immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of the immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender, Issuing Bank or Secured Party shall (and shall cause any Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.03(b).
(c)
Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment

Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic transmission system to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 9.04(b), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment, and, upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any Payment Recipient that receives funds on its respective behalf). No Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Obligor; provided that this Section 8.03 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, Section 8.03(d) and this Section 8.03(e) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or applicable Lender, Issuing Bank or Secured Party from the Borrower or any other Obligor for the purpose of making payment in respect of the Secured Obligations.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 8.03 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) (other than Unasserted Contingent Obligations) under any Loan Document.

Each of the Administrative Agent and any Lender agree that the obligations assumed by any Obligor hereunder shall be limited in all cases to such Obligor and its assets and none of the Administrative Agent, any Lender or any of their respective agents or assigns shall seek satisfaction of any such obligation from the officers, agents, employees, directors, trustees, managers, members, shareholders or partners of any such Obligor.

Article IX

Miscellaneous
SECTION 9.01.
Notices; Electronic Communications.
(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:
(i)
if to the Borrower, to it at:

Fidelity Private Credit Company LLC
245 Summer Street

Boston, Massachusetts 02210
Attn: Hadi Husain & Robert Gannon

Phone: (347) 573-7984; (617) 694-0113

Email: Hadi.husain@fmr.com; Robert.gannon@fmr.com;

HILoanOperations@fmr.com

With a copy to:

233 S. Wacker Drive, Suite 8300

Chicago, Illinois 60606

with a copy, which shall not constitute notice, to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention of Jay R. Alicandri, Esq.

Telephone No. (212) 698-3800
E-mail jay.alicandri@dechert.com

(ii)
if to the Administrative Agent, to:

Truist Bank
3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326,
Attention of Madison Waterfield
Telephone No. (908) 334-3626
with a copy to:

Truist Bank Agency Services
303 Peachtree Street, N.E., 25th Floor
Atlanta, Georgia 30308
Attention of Karen Weich
Email: agency.services@truist.com;

(iii)
if to an Issuing Bank or a Swingline Lender, to it at its address (or telecopy number or e-mail address) set forth in its Administrative Questionnaire; and
(iv)
if to any Lender, to it at its address (or telecopy number or e-mail address) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2.03 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless otherwise notified by the Administrative Agent to the Borrower, the Borrower may satisfy its obligation to deliver documents or notices to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering an electronic copy to: madison.waterfield@truist.com with a copy to agency.services@truist.com (or such other e‑mail address as provided to the Borrower in a notice from the Administrative Agent) (and the Administrative Agent shall promptly provide notice thereof to the Lenders).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

In no event shall the Administrative Agent or any Lender have any liability to the Borrower or any other Person for damages of any kind (whether in tort contract or otherwise) arising out of any transmission of communications through the internet, except in the case of direct damages, to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, fraud, willful misconduct or gross negligence of such relevant Person.

(c)
Documents to be Delivered under Sections 5.01 and 5.12(a). For so long as an Intralinks™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering either an electronic copy to: Madison.waterfield@truist.com with a copy to agency.services@truist.com (as provided in clause (b) above) or a notice identifying the website where such information is located for posting by the Administrative Agent on Intralinks™ or such equivalent website, provided that the Administrative Agent shall have no responsibility to maintain access to Intralinks™ or an equivalent website.
SECTION 9.02.
Waivers; Amendments.
(a)
No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)
Amendments to this Agreement. Except as provided in Section 2.13(b) and the definition of “Modification Offer”, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
(i)
increase the Commitment of any Lender without the written consent of such Lender,
(ii)
reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than the application of any interest accrued pursuant to Section 2.12(e) or as specifically contemplated herein), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby,
(iii)
postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby,
(iv)
change Section 2.10(e) or Section 2.17(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby or change Section 2.17(b), the definition of the term “Applicable Percentage” or the definition of the term “Applicable Revolving Percentage”, in each case, without the written consent of each Lender directly and adversely affected thereby,
(v)
change any of the provisions of this Section 9.02, the definition of the term “Required Lenders”, the definition of the term “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby,
(vi)
contractually subordinate the payment priority of the Credit Agreement Obligations (as defined in the Guarantee and Security Agreement) or contractually subordinate the Liens granted to the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, without the written consent of each Lender~~;~~, or
(vii)
add a borrower that is organized under the laws of any country other than the United States of America or any State thereof or the District of Columbia, without the written consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, (y) the consent of each Multicurrency Lender will be required for any change to the definition of “Agreed Foreign Currency” and (z) the consent of Lenders holding not less than two-thirds (2/3rds) of the Credit Exposure and unused Commitments will be required for (A) any adverse changes (from the Lenders’ perspective) affecting the provisions of this Agreement solely relating to the calculation of the Borrowing Base (excluding changes to the provisions of Section 5.12(b)(iii) or (iv), but including changes to the provisions of Section 5.12(c) and the definitions set forth in Section 5.13) unless otherwise expressly provided herein and (B) any release of material portions of the Collateral other than for fair value or as otherwise not prohibited hereunder or under the other Loan Documents.

For purposes of this Section 9.02, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In addition, whenever a waiver, amendment or modification requires the consent of a Lender “affected” thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

Anything in this Agreement to the contrary notwithstanding (x) no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver, amendment or modification as provided above; provided, however, for the avoidance of doubt, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document; (y) the Required Revolving Lenders may waive any condition precedent to an extension of credit under the Revolving Commitments (other than as required by Section 4.02) (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but no consent of any Term Lender shall be required and, for the avoidance of doubt, consent of the Required Lenders, if such group of Lenders does not include the Required Revolving Lenders, shall not be sufficient to waive any such condition precedent) and (z) any Incremental Term Lender may waive any condition precedent to an extension of credit under the applicable Incremental Term Commitments (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but no consent of any Revolving Lender or other Term Lender shall be required and, for the avoidance of doubt, consent of the Required Lenders, if such group of Lenders does not include the Required Revolving Lenders, shall not be sufficient to waive any such condition precedent).

(c)
Amendments to Security Documents. Except to the extent otherwise expressly set forth in the Guarantee and Security Agreement or the other Loan Documents, no Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens granted under the Guarantee and Security Agreement be spread to secure any additional obligations (excluding (x) the spreading of such Liens in connection with any increase in the Loans and Letters of Credit hereunder pursuant to a Commitment Increase under Section 2.08(e), (y) the spreading of such Liens in connection with any increase in any Other Secured Indebtedness or Shorter Term Secured Indebtedness permitted hereunder and (z) the spreading of such Liens to any Designated Indebtedness or Hedging Agreement Obligations (as defined in the Guarantee and Security Agreement) as provided for in the Guarantee and Security Agreement), except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders, except that no such consent shall be required, and the Administrative Agent and the Lenders hereby agree that the Collateral Agent is hereby authorized, to (1) release any Lien covering property (and to release any such guarantor) that is the subject of either (A) a Disposition of property (x) not prohibited hereunder (including, without limitation, any property subject to a participation) and (y) to the extent such Disposition of property is to an Excluded Asset, Immaterial Subsidiary or Controlled Foreign Corporation or any other Affiliate or Subsidiary of an Obligor that is not a Subsidiary Guarantor, as to which the Borrower has delivered a certificate of a Financial Officer to the Administrative Agent and the Collateral Agent certifying as to the satisfaction of any conditions applicable to such disposition under the terms of this Agreement or (B) a disposition to which the Required Lenders or the required number or percentage of Lenders have consented and (2) release from the Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) (x) to the extent such Subsidiary Guarantor is the subject of a disposition not prohibited hereunder and the Borrower has delivered a certificate of a Financial Officer to the Administrative Agent and the Collateral Agent certifying as to the satisfaction of any conditions applicable to such disposition under the terms hereof or (y) to the extent such Subsidiary Guarantor is designated as a “Designated Subsidiary”, becomes an Excluded Asset or an Immaterial Subsidiary or is otherwise no longer required to be a “Subsidiary Guarantor” (including, without limitation, because it ceases to be consolidated on the Borrower’s financial statements), so long as immediately after giving effect to any such release under this clause (2) and any Concurrent Transactions, (A) the Covered Debt Amount does not exceed the Borrowing Base, (B) no Event of Default has occurred and is continuing, (C) solely to the extent that a Disposition of all of the property of such Subsidiary Guarantor to an Excluded Asset, a Financing Subsidiary or an Immaterial Subsidiary would be subject to additional conditions pursuant to Section 6.04, such conditions have been satisfied and (D) the Borrower delivers a certificate of a Financial Officer to the Administrative Agent and the Collateral Agent certifying as to the satisfaction of the conditions set forth in the foregoing clauses (A) through (C), (3) release any Lien covering property that is the subject of a pledge in the event that (x) such pledge is permitted by Section 6.02(d), 6.02(g), 6.02(h) (including, without limitation, any property subject to a repurchase transaction) or 6.02(i) and (y) the Borrower has delivered a certificate of a Financial Officer to the Administrative Agent and the Collateral Agent certifying that any conditions set forth therein have been satisfied and (4) release any Lien covering the Equity Interests of any Obligor in any Designated Subsidiary in the event that (x) such Designated Subsidiary enters into any agreement or set of related agreements pursuant to which such Designated Subsidiary incurs Indebtedness that is not prohibited under the Loan Documents and any such agreement prohibits an Obligor from pledging its Equity Interests in such Designated Subsidiary to any Person and (y) the Borrower delivers notice to the Administrative Agent and the Collateral Agent of the occurrence of such event described in the foregoing clause (x), in each case of the foregoing clauses (1), (2), (3) and (4), (A) if no Designated Indebtedness is outstanding as of such time, automatically and with no further action from any other party and (B) otherwise, subject to any applicable requirements under Section 10.03 of the Guarantee and Security Agreement. Promptly following any release referenced in subclauses (1), (2), (3) and (4) above, so long as no Designated Indebtedness is outstanding as of such time, the Administrative Agent and the Lenders acknowledge and agree that the Collateral Agent is authorized to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to the Borrower such termination statements and releases and other documents necessary or appropriate to evidence the release of such property and/or Subsidiary Guarantor from this Agreement, the Loan Documents and each of the documents securing the obligations of the Borrower hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower. Notwithstanding anything herein or in any other Loan Document to the contrary, except for any such release or termination in connection with the Facility Termination Date, without the written consent of each Lender and each Issuing Bank, the Collateral Agent shall not (i) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (ii) release all or substantially all of the collateral security, (iii) otherwise terminate all or substantially all of the Liens under the Security Documents or (iv) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby.
(d)
Replacement of Non-Consenting Lender. If, in connection with any proposed change, waiver, amendment, consent, discharge or termination to any of the provisions of this Agreement as contemplated by this Section 9.02, the consent of one (1) or more Lenders whose consent is required for such proposed change, waiver, amendment, consent, discharge or termination is not obtained, then (so long as no Event of Default under clause (a), (b), (i), (j) or (k) of Article VII has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such non-consenting Lender or Lenders with one (1) or more replacement Lenders pursuant to Section 2.19(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge, termination or addition.

(e) If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03.
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside counsel for the Administrative Agent and its Affiliates collectively plus, if necessary, one (1) single local counsel per appropriate jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), subject to any limitation previously agreed in writing, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside legal counsel plus, if necessary, one (1) local counsel per appropriate jurisdiction plus, in the case of an actual or perceived conflict of interest where the Administrative Agent, any Issuing Bank or any Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, or separate defenses available to indemnified parties that are different from those available to other indemnified parties, one (1) additional counsel per group of affected parties), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03(a), or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges reasonably incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein limited in the case of legal expenses to the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel for the Collateral Agent. For the avoidance of doubt, the Borrower shall not be responsible for the reimbursement of any costs, fees or expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(b)(ii)(F) in excess of the IVP Supplemental Cap.
(b)
Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Valuation Agent, the Issuing Banks, the Collateral Agent, the Joint Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) outside legal counsel plus, if necessary, one (1) local counsel per appropriate jurisdiction plus, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, or separate defenses available to indemnified parties that are different from those available to the Borrower or other indemnified parties, one (1) additional counsel per group of affected parties), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (iv) any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the fraud, willful misconduct or gross negligence of such Indemnitee, (B) a claim brought against such Indemnitee for material breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction, (C) a claim arising as a result of a dispute between Indemnitees (other than (1) any dispute involving claims against the Administrative Agent, the Valuation Agent, the applicable Issuing Bank, any Joint Lead Arranger or any Lender, in each case in their respective capacities as such, and (2) claims arising out of any act or omission by the Borrower or its Affiliates), or (D) result from the settlement of any such claim, damage, loss, liability, cost or expense described above unless the Borrower has consented to such settlement (which consent shall not be unreasonably withheld or delayed (provided that nothing in this clause (D) shall restrict the right of any person to settle any claim for which it has waived its right of indemnity by the Borrower)).

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)
Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section 9.03 or any fees, costs and expenses of the Approved Third-Party Appraiser incurred pursuant to Section 5.12(b)(ii)(F) hereof in excess of the IVP Supplemental Cap for any 12-month period (provided that prior to incurring expenses in excess of the IVP Supplemental Cap for any 12-month period at any time no Event of Default shall exist), the Administrative Agent shall have afforded the Lenders an opportunity to consult with the Administrative Agent regarding such expenses), (i) each Lender severally agrees to pay to the Administrative Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, (ii) each Revolving Lender severally agrees to pay to the applicable Issuing Bank or Swingline Lender such Revolving Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.
(d)
Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party (or any Related Party to such party), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations under Section 9.03 to the extent such special, indirect consequential or punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification thereunder.
(e)
Payments. All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04.
Successors and Assigns.
(a)
Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by any Lender which is not in accordance with this Section 9.04 shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders.
(i)
Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one (1) or more assignees other than a Disqualified Lender or Remote Affiliate all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)
the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment (other than to a Disqualified Lender or Remote Affiliate) unless it has objected thereto by written notice to the Administrative Agent within ten (10) Business Days after receiving written notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing under Section 7.01(a), (b), (i), (j), or (k), any other assignee; and
(B)
the Administrative Agent and, in the case of an assignment of Revolving Commitments, the Issuing Banks and Swingline Lenders; provided that no consent of the Administrative Agent, any Issuing Bank or any Swingline Lenders shall be required for an assignment to a Lender or an Affiliate of a Lender.
(ii)
Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent;
(B)
each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender) (for which no Obligor shall be obligated);
(D)
the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent, an Administrative Questionnaire; and
(E)
any assignment by a Multicurrency Lender shall (unless the Borrower otherwise consents in writing) be made only to an assignee that has agreed to make Loans pursuant to its Multicurrency Commitment and receive payments in the Agreed Foreign Currencies for which Loans may be made at the time of such proposed assignment.
(iii)
Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 9.04 (but only to the extent such assignment or other transfer otherwise complies with the provisions of such paragraph).
(c)
Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one (1) of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent agrees to provide the Borrower with official copies of the Register upon reasonable request.
(d)
Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)
Participations. Any Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), sell participations to one (1) or more banks or other entities other than a Disqualified Lender or Remote Affiliate (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) the Borrower shall be deemed to have consented to any such participation (other than to a Disqualified Lender or Remote Affiliate) unless it has objected thereto by written notice to the Administrative Agent within ten (10) Business Days after receiving written notice thereof, (ii) no consent of the Borrower shall be required for a participation to a Lender, an Affiliate of a Lender with credit ratings at least as good as the participating Lender or, if an Event of Default under Section 7.01(a), (b), (i), (j), or (k) has occurred and is continuing, any other participant, (iii) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (v) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant. Subject to paragraph (f) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f), (g) and (h) (it being understood that the documentation required under these paragraphs shall be delivered to the participating Lender)); provided that (A) such Participant agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section and (B) such Participant shall not be entitled to receive any greater payment under Sections 2.14,

2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except (1) to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or (2) the sale of the participation to such Participant is made with the Borrower’s prior written consent; provided, further, that no Participant shall be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation granted to such Participant and such Participant shall have complied with the requirements of Section 2.16 as if such Participant is a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(e) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)
Limitations on Rights of Participants. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender and the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations. Each Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section 9.04.
(g)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(h)
No Assignments to Natural Persons, the Borrower or Affiliates. Anything in this Section 9.04 to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Loan or LC Exposure held by it hereunder to any natural person (or a holding company, investment vehicle or trust for, or owned by and operated for the primary benefit of, a natural person) or to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender or (ii) assign any interest in any Commitment, Loan or LC Exposure held by it hereunder to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment, would be a Defaulting Lender.
SECTION 9.05.
Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.
Counterparts; Integration; Effectiveness; Electronic Execution.
(a)
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)
Electronic Execution. The words “execution,” “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided further, that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09.
Governing Law; Jurisdiction; Etc.
(a)
Governing Law. This Agreement and the other Loan Documents (except, as to any other Loan Document, as expressly set forth therein) and any claim, controversy, dispute, proceeding or cause of action (whether in contract, tort or otherwise and whether at law or in equity) based upon or arising out of this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the law of the State of New York.
(b)
Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other

Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)
Waiver of Venue. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees to the extent permitted by applicable law that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER AT LAW OR IN EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
SECTION 9.11.
Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section 9.11 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due by the Borrower hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due by the Borrower to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.
SECTION 9.12.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. None of the Joint Lead Arrangers shall have any responsibility under this Agreement.
SECTION 9.13.
Treatment of Certain Information; Confidentiality.
(a)
Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one (1) or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one (1) or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section 9.13 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
(b)
Confidentiality. Each of the Administrative Agent, the Valuation Agent, the Collateral Agent, the Lenders, the Joint Lead Arrangers, the Swingline Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, insurers, advisors and other representatives who need to know such Information in connection with the transactions contemplated hereby (it being understood that (A) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as provided in this paragraph (b) and (B) it will be responsible for its Affiliates’ compliance with this paragraph), (ii) to the extent requested by any regulatory authority with competent jurisdiction over it or its Affiliates (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that, except in the case of any examination by a regulatory, self-regulatory or governmental agency, it will, to the extent permitted by applicable law, rule or regulation and reasonably practicable, use its commercially reasonable efforts to notify the Borrower of any such disclosure prior to making such disclosure, use commercially reasonable efforts to obtain confidential treatment of such information and cooperate with the Borrower, at the Borrower’s expense, to the extent the Borrower may reasonably request in seeking to resist or limit such disclosure), (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.13, to (x) any actual assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement that has been approved by the Borrower (such approval not to be unreasonably withheld) to the extent the Borrower’s consent to an assignment in or participation acquired by such Person is required pursuant to Section 9.04(b) or (e), as applicable; provided that, such Person would be permitted to be an assignee or participant pursuant to the terms hereof and such Person is not a Disqualified Lender or Remote Affiliate or (y) any actual or prospective counterparty (or any professional advisor to such counterparty) to any swap or derivative transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) with the consent of the Borrower in its sole discretion or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.13 or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Affiliates who did not acquire such information as a result of a breach of this Section or a breach of any other Person’s confidentiality obligations to the Borrower that is known by such disclosing party to be a breach of such other confidentiality obligations. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section 9.13, “Information” means all information provided by the Advisor, the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses or any portfolio investment (including Portfolio Investments and including the Value of such Portfolio Investments), other than any such information that is available to the Administrative Agent, the Valuation Agent, the Collateral Agent, any Joint Lead Arranger, any Lender, any Swingline Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Advisor, the Borrower or any of its Subsidiaries other than as a result of a disclosure in breach of this Agreement and is not actually known by it to be in breach of any other Person’s confidentiality obligations to the Borrower, provided that, in the case of information received from the Advisor, the Borrower or any of its Subsidiaries after the Effective Date, such information shall be deemed to be confidential at the time of delivery unless clearly identified therein as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws; provided that each Lender shall be responsible for its controlled Affiliates’ compliance with this Section 9.13(b).

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

For the avoidance of doubt, nothing in this Section 9.13 shall prohibit any person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 9.14.
Certain Notices. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each other Obligor that, pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each other Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Administrative Agent to identify the Obligors in accordance with the USA Patriot Act and the Beneficial Ownership Regulation.
SECTION 9.15.
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 9.16.
No Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their respective stockholders and/or their respective affiliates. Each Obligor agrees that nothing in this Agreement or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or any Joint Lead Arranger, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (ii) solely in connection therewith and solely with the process leading thereto, (x) no Lender nor any Joint Lead Arranger has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender or any Joint Lead Arranger has advised, is currently advising or will advise any Obligor, its stockholders or its affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated by the Loan Documents and the process leading thereto. Each Obligor agrees that it will not claim that any Lender or any Joint Lead Arranger has rendered advisory services hereunder of any nature or respect, or owes a fiduciary or similar duty to such Obligor, solely in connection with the transactions contemplated by the Loan Documents or the process leading thereto.
SECTION 9.17.
Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.18.
Termination. Promptly upon the Facility Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to the Borrower such termination statements and releases and other documents necessary or appropriate to evidence the release of the Borrower from this Agreement, the Loan Documents and each of the documents securing the obligations of the Borrower (and, in the case of the Facility Termination Date, with respect to each of the foregoing, the termination thereof) hereunder as the Borrower may reasonably request, all at the sale and cost and expense of the Borrower.
SECTION 9.19.
Limited Recourse. Each of the Administrative Agent, the Collateral Agent and the Lenders acknowledges and agrees that this Agreement, the Loans, the Secured Obligations, each of the other Loan Documents and the other obligations hereunder and thereunder are only recourse to the Obligors.
SECTION 9.20.
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.
SECTION 9.21.
Lender Information Reporting. The Administrative Agent shall use commercially reasonable efforts to deliver to the Borrower not later than one Business Day after the last day of each calendar month, a report summarizing in reasonable detail the amount of interest, fees and (if any) other expenses under this Agreement or the other Loan Documents accrued for the month then ended (and noting amounts paid / unpaid); provided that the failure of the Administrative Agent to deliver this report shall not excuse the Borrower from paying interest, fees and (if any) other expenses in accordance with the terms of this Agreement or the other Loan Documents.
SECTION 9.22.
Representations and Warranties of the Lenders. Each Lender represents and warrants that in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws).

[Signature Page Follows]

[Signature Pages Omitted]

EXHIBIT B

[Attached]

SHEDULE I

Commitments

Lenders	Multicurrency Commitment	Dollar Commitment	Aggregate Commitment
Truist Bank	$100,000,000	-	$100,000,000
ING Capital LLC	$100,000,000	-	$100,000,000
Sumitomo Mitsui Banking Corporation	$100,000,000	-	$100,000,000
MUFG Bank, Ltd.	$100,000,000	-	$100,000,000
PNC Bank, National Association	$100,000,000	-	$100,000,000
U.S. Bank, National Association	$50,000,000	-	$50,000,000
Canadian Imperial Bank of Commerce	-	$50,000,000	$50,000,000
Total	$550,000,000	$50,000,000	$600,000,000

SHEDULE II

Material Agreements and Liens

Part A – Material Agreements

None.

Part B – Liens

None.

SHEDULE III

[Reserved]

SHEDULE IV

Subsidiaries and Investments

Part A – Subsidiaries

Name of Subsidiary	Jurisdiction of Organization	Owner	Description of Ownership	Type of Subsidiary
Fidelity Direct Lending Fund 1 Blocker LLC	Delaware	Fidelity Private Credit Company LLC	Sole Member / 100%	Subsidiary Guarantor
Fidelity Direct Lending Fund I JSPV LLC	Delaware	Fidelity Private Credit Company LLC	Sole Member / 100%	Designated Subsidiary
FDLF CA SPE LLC	Delaware	Fidelity Private Credit Company LLC	Sole Member / 100%	Subsidiary Guarantor
Fidelity Direct Lending Tactical 1 LLC	Delaware	Fidelity Private Credit Company LLC	Sole Member / 100%	Immaterial Subsidiary
Fidelity Direct Lending Tactical 2 LLC	Delaware	Fidelity Private Credit Company LLC	Sole Member / 100%	Immaterial Subsidiary
Fidelity Direct Lending Tactical 3 LLC	Delaware	Fidelity Private Credit Company LLC	Sole Member / 100%	Immaterial Subsidiary

Part B – Investments

1.
Part A of this Schedule IV is incorporated herein by reference.
2.
Annex 3 of the Guarantee and Security Agreement is incorporated herein by reference.

SHEDULE V

Transactions with Affiliates

Any transaction pursuant to each of the following:

1.
Loan and security agreement, dated as of August 25, 2022, among Fidelity Direct Lending Fund I JSPV LLC, as borrower, the lenders party thereto, the Borrower, as portfolio manager, the lenders party thereto, State Street Bank and Trust Company, as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator and JPMorgan Chase Bank, National Association, as administrative agent (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any refinancing, refunding, renewal or extension thereof);

2.
Management agreement, dated as of August 25, 2022, between Fidelity Direct Lending Fund I JSPV LLC and the Borrower (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any renewal or extension thereof);

3.
Loan sale and contribution agreement, dated as of August 25, 2022, between Fidelity Direct Lending Fund I JSPV LLC, as purchaser, and the Borrower, as seller (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any renewal or extension thereof);

4.
Administration Agreement, dated as of March 18, 2026, between the Borrower and the Advisor (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any renewal or extension thereof);

5.
Amended and Restated Transfer Agent Agreement, dated December 1, 2024, between the Borrower and Fidelity Investments Institutional Operations Company LLC (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any renewal or extension thereof);

6.
Expense Limitation Agreement, dated as of March 18, 2026, between the Borrower and the Advisor (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any renewal or extension thereof);
7.
Placement Agent Agreement, dated as of March 11, 2024, between the Borrower and Fidelity Distributors Company LLC (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any renewal or extension thereof);

8.
Amended and Restated Administrative Agent Expense Allocation Agreement, dated February 14, 2024, between Fidelity Direct Lending LLC and the Borrower (as amended prior to the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time and including any renewal or extension thereof); and
9.
Affiliated unit holder investments in the Borrower as further described in the Borrower’s SEC filings.

SHEDULE VI

Industry Classification Group List

1.
Energy Equipment & Services
2.
Oil, Gas & Consumable Fuels
3.
Chemicals
4.
Construction Materials
5.
Containers & Packaging
6.
Metals & Mining
7.
Paper & Forest Products
8.
Aerospace & Defense
9.
Building Products
10.
Construction & Engineering
11.
Electrical Equipment
12.
Industrial Conglomerates
13.
Machinery
14.
Trading Companies & Distributors
15.
Commercial Services & Supplies
16.
Professional Services
17.
Air Freight & Logistics
18.
Passenger Airlines
19.
Marine Transportation
20.
Ground Transportation
21.
Transportation Infrastructure
22.
Automobile Components
23.
Automobiles
24.
Household Durables
25.
Leisure Products
26.
Textiles, Apparel & Luxury Goods
27.
Hotels, Restaurants & Leisure
28.
Diversified Consumer Services
29.
Distributors
30.
Broadline Retail
31.
Specialty Retail
32.
Consumer Staples Distribution & Retail
33.
Beverages
34.
Food Products
35.
Tobacco
36.
Household Products
37.
Personal Care Products
38.
Health Care Equipment & Supplies
39.
Health Care Providers & Services
40.
Health Care Technology
41.
Biotechnology
42.
Pharmaceuticals

43.
Life Sciences Tools & Services
44.
Banks
45.
Financial Services
46.
Consumer Finance
47.
Capital Markets
48.
Mortgage Real Estate Investment Trusts (REITs)
49.
Insurance
50.
IT Services
51.
Software
52.
Communications Equipment
53.
Technology Hardware, Storage & Peripherals
54.
Electronic Equipment, Instruments & Components
55.
Semiconductors & Semiconductor Equipment
56.
Diversified Telecommunication Services
57.
Wireless Telecommunication Services
58.
Media
59.
Entertainment
60.
Interactive Media & Services
61.
Electric Utilities
62.
Gas Utilities
63.
Multi-Utilities
64.
Water Utilities
65.
Independent Power and Renewable Electricity Producers
66.
Diversified REITs
67.
Industrial REITs
68.
Hotel & Resort REITs
69.
Office REITs
70.
Health Care REITs
71.
Residential REITs
72.
Retail REITs
73.
Specialized REITs
74.
Real Estate Management & Development

SHEDULE VII

Approved Dealers and Approved Pricing Services

Part A – Approved Dealers

1.
Bank of America, N.A.
2.
The Bank of Montreal
3.
The Bank of New York Mellon, N.A.
4.
The Bank of Nova Scotia
5.
Barclays Bank plc
6.
BMO Harris Bank N.A.
7.
BNP Paribas
8.
Citibank, N.A.
9.
Credit Agricole S.A.
10.
Deutsche Bank AG
11.
Goldman Sachs & Co.
12.
HSBC Bank
13.
JPMorgan Securities LLC
14.
Lloyds TSB Bank
15.
Macquarie
16.
Morgan Stanley & Co.
17.
Natixis
18.
Nomura
19.
TD Bank
20.
The Royal Bank of Scotland plc
21.
Truist
22.
Société Générale
23.
UBS AG
24.
Jefferies LLC
25.
Royal Bank of Canada
26.
Wells Fargo, National Association
27.
Antares
28.
BTIG
29.
Cantor Fitzgerald
30.
CIBC
31.
Citadel Securities
32.
Citizens
33.
Credit Suisse First Boson
34.
Fifth Third Bank
35.
Golub Capital
36.
Imperial Capital
37.
Maxim Group
38.
Mitsubishi UFJ Securities, USA
39.
Mizuho Corporate Bank
40.
Oaktree Capital Management

41.
Oppenheimer
42.
Seaport Securities
43.
SMBC
44.
Standard Chartered Bank
45.
State Street
46.
Stifel
47.
US Bank
48.
Truist
49.
ING
50.
PNC Bank, National Association

In each case, any Affiliate or legal successor of any of the foregoing shall be an Approved Dealer.

Part B – Approved Pricing Services

1.
Bloomberg
2.
ICE Data Services
3.
Loan Pricing Corp.
4.
Markit
5.
JPMorgan Pricing Direct
6.
PriceServe
7.
Refinitiv

SHEDULE VIII

Excluded Assets

None.

SCHEDULE IX

Issuing Banks

Multicurrency Issuing Banks	Letter of Credit Sublimit
Truist Bank	$12,500,000
ING Capital LLC	$12,500,000
Sumitomo Mitsui Banking	$12,500,000
Corporation PNC Bank, National Association	$12,500,000

Swingline Lenders

Multicurrency Issuing Banks	Swingline Sublimit
Truist Bank	$15,000,000
ING Capital LLC	$15,000,000
Sumitomo Mitsui Banking	$15,000,000
Corporation PNC Bank, National Association	$15,000,000

EXHIBIT C

[Attached]

ANNEX 4

PLEDGED ACCOUNTS

Deposit Accounts:

Obligor Name	SSB Account Number	SSB Account Name	Account Number (DDA)	Account Bank
Fidelity Private Credit Company LLC[1]	43CR	248O BANK LOAN	11540515	State Street Bank and Trust Company
Fidelity Private Credit Company LLC	44Z9	25N8 BANK LOAN	12504684	State Street Bank and Trust Company
FDLF CA SPE LLC	43KY	25E6 BANK LOAN	11957651	State Street Bank and Trust Company

Securities Accounts:

Obligor Name	SSB Account Number	Account Number (DDA)	Account Bank
Fidelity Private Credit Company LLC[2]	248O	11623014	State Street Bank and Trust Company
Fidelity Private Credit Company LLC	25N8	12501870	State Street Bank and Trust Company

1.
This account will be closed and automatically deemed removed from Annex 4 upon closure.
2.
This account will be closed and automatically deemed removed from Annex 4 upon closure.

FDLF CA SPE LLC	25E6	11946043	State Street Bank and Trust Company
Fidelity Direct Lending Fund 1 Blocker LLC	25FL	11977907	State Street Bank and Trust Company